                                                Filed Pursuant to Rule 424(b)(3)
                                                under the Securities Act of 1933
                                                   registration number 333-43732


THIS INFORMATION IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT DELIVER THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.


INITIAL PUBLIC OFFERING
PROSPECTUS

                                2,666,667 Units
                        [INDUSTRIALEX MANUFACTURING LOGO]

                        INDUSTRIALEX MANUFACTURING CORP.

Each unit consists of one share of common stock, $.01 par value and one common stock purchase warrant. Each warrant entitles the holder to purchase one share of common stock for two years from the close of the initial public offering at a price of $1.00 in the first year and $1.25 in the second year.

                                   ----------

          OFFERING CONTINGENT UPON LISTING ON CANADIAN VENTURE EXCHANGE

         Prior to this offering there has been no market for the common stock, the units or the warrants. Before offers to sell units are made in Canada or the United States, the shares of Industrialex common stock must have been approved for listing on the facilities of the Canadian Venture Exchange. Industrialex common stock has never been listed on any national securities exchange, and there is no present intention to list on any exchange other than the Canadian Venture Exchange.

        PARTIALLY SOLD BY THOMSON KERNAGHAN & CO. LIMITED IN CANADA ONLY

         Thomson Kernaghan & Co. Limited, Industrialex's agent, has entered into a best efforts commitment agreement to sell up to 2,000,000 of the units in this public offering to investors in Canada only at a price of $0.75 per unit. There is no minimum amount that is required to be sold in this offering. As partial consideration for acting as underwriter for the offering of units to investors in Canada, Industrialex will issue to Thomson Kernaghan & Co. Limited 125,000 units and issue a warrant to purchase up to 200,000 units. All 325,000 units are being registered pursuant to the registration statement. The offering in Canada will close no later than March 14, 2001.

                   SALES IN THE UNITED STATES BY INDUSTRIALEX

         Industrialex will sell up to 666,667 of the units in this public offering directly to investors in the United States at a price of $.75 per unit. There is no minimum amount that is required to be sold in this offering. The offering of these 666,667 units will terminate no later than March 14, 2001. Thomson Kernaghan & Co. Limited is not licensed to sell securities in the United States and is not involved in the offering of the units in the United States.

                          SALES BY SELLING STOCKHOLDERS

         Industrialex is concurrently registering 3,107,000 shares of its common stock on behalf of selling stockholders.

                                                                 TOTAL           PER UNIT
                                                               ----------        --------
Public offering price (aggregate proceeds)                     $2,000,000         $0.75
Underwriter commissions*                                       $  150,000         $0.10
Proceeds                                                       $1,850,000         $0.65

                                   ----------
* assuming the over-allotment option is not exercised.


         THE UNITS OFFERED HEREBY INVOLVE A HIGH DEGREE OF RISK. SEE "RISK FACTORS" LOCATED AT PAGES 2 TO 4.

                                   ----------


         NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THE PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                     The date of this prospectus is February___, 2001

                                TABLE OF CONTENTS

                                                                                                         PAGE
Summary.....................................................................................................1

Risk Factors................................................................................................2

Dilution....................................................................................................3

Use of Proceeds.............................................................................................4

Description of Industrialex.................................................................................5

Description of Business.....................................................................................5

Acquisitions...............................................................................................19

Management's Discussion and Analysis of
Financial Condition and Results of Operations..............................................................22

Description of Securities..................................................................................27

Stock Ownership............................................................................................30

Plan of Distribution.......................................................................................31

Directors, Senior Officers and Management..................................................................35

Certain Relationships and Related Transactions.............................................................39

Executive Compensation.....................................................................................40

Cautionary Statement Concerning
Forward-Looking Statements.................................................................................40

Dividend record and policy.................................................................................40

Experts....................................................................................................41

Legal Matters..............................................................................................41

Where You Can Find More Information........................................................................41

Index to Financial Statements.............................................................................F-1

                                     SUMMARY

BUSINESS OF INDUSTRIALEX:         Industrialex is a provider of protective
                                  coating services to various manufacturing industries. Our services include the application of chemical adhesions to four categories of products: metal, plastic, glass and printed circuit board assemblies. The chemical process that we use provides many benefits such as enhanced aesthetics and protection from hostile environments, corrosion and electrostatic discharge.

                                  Our principal office is located at 63-A S.
                                  Pratt Parkway; Longmont, Colorado 80501. The telephone number is (303) 651-6672.

OFFERING:                         The registration statement covers the
                                  following securities:

                                  o   Up to 2,000,000 units to be sold to
                                      investors in Canada pursuant to a best
                                      efforts commitment by Thomson Kernaghan &
                                      Co. Limited. Each unit consists of one
                                      share of common stock and one common stock purchase warrant that entitles the holder to purchase one share of common stock for two years from the close of the initial public offering at a price of $1.00 for the first year and $1.25 for the second year.

                                  o Up to 666,667 units to be sold directly to investors in the United States by Industrialex.

                                  o   325,000 units, 200,000 of which are
                                      issuable pursuant to warrants to be
                                      issued to Thomson Kernaghan & Co. Limited as partial consideration for acting as underwriter for the offering of up to 2,000,000 units to investors in Canada.

                                  o   3,107,000 shares of common stock
                                      underlying warrants and special warrants to be offered and sold by selling securityholders identified in a separate prospectus.

                                  Upon completion of the offering, there will be approximately 9,888,667 shares of common stock issued and outstanding. In addition, Industrialex has issued warrants pursuant to which up to 3,856,667 shares may be issued in the future.

USE OF PROCEEDS:                  If all of the units offered are sold, then the
                                  gross proceeds from this offering will be $2,000,000. The gross proceeds from the offering will be used to pay the costs of this offering, establish new manufacturing facilities, and pay off continuing payment obligations from previous acquisitions.

                                  RISK FACTORS

         An investment in Industrialex involves certain risks. Prospective investors should carefully consider the following risk factors, in addition to all of the other information in this prospectus, in determining whether to purchase shares of Industrialex stock.

OUR BUSINESS MODEL IS BASED ON ACQUIRING EXISTING COATING COMPANIES AND CONSOLIDATING, AND WE MAY FAIL TO ACHIEVE THE BENEFITS OF INTEGRATING OPERATIONS FROM ACQUIRED COMPANIES.

         Industrialex's success depends upon our ability to successfully integrate the operations of Industrialex, Broomfield Industrial Painting, Inc., Decorative & Coating Systems, Inc., Screen Tech Graphics, Inc. and future acquisitions. There can be no assurance that past or future acquisitions will increase production capacity, provide for improved economies of scale, improve gross profit margins or reduce consolidated expenses as anticipated. In addition, there can be no assurance that we will create a common interface for the overall support of the several production lines, or that we will be able to market previously separate product lines. Acquisitions also require increased capacity through installation of new automated equipment. Failure to increase capacity could inhibit our ability to grow as planned.

THE LOSS OF KEY PERSONNEL, ESPECIALLY IF WITHOUT ADVANCE NOTICE, OR THE INABILITY TO HIRE OR RETAIN QUALIFIED PERSONNEL, COULD HAVE A MATERIAL ADVERSE EFFECT UPON OUR BUSINESS, FINANCIAL CONDITION AND RESULTS OF OPERATIONS.

         Our future success depends in significant part upon the continued service of certain key management personnel. Key personnel of Industrialex include Ahmad Akrami, Michael Scott Robidart, Gary Landgren, Joseph Triolo, Jr., Stephen King, Vincent DiNapoli and Mark Trawinski. Industrialex has entered into employment agreements with all key personnel. All of the agreements contain confidentiality provisions that are unrestricted as to time, and non-competition and non-solicitation provisions.

         Competition for such personnel is particularly intense in the coating industry, and there can be no assurance that Industrialex can retain its key personnel or that it can attract, assimilate or retain other highly qualified personnel in the future.

WE RELY ON SALES TO A SMALL NUMBER OF CUSTOMERS, THE LOSS OF ANY ONE OF WHICH COULD HAVE AN ADVERSE IMPACT ON REVENUES.

         We derive a substantial portion of our revenue from a limited number of customers, the loss of any one of which could adversely impact our operations. For the nine months ended September 30, 2000, the five largest customers of Industrialex and its subsidiaries represented 31% of total revenues. We anticipate that our operating results will continue to depend on sales to a relatively small number of customers. None of our current customers has any minimum purchase obligations, and they may stop placing orders with us at any time, regardless of any forecast they may have previously provided.

EVEN WITH THE PROCEEDS FROM THIS OFFERING, WE MAY NOT HAVE SUFFICIENT FUNDS TO COVER NECESSARY EXPENSES.

         There can be no assurance that cash flow from operations together with working capital and net proceeds from this offering will be sufficient to fully fund the planned expansion of our operations. If necessary, we may seek additional funds through equity or debt financing. There can be no assurance that additional financing will be available when needed or on terms acceptable to us. If adequate funds are not available, we may need to delay or cancel planned acquisitions or expansion of operations.

THE POTENTIAL SUPPLY OF MARKETABLE SHARES FOR IMMEDIATE SALE MAY ADVERSELY IMPACT THE MARKET PRICE OF THE SHARES.

         Concurrently with the registration of the units and shares offered under this prospectus, Industrialex has registered under the U.S. securities laws 3,107,000 shares of its common stock that are presently owned by our stockholders, or that underlie special warrants. If a significant portion of those shares are offered for sale within a short period of time, the price of the shares in the market would likely decline. As of the date of this prospectus, we have not yet issued any of the shares underlying special warrants. If the supply substantially exceeds the demand, it might become impossible to find buyers for all the units that are being offered, which would likely further depress the price and, perhaps, make it impossible for you to sell all of your shares as quickly as you may desire. In addition, the Selling Securityholders are offering almost as many shares at the market price as we are trying to sell at a fixed price. As a result, we may have difficulty selling the units, because the Selling Securityholders may sell shares at a price that is below the unit price.

WE OWE $1,310,000 ON PROMISSORY NOTES GIVEN TO THE FORMER OWNERS OF TWO BUSINESSES ACQUIRED BY THE COMPANY WHICH ARE PAST DUE.

         We gave a promissory note for $700,000 to the former owners of Screen Tech Graphics, Inc., and a note for $610,000 to the former owners of Decorative & Coating Systems, Inc. upon acquisition of the stock of those companies. The promissory notes are secured by the shares of the acquired companies and are currently past due. The notes are to be repaid from proceeds of the offering but unless the entire $2,000,000 offering is sold the proceeds will not be sufficient to completely pay such notes. In that event the Company would seek an extension of time to pay the unpaid balances to the noteholders. Although the noteholders have not, to date, demanded payment, they may be unwilling to agree to an extension and might seek to foreclose on the stock that is pledged as security for the notes.

                                    DILUTION

         The following sets forth the dilution per share as of December 31, 2000 after giving effect to this offering.

Effective price of shares of common stock offered hereunder:                                               $   0.75
Pro forma combined net tangible book value per share before the offering:                       (0.016)
Increase in pro forma combined net tangible book value per share attributable to
the offering:                                                                                    0.165
Pro forma combined net tangible book value after the offering:                                                0.149
                                                                                                           --------
Dilution to investor:                                                                                         0.601
Dilution to investor (as a percentage):                                                                       60.10%

         The following sets forth the dilution per share as of December 31, 2000 after giving effect to this offering and the exercise of all special warrants that have been issued in the private placement and business acquisitions.

Effective price of common stock offered hereunder:                                                         $   0.75
Pro forma combined net tangible book value per share assuming exercise of all
special warrants prior to the offering:                                                        ($  0.008)
Increase in pro forma net tangible book value per share attributable to the offering:           $  0.100
Pro forma combined net tangible book value after the offering:                                  $  0.092   $  0.092
                                                                                                           --------
Dilution to investor:                                                                                      $  0.658
Dilution to investor (as a percentage):                                                                        65.8%

                                 USE OF PROCEEDS

         The gross proceeds from this offering in both Canada and the United States will be up to $2,000,000, assuming the over-allotment option is not exercised. From these proceeds, Industrialex will pay an aggregate commission of $150,000 to Thomson Kernaghan for sales of units in Canada. After deducting the commission and prior expenses of the offering, the net proceeds from this offering will be $1,850,000. The gross proceeds from the offering will be used as follows if 100%, 75% or 50% of the maximum offering is sold:

                                                       100%               75%                50%
                                                    ----------         ----------         ----------
Funds available:                                    $2,000,000         $1,500,000         $1,000,000
                                                    ==========         ==========         ==========
Proposed uses:
         Additional costs of this offering:
                 Legal fees                         $  162,000         $  162,000         $  162,000
                 Accounting fees                       150,000            150,000            150,000
                 Printing                               10,000             10,000             10,000
                           Other                        28,000             28,000             28,000
Agent's work fee                                        18,000             18,000             18,000
Agent's commission                                     150,000            100,000             50,000
Agent's special warrant fee                             50,000             50,000             50,000
Cost of setting up new facility                        122,000
Note Payable for Decorative acquisition                700,000            524,733            284,275
Note Payable for Screen Tech acquisition               610,000            457,267            247,725
                                                    ----------         ----------         ----------
                                                    $2,000,000         $1,500,000         $1,000,000
                                                    ==========         ==========         ==========

         If Thomson Kernaghan exercises its option to solicit and accept subscriptions for up to 300,000 additional units at a price of $0.75 per unit, we will receive additional gross proceeds of up to $225,000 and pay an aggregate commission of up to $22,500. The net proceeds from any exercise of the over-allotment exercise will be applied pro rata to repayment of Notes Payable for the Decorative and Screen Tech acquisitions.

         If Thomson Kernaghan exercises its warrant to purchase up to 200,000 units at a price of $0.75 per unit, Industrialex will receive additional proceeds of up to $150,000. In addition, if Thomson Kernaghan exercises the warrants included in each unit issued as the corporate finance fee and the lead agent warrant, then we will receive additional proceeds of up to $325,000 if the warrants are exercised during the first year following the date of this offering and up to $406,250 if the warrants are exercised during the second year following the date of this offering. If Thomson Kernaghan exercises these warrants, the proceeds will also be added to Industrialex's working capital. Management intends to invest the net proceeds in money market funds until such time as those proceeds are required for the uses discussed above.

         If the holders of the warrants included in each unit sold in this offering exercise the warrants, Industrialex will receive additional proceeds of up to $2,666,667 if the warrants are exercised during the first year following the date of this offering and $3,333,334 if the warrants are exercised during the second year following the date of this offering which will also be added to Industrialex's working capital.

                           DESCRIPTION OF INDUSTRIALEX

         Industrial Services LLC was formed under the laws of the State of Colorado on September 23, 1994. In 1997 it changed its name to Industrialex Manufacturing LLC. On December 30, 1999, New Industrial Manufacturing Corp. was formed under the laws of the State of Colorado for the purpose of acquiring Industrial Manufacturing LLC. On January 19, 2000 Industrial Manufacturing LLC was merged into New Industrial Manufacturing Corp. and New Industrial Manufacturing Corp. changed its name to Industrialex Manufacturing Corp.

         Our principal office is located at 63-A S. Pratt Parkway, Longmont, Colorado 80501. The telephone number is (303) 651-6672.


                             DESCRIPTION OF BUSINESS

INTRODUCTION

         In recent years, the outsourced manufacturing or contract manufacturing industry has witnessed tremendous growth as product manufacturers move to transfer their manufacturing requirements to outside companies in order to concentrate their efforts on their core business. Technology companies are focusing their efforts on developing and marketing their products and contract with other companies to manufacture their products. This trend has created a multi-billion dollar a year market opportunity. Several major telecommunications companies, including Lucent Technologies Inc., Motorola Inc. and Nortel Networks Corp. have recently announced dramatic increases in outsourcing their manufacturing process. These telecom companies join the ranks of other big electronics and computer system and component makers that have already realized that letting another company assemble their products is an excellent way to keep costs under control and margins high.

         Products with protective coated materials have become commonplace and range from metal lawn furniture to computers to cell phones. Major markets for coatings include motor vehicles, appliances, furniture, industrial equipment, consumer goods and electronics.

         Protective coating is one step in the manufacturing of components in the contract manufacturing industry, all of which require 24 hour to 48 hour turn-around. In describing the electronics manufacturing services industry in the October 25, 1999 issue of Fortune Magazine, Jim Savage, an analyst at Thomas Weisel, stated that "what was a $90 billion industry in 1998 will be a $200 billion by 2001." Based on management's estimate that 1% of the cost of manufacturing of a product is the cost of protective coating, we estimate that the market for protective coating services could grow from $900 million in 1998 to $2.0 billion by 2001. Industrialex already provides protective coating services of conformal coating, shielding, powder coating, liquid painting and is planning to combine these operations under one automated plant in order to avoid capacity restraints of the various existing smaller facilities.

         Industrialex is a provider of protective coating services to a broad range of companies in the manufacturing industry. Our services include conformal coating, shielding, powder coating, liquid painting and screen printing. The specific markets served by Industrialex include the following:

         o       high technology,

         o       medical,

         o       aerospace,

         o       defense,

         o       consumer electronics,

         o       data storage,

         o       semiconductor

         o       transportation, and

         o       general manufactured goods.

         Our services include the application of chemical adhesions to four categories of general products:

         o       metal,

         o       plastic,

         o       glass, and

         o       printed circuit board assemblies.

         These various adhesion processes provide many benefits including enhanced general aesthetics and protection from a hostile environment, corrosion, and electrostatic discharge. Management believes there are approximately 14 private companies in the coating sector comparable to Industrialex in Colorado, ranging in size up to $2,000,000 in annual gross sales.

         Industrialex began operations in Longmont, Colorado, initially focusing on the provision of conformal coating applications, primarily using silicon, for painted circuit board assemblies. These services were subsequently expanded to provide potting and electro-magnetic interference/radio frequency interference shielding applications of painted circuit board assemblies. Electro-magnetic interference/radio frequency interference shieldings are designed to be conductive and maintain conductivity and to protect internal and external sources from the emissions of electromagnetic interference and radio frequency interference. In 1997, Industrialex expanded its conformal coating applications to include using urethane and acrylic by opening a facility in Mead, Colorado. In addition to providing a full spectrum of coating applications for painted circuit board assembly products, the Mead facility was equipped to provide powder coating services for metal products.

         On April 4, 2000, Industrialex acquired Broomfield Industrial Painting, Inc., located in Westminster, Colorado. Founded in 1983, Broomfield has been in the business of providing industrial finishing to metal products for the high technology, medical and aerospace industries, utilizing liquid paint and powder coating applications. As a result of this acquisition, our service offering expanded into liquid painting of metal and plastic products. In 1999, Broomfield generated sales of approximately $993,000.

         On May 1, 2000, Industrialex acquired Decorative & Coating Systems, Inc., located in Denver, Colorado. Founded in 1976, Decorative was the first company to provide powder coating services in the State of Colorado. As a result of this acquisition, Industrialex's service offering of powder coating applications for metal products were significantly enhanced. In 1999, Decorative generated sales of approximately $1,353,000.

         On July 17, 2000, Industrialex acquired Screen Tech Graphics, Inc., located in Colorado Springs. Founded in 1976, management believes that Screen Tech is one of the largest providers of powder coating, liquid painting and screen printing services in southern Colorado. As a result of this acquisition, Industrialex expanded its services into the southern region of Colorado. In 1999, Screen Tech generated sales of approximately $1,899,000.

OVERVIEW OF OPERATIONS

         The specific coating services required by our customers will vary depending upon the nature of the product to be coated and the environment within which that product will be used. The following table demonstrates the specific application for each segment provided by Industrialex and each of its subsidiaries:


                            Metal and Plastic Products              Painted Circuit Board Assembly Products
                        ---------------------------------       ------------------------------------------------
                         Screen
                        Printing       Powder       Paint       Urethane      Potting     Silicon      Shielding
                        --------       ------       -----       --------      -------     -------      ---------
Industrialex                                                        X            X           X             X
Broomfield                               X            X
Decorative                               X            X
Screen Tech                 X            X            X

         We currently operate out of four facilities, all located in Colorado. These facilities are equipped with a total of 15 coating chambers. Three of the facilities are located in northern Colorado and one facility is located in southern Colorado. These facilities range in size from 6,500 square feet to 16,000 square feet of production space. Currently, the combined facilities employ 106 personnel. Each facility is managed by a general manager who oversees day-to-day operations.

         Our operations must comply with federal, state and local environmental controls on the storage, handling, discharge and disposal of chemicals and gases used in the manufacturing process. Industrialex holds permits from the Colorado State Air Pollution Control Division and various wastewater treatment entities. All of our facilities meet electro static discharge and United States Occupational Safety and Health Administration requirements and their personnel have been internally certified for operational procedures, quality standards, document control and safety.

         One of the key factors in our success is that our operations have the ability to provide 24 hour to 48 hour turn-around with high quality and customer service while maintaining competitive pricing. To maintain such quality and customer service, we have refined our processes, requiring three coating chambers dedicated to conformal coating, seven coating chambers dedicated to powder coating and five chambers dedicated to liquid paint. This allows for reduction of cross contamination among different coating applications.

         The general process that each facility undergoes in the application of its coating process for metal and plastic products is as follows:

         1. Products are received at the facilities where they are prepared for placement into the specialized chemical washing equipment.

         2. After drying, critical areas that do not require coating are masked, and the part is placed on specially designed fixtures for entry into the coating chambers.

         3. Custom designed spray guns apply the coating material to the surface of the part.

         4. Once the parts are coated, they are placed into a heating oven. Heat ensures proper adhesion of chemicals onto the surface of the part and promotes drying.

         5. At the final stage of the process, the masking is removed and coated parts are inspected for quality purposes. All inspected parts are packaged and shipped to the customer.

         We plan to capitalize on the well-recognized names of acquired subsidiaries and on the brand recognition that each subsidiary has developed. We propose to utilize that brand recognition to establish a "brands and standards" for the coating industry as part of its overall strategy to roll up several of its local competitors. The first phase of the strategy started with the acquisitions of Broomfield, Decorative and Screen Tech. We plan to consolidate the operations of Broomfield, Decorative and Screen Tech into two facilities. One facility, with approximately 70,000 square feet, will be based in northern Colorado. The second facility, previously operated by Screen Tech, has approximately 16,000 square feet and is based in southern Colorado. These facilities will be equipped with state-of-the-art automation technologies to provide highly efficient processes with flexibility to switch among product lines while providing cost effective high volume throughout production capabilities. Management anticipates that these automated facilities, together with economies of scale, will provide savings in usage of chemicals and manpower.

                                  [FLOWCHART]

THE COATING PROCESSES

CONFORMAL COATING:

         Conformal coatings of printed circuit board assemblies function as a dielectric insulator, providing a durable barrier against environmental contaminants and moisture over a wide temperature and humidity range. Conformal coatings also act as shock and vibration absorbers, thus protecting the final product from possible damage. Coating types include silicone, acrylic, epoxy resin and urethane.

         The process of conformal coating normally begins with masking of critical areas of the board. Circuit boards are carefully masked, leaving only the desired coating area exposed. Coatings are then applied either by spraying the board surface, brushing, or by dipping the boards directly into the coating material. Each process offers a system for precisely coating the boards to the exact specifications.

ACRYLIC COATING

         Acrylic coating is a clear, tough coating that protects printed circuit boards against moisture, corrosion, thermal shock and static discharge. It also protects and insulates electrical and electronic components and assemblies, including generators, motors, transformers, relays, and solenoid coils.

EPOXY COATING

         Epoxy coating is a non-porous, water and chemical resistant material that contains a form of nylon material. It is normally black in color, is non-conductive and is therefore suitable for electrical insulation.

URETHANE COATINGS

         Urethane provides excellent dielectric properties. It is also used to protect coated parts from moisture and other harsh environmental elements.

SILICONE COATING

         Silicone is a clear, durable material that protects printed circuit boards against moisture, corrosion, thermal shock and static discharge. Silicone becomes flexible at temperatures ranging from -65C to +200C. Silicone dries within minutes and cures at room temperature in 4 to 12 hours. Silicone illumines under ultra violet light source which makes it an ideal agent for quality control inspection because one can then determine proper application to the product.

ENCAPSULATION/POTTING:

         The encapsulation process, also known as "potting," involves submerging an assembly into resin and allowing the resin to harden. Encapsulation provides effective resistance and environmental protection against humidity, while acting as an insulator against shock and vibration. It also works effectively in maintaining the security of the printed circuit board assembly design by preventing third parties from accessing the printed circuit board assembly without destroying the encapsulated technology. Encapsulation is used in a variety of electro-mechanical applications including automotive, ballasts, relays, mold making, high voltage power supplies, solenoids, batteries, switches, circuit breakers, transformers, medical equipment and other devices.

POWDER COATING:

         Powder coating has become the fastest growing finishing technology and according to a U.S. Department of Commerce report released in February 2000 currently represents over 10 percent of the total industrial finishing market. Powder coating is a dry finishing process, using finely ground particles of pigment and resin that are electrostatically charged and sprayed onto the part to be coated. The parts to be coated are electrically grounded so that the charged powder particles projected at them adhere to the parts and are held there until melted and fused into a smooth coating in the curing oven. The result is a uniform, durable, high quality finish. Because of the unique process of powder coating, many problems and issues inherent in liquid finishing are eliminated or minimized.

         Powder coating contains no solvents and emits negligible, if any, polluting volatile organic compounds into the atmosphere. Exhaust air from the coating booth can be safely returned to the coating room, and less oven air is exhausted to the outside, making the powder coating process a safer and cleaner finishing alternative. In addition, since powder coating uses a dry powder, up to 98% of powder coating over spray can be retrieved and reused with proper recycling units. The unused powder is reclaimed by a recovery unit and recirculated through the system. The waste that results is negligible, and can be disposed of easily and economically with United States Environmental Protection Agency certified disposal facilities.

         There are two basic types of powder, indoor and outdoor. Most outdoor powders are polyester and most indoor powders are epoxy. Powders come in a rainbow of colors, glosses and textures. Powder coatings provide a wide range of performance properties, offering excellent resistance to heat, corrosion, impact, abrasion, fading from sunlight, and extreme weather.

LIQUID PAINTING:

         Liquid painting, also known as liquid coating, uses polyurethane, bake enamels, water based paints, and conductive coatings. These environmentally compliant coating materials were developed in response to limitations recently placed on the emission of volatile organic compounds in certain areas of the United States. Volatile organic compounds are toxic gases that are harmful to the environment.

         Even as the demand for powder coatings increases, there exists a need for liquid coatings. Certain cosmetic requirements can only be achieved through the application of liquid coatings as well as the application of conductive coatings on plastics requiring electro-magnetic interference/radio frequency interference. Most government and military specifications refer to liquid coatings. Even though powder coating is superior to most liquids, industrial coating manufacturers have produced materials that stand up to highly abrasive chemicals and solvents, making them a continued desirable coating in many original equipment manufacturer product lines.

ELECTRO-MAGNETIC INTERFERENCE/RADIO FREQUENCY INTERFERENCE SHIELDING:

         This process involves the application of conductive shielding materials. Through reflection and/or absorption, these materials effectively reduce electro-magnetic interference/radio frequency interference emitted by certain printed circuit board assembly based products used primarily in the telecommunications industry. We supply several chemical materials that meet a wide range of specifications.

SCREEN PRINTING:

         Our screen printing capability includes in-house screen fabrications, computerized art department and darkrooms. These capacities allow us to manufacture custom labeling and to print directly onto customer-supplied substrates. Applications include polycarbonate overlays, foil labels, aluminum nameplates, decals/bumper stickers, panels, chassis, die cutting and art and screen fabrication.

         All of our coating processes must comply with federal, state and local regulations that impose various environmental controls on the storage, handling, discharge and disposal of chemicals and gases. There can be no guarantee that new environmental laws will not be imposed which will have an adverse impact on our manufacturing process and ability to compete effectively.

THE MARKET FOR THE PRODUCTS

         Protective coating is one step in the manufacturing of components in the outsourced manufacturing services industry. In describing the electronics manufacturing services industry in an article in Fortune Magazine published October 25, 1999, Jim Savage, an analyst at Thomas Weisel, suggested that "what was a $90 billion industry in 1998 will be a $200 billion industry by 2001." Based on management's estimate that 1% of the cost of manufacturing a product is the cost of protective coating, the Company estimates that the market for its protective coating services could grow from $900 million in 1998 to $2.0 billion by 2001. According to a U.S. Department of Commerce report released in February 2000, "In 1998, total manufacturers' shipments of paint and allied products amounted to $17.2 billion, an increase of 4.2% from 1997 shipments of $16.5 billion." The fastest growing segment of this market is powder coatings. The same report states that "shipments of powder coatings increased 13.4% to $669.7 million in 1998 from $590.5 million in 1997."

THE COATING INDUSTRY

         The coating industry in the United States is divided into several major categories including product coating for original equipment manufacturers, architectural coatings, special purpose coatings and miscellaneous allied paint products. The segment of the market that applies to our business is the product coatings market. All paint and coatings that are designed for use by the original equipment manufacturers of industrial and consumer goods are called OEM product coatings. According to reports published in the December 1998 issue of Paint & Powder Magazine, "OEM's and their custom coater suppliers represent one of the largest customer groups for the paint and coating industry, consuming 37% of all coatings shipped in 1998." According to another published report by Frost & Sullivan in the October 1999 issue of World Powder Coating Markets, "In 1998, the world powder coating markets reached $3.76 billion in revenues and is expected to continue growing." One universal possibility is expansion into new end-user markets such as engineered wood furniture. The growing need for environmental compliance, combined with proven lower application costs, will help forge new powder coating markets, such as wood substrates coating, according to reports in the October 1999 issue of World Powder Coating Markets.


         Liquid and powder coatings are frequently positioned as competitive products. Like their liquid counterparts, powder coatings can serve both protective and decorative functions. They are applied to many types of manufactured goods, furniture, appliances, automotive parts and electronic components. According to an August 1995 report published by National Paint & Coatings Association, "Liquid technologies will continue to dominate in areas where the coating is field-applied and heat curing is not feasible. Areas where powder technology may increase its presence are those where the coating process can be very tightly controlled." We provide both powder and liquid paint applications. The following tables demonstrate the usage of OEM product coatings by type of coating and by industry.

                 OEM Product Coatings Usage by Type of Coating

                                  [PIE CHART]

                      THE MARKET FOR OEM PRODUCT COATINGS

                                  [PIE CHART]

PARTNERSHIPS

         Partnerships amongst coating companies are becoming more common and demonstrate a growing effort in the industry to form teams to solve customer problems. Although we have no immediate plans or agreements to do so, management will consider developing partnership arrangements, where appropriate, provided that the focus is on establishing cooperative efforts with our equipment suppliers. Pittsburg Paint and Glass, for example, recently formed an alliance with Advanced Robotic Technologies, Inc. to integrate coatings and application technology. Similarly, DuPont Powder Coatings is working with Thermal Innovations Ltd. and TRI Innovations, AB, a Swedish manufacturer of a UV-curing system, to develop a new powder coating line for MDF Systems, Ltd. in the United Kingdom for wood finishing applications.

         In order to capitalize on what management estimates to be a $2.0 billion market opportunity in the United States, we will position our marketing efforts as a provider of a full range of coating offerings. Specifically these offering include conformal coating of printed circuit board assemblies, powder coating of metal, plastic and glass products, and liquid painting of metal based products.

MARKETS

         The industrial coating market is defined by the categories of products it services. The major product categories include metal, plastic, glass and printed circuit board assemblies, which are manufactured by companies in the following industries: electronic manufacturing, general manufactured goods, aerospace, transportation and medical devices. We are able to provide a full range of coating services. These services are defined as:

         o        conformal coating utilizing silicone or arethane,

         o potting/encapsulation and electro-magnetic interference/radio frequency interference shielding for printed circuit board assemblies,

         o powder coating and liquid painting of metal, plastic and glass, and

         o        screen printing of metal and plastic products.

         Our business is currently divided into two major categories: short production runs and long productions runs. A short production run is characterized by 24 - 48 hour turnaround of unique production runs to the customer. A long production run is characterized by repetitive production runs of the same product based on prescheduled time of receiving the orders and delivery. Short production runs provide approximately 70% of total revenue whereas long production runs provide approximately 20%.

         The requirements of our customers are generally met either through short-term purchase orders or long-term contracts. The short-term purchase orders are serviced in an efficient and cost effective manner because of our ability to perform on a short runs basis where providing 24 to 48 hour turnaround is essential. Industrialex's operating subsidiaries are set up with the facilities, tooling and processes that provide such turnaround. Our powder coating and liquid paint service offerings are primarily provided in such business setting and operations.

         Long-term contracts are typically established with original equipment manufacturers where production runs are predictable and can be designed with production control systems. The Longmont facility is equipped with class A chambers, where we can provide clean, dust free isolated coating environments which are the prime requirements of printed circuit board assemblies products. Conformal coating, potting/encapsulation and shielding of printed circuit boards are primarily coated in this type of facility.

         The business strategy calls for changing the current ratio between short runs business and long runs business so as to establish long runs as the primary revenue generator. To achieve this goal, we plan to establish an integrated, state-of-the-art automated factory. This facility will consolidate the operations of current subsidiaries and is being designed to provide maximum efficiency in the coating processes.

         In Colorado, we have over 180 customers. Major customers include SMTC Manufacturing Corp., EPOCS Corp., CEH Corp. and Cobe Laboratories, Inc.

THE MARKETING PLAN

         Our goal is to become a leading provider of a full spectrum of coating applications for the manufacturing industry. We will grow the business regionally in two phases. Phase one will be in the Colorado region and phase two will encompass all of North America. During phase one, we will establish three facilities in the Colorado region. These facilities will integrate the operations of the acquired companies and will be replicated and rolled out throughout the subsequent phases. Management expects to begin phase two in the year 2001.

         To accomplish these goals, our sales and marketing plans will focus on establishing two areas that management believes are lacking in today's protective coating services industry. One is the establishment of a brand and the second is the establishment of a standard. To achieve this, we will attempt to leverage relationships with customers to secure long-term contracts for our base business. We also plan to utilize the internet in establishing a direct line of communication and commerce with the original manufacturers. Such tools will be utilized to provide proposals and quotes directly to the customers.

         Our base business has traditionally been established through long-term relationships and our reputation in the region. We plan to utilize a direct sales approach to grow its business by developing new customers and finding new opportunities. Currently, there are two full time sales persons covering customers in the Colorado region. In order to develop new business, we plan to utilize additional sales personnel. Sales strategy will be based on developing key account relationships where Industrialex is involved at the very early part of the customers' product design so that coating specifications are established at the beginning of the product cycle. In the process of establishing such key accounts, we plan to establish high executive level relationships with the customers' management.

         Once phase 1 of the roll-up has been completed, management expects that our state-of-the-art Colorado facility will be among the largest, most advanced and efficient protective coating operation in the region. By utilizing a direct sales force and leveraging its operational efficiencies, combined with the creation of a strong brand identity program, management expects to establish long-term contracts with ongoing long-term revenue streams.

THE RESEARCH AND DEVELOPMENT PLAN

         Industrialex utilizes advanced technologies in two primary areas; the application of chemicals on product and the utilization of advanced process equipment in its coating operations. Our longstanding relationships with the manufacturers of chemicals allow for access to the latest advancements in chemical materials. We do not expend any capital in research and development activities. We will work with customers who wish to experiment with the application of specific chemical materials on unique products, however, this type of research and development on new products is customer driven and is funded by the customer. Industrialex is working with its customers in experimenting with applying powder coating chemicals on glass, wood and different grade steel products. Effective utilization of these applications may create a growth opportunity in segments that can use such coatings.

         Industrialex experiments with advanced equipment for use in its coating operations. Such equipment coupled with internally engineered fixtures and mechanization improves efficiency, reduction of chemical usage and overall cost effectiveness of its processes.

THE SYNERGIES

         The synergies among Industrialex and each of its subsidiaries can be demonstrated in four categories, as follows:

PRODUCT OFFERINGS

         With the combined entities, we expect to offer a full spectrum of coating applications to customers in Colorado. Our primary expertise is in conformal coating, potting and electro-magnetic interference/radio frequency interference shielding of printed circuit board assemblies. Broomfield's primary offering is liquid paint for industrial applications of metal products. Decorative's primary expertise is powder coating of metal and plastic products. Screen Tech offers liquid paint, powder coating and screen printing for customers in the southern region of Colorado area.

         The coating industry is characterized by a consistent flow of new, improved chemical applications that render existing coating products obsolete. There can be no assurance that we will be able to convert our processes quickly enough to take advantage of such new chemical applications and market these products.

ECONOMIES OF SCALE

         Management expects that the combined entities will be able to generate larger purchasing power in materials procurement, thus being able to gain favorable pricing from materials suppliers. The gross profit margin can also increase as a result of sharing of personnel. Each acquired company currently utilizes separate accounting systems, purchasing, and human resource and benefits functions. The expenses can be minimized by combining administration, accounting and general management.

MARKET EXPANSION

         The combined companies will utilize a common marketing and sales organization with the goal of expanding the base business and growing the new business. The key account sales process will attempt to establish new customers with long-term relationships. The cohesive marketing plan will focus heavily on the creation of a brand and standard for our products and services. As a result, management believes we can grow the sales more effectively as a combined entity.

OPERATIONS

         Currently, Industrialex operates out of four facilities located in Longmont, Denver, Westminster and Colorado Springs. We propose to integrate operations into three facilities by April 2001 when we will occupy a new facility of approximately 70,000 square feet in the Denver Metro Area. This new facility will utilize advanced automated production systems and will also serve as the Company's new headquarters. The current businesses of Decorative and Broomfield will be moved and integrated into this new facility. The Screen Tech facility in Colorado Springs, which is approximately 16,000 square feet, will remain as the major base in southern Colorado region. The Longmont facility, which is approximately 6,500 square feet, will remain in place to focus on providing silicone based conformal coating. Prior to the integration of operations, we will continue to service customers from the four existing facilities. This approach will allow us to maximize plant capacity, which is restricted by the amount of oven capacity of the combined entities. The goal of the integration is to increase economies of scale and to garner additional sales as a result of an expansion of services not possible by the current facilities, operating separately.

BUSINESS OBJECTIVES AND MILESTONES

         Management plans to focus on Colorado as a model for a national roll-up plan. The market size for protective coating services in Colorado is estimated by management to be approximately $40 million annually. Management believes there are approximately 14 private companies providing protective coating service to manufacturing industries in Colorado. Industrialex's plans call for a consolidation of five coating service companies, of which three have already been acquired, during the first phase of its 18 month roll-up in Colorado. Management estimates that once the consolidation is completed it will have captured a significant share of the market in Colorado.

         With funds from this offering and cash on hand, if any, management hopes to accomplish the following business objectives within the 12-month period following the completion of this offering:

         1. Integrate the operations of Industrialex and the following acquired companies:

                  (a)      Broomfield (which was acquired on April 4, 2000);

                  (b)      Decorative (which was acquired on May 1, 2000);  and

                  (c)      Screen Tech (which was acquired on July 17, 2000).

                  and complete all matters associated with the acquisitions, including payment of any amounts owing pursuant to the acquisitions

         2. Acquire two additional coating companies. We have been approached by coating companies but have deferred further discussions until this offering is complete.

         3. Open a new 70,000 square foot facility for the integration of Broomfield and Decorative and future acquisitions.

         During the 12-month period following the completion of the offering, management would like to complete the consolidation of the coating services industry in Colorado. We have allocated $1.37 million to pursue this objective. In order to attain this objective, we would have to meet the following milestones:

         o Pay off $700,000 of acquisition debt for the Decorative acquisition by December 31, 2000.

         o Pay off $610,000 of acquisition debt for the Screen Tech acquisition by December 31, 2000.


         o Have $122,000 to be spent between December 2000 and April 2001 for the establishment of the new facility.


COMPETITION

         There are both competing technologies and competing companies in the protective coating services industry. Our strategy calls for being an effective consolidator in the industry. To be an effective consolidator, we must strive to be the first to identify and use new materials in chemicals and advanced application techniques.

         We do not propose to engage in research and development or to incur expenses associated with new product development. Instead, we will focus on developing and strengthening our current competitive advantage, which is breadth of knowledge in the coating process. Because management believes we have better knowledge of the coating process than our competitors and can use that knowledge to generate economies of scale and shorter turn around times, Industrialex can compete with other companies on the basis of price and customer services.

         Our competition within the Colorado market consists of companies that compete in our business segment or that provide the same full complement of services. Management believes these companies range in size up to $2.0 million in annual revenues and include the following:

         o        Ameratech, Inc.

         o        A & T Powder Coating

         o        Applied Plastic Coatings Inc.

         o        Denver Bumper Works, Inc.

         o        Environmental Powder Coatings

         o        Foothills Powder Coating, Inc.

         o        Lincoln Plating Co.

         o        Powder Coating Specialities Inc.

         o        Sons' Powdercoating Inc.

         o        Associated Finishers

         o        Powder Pro Inc.

         o        Rainbow Cycle Craft Inc.

         o        Front Range Powder

         Management believes Ameratech, Inc. and Foothills Powder Coating, Inc. represent the largest potential competition in the region. Ameratech is a provider of powder coating services in the Colorado Springs region. Ameratech's production facility is believed to utilize semi-automated coating lines which should provide efficient, cost effective processes. Located in Golden, Colorado, Foothills has captured a significant share of the protective coating market in the western metro-Denver area.

PATENTS, TRADEMARKS AND COPYRIGHTS

         We rely solely on general trademark and copyright law to protect our products and have neither formally registered trademarks or copyrights nor obtained any patent protection for any products.

PERSONNEL

         Industrialex currently has a total of 106 full and part-time employees, 11 of which work on a part-time basis and 95 of which work on a full-time basis. Of these, 14 employees serve in a management and administration capacity, two employees serve in a sales and marketing capacity, 11 employees serve in a manufacturing management capacity and 79 employees serve in production. These employees operate out of the following offices of the Company:


                                     MANAGEMENT &         SALES &
     OFFICE LOCATION               ADMINISTRATION        MARKETING       MANUFACTURING         PRODUCTION            TOTAL
     ---------------               --------------        ---------       -------------         ----------            -----
Longmont, CO                              5                  1                  1                   11                 18
Westminster, CO                           2                  0                  3                   14                 19
Denver, CO                                2                  0                  3                   26                 31
Colorado Springs, CO                      5                  1                  4                   28                 38
Totals:                                  14                  2                 11                   79                106

         The foregoing full and part-time personnel are sufficient to meet our stated business objectives. Additional personnel will be added, mainly in production, as and when circumstances warrant and profits or additional funding permits. None of our employees are subject to collective bargaining agreements. Management believes relations with employees are good.

DESCRIPTION OF OFFICES

         The Longmont facility occupies approximately 6,500 square feet of leased space at 63-A S. Pratt Parkway, Longmont, CO, U.S.A., under a lease expiring May 1, 2001. A total of 18 employees operate out of this office and manufacturing facility.

         The Westminster facility occupies approximately 7,500 square feet of leased space at 3220 West 71st Avenue, Unit 9, Longmont, Colorado, under a lease expiring May 31, 2001. A total of 19 employees operate out of this manufacturing facility.

         The Denver facility occupies approximately 10,000 square fee of leased space at 4355 Monaco Parkway, Denver, Colorado under a lease expiring May 31, 2001. A total of 31 employees operate out of this office and manufacturing facility.

         The Colorado Springs facility occupies approximately 16,000 square fees of leased space at 171 Talamine Court, Colorado Springs, Colorado, under a lease expiring May 31, 2005. A total of 38 employees operate out of this office and manufacturing facility.


                                  ACQUISITIONS

         The following is a description of the acquisitions made by Industrialex during the past five fiscal years and during the period since the completion of the most recently completed fiscal year.

ACQUISITION OF BROOMFIELD INDUSTRIAL PAINTING INC.

         Under a stock purchase agreement dated March 22, 2000 between Industrialex, Mark S. Trawinski, Donald R. Lauer and Angela Bennet Lauer, Industrialex purchased all of the issued and outstanding shares of Broomfield.

         The purchase price for the Broomfield shares was $925,000 comprised as follows:

         (a) a closing payment of $425,000 delivered to the Broomfield stockholders at closing; and

         (b) an aggregate of 500,000 special warrants, valued at $1.00 each, delivered to the Broomfield stockholders at closing.

         The acquisition of Broomfield shares by Industrialex closed on April 4, 2000.

         Each special warrant is convertible, for no additional consideration, into one share of Industrialex common stock at the option of the holder with no expiration. Under the terms of the stock purchase agreement, Industrialex agreed that in the event a public offering of its common stock had not been completed within one year of the closing, Industrialex would, within six months of a request by any Broomfield stockholder, repurchase the special warrants held by the Broomfield stockholder at a price of $1.00 per special warrant.

         Each Broomfield stockholder agreed, in the event of an initial public offering of Industrialex common stock within one year of the closing, to enter into a lock-up agreement, pursuant to which each Broomfield stockholder agreed not to sell or transfer 70% of their Industrialex shares for a period of nine months following the closing.

         Founded in 1983, Broomfield has been in the business of providing industrial finishing, utilizing liquid paint of metal and plastic products for the high technology manufacturing, and medical and aerospace industries. Broomfield primarily utilized liquid paint and powder coating applications to service its customers. Broomfield has 19 employees and occupies 7,500 square feet of facility.

         As a result of this acquisition, Industrialex's service offering expanded into liquid painting of metal and plastic products.

ACQUISITION OF DECORATIVE & COATING SYSTEMS, INC.

         Under a stock purchase agreement dated May 1, 2000 between Decorative & Coating Systems, Inc., Joseph Triolo, Jr., Joseph Triolo, Sr., Gary Triolo and John Triolo and Industrialex, Industrialex purchased all the issued and outstanding shares of Decorative from the Decorative stockholders.

         The purchase price for the Decorative Shares was $1,200,000 paid as follows:

         (a) A closing payment of $300,000 delivered to the Decorative stockholders at closing;

         (b) a promissory note secured by a pledge of the Decorative shares in the principal amount of $700,000 bearing interest at a rate of 12% per annum and originally due on or before October 1, 2000, but extended to be due on December 31, 2000, delivered to the Decorative stockholders on closing; and

         (c) an aggregate of 200,000 special warrants, valued at $1.00 each, delivered to the Decorative stockholders at closing.

         The acquisition of the Decorative shares by Industrialex closed on May 1, 2000.

         Each special warrant is convertible, for no additional consideration, into one share of Industrialex common stock at the option of the holder with no expiration. Under the terms of the stock purchase agreement, Industrialex agreed that in the event a public offering of its common stock had not been completed within one year of the closing, Industrialex would, within six months of a request by any Decorative stockholder, repurchase the special warrants held by the Decorative stockholder at a price of $1.00 per special warrant.

         Each Decorative stockholder agreed, in the event of an initial public offering of Industrialex common stock within one year of the closing, to enter into a lock-up agreement pursuant to which each Decorative stockholder agreed not to sell or transfer 70% of their Industrialex shares for a period of nine months following the closing.

         Founded in 1976, Decorative was the first company to provide powder coating services in the State of Colorado for metal and plastics products for high technology manufacturing, transportation, defense and general manufactured goods industries. Decorative utilizes primarily powder coating applications to service its customers. Decorative has 31 employees and occupies 10,000 square feet of facility.

         As a result of this acquisition, Industrialex's service offering expanded to include powder coating applications for metal and plastic products.

ACQUISITION OF SCREEN TECH GRAPHICS, INC.

         Under a stock purchase agreement dated June 7, 2000 between Industrialex and Susan Elizabeth DiNapoli and Vincent DiNapoli, Industrialex purchased all of the issued and outstanding shares of Screen Tech from the Screen Tech stockholders.

         The purchase price for the Screen Tech shares was $1,000,000, comprised as follows:

         (a) a closing payment of $300,000 delivered to the Screen Tech stockholders at closing;

         (b) a promissory note in the principal amount of $610,000, bearing interest at 12% per annum and due on or before December 31, 2000, delivered to the Screen Tech stockholders at closing; and

         (c) an aggregate of 90,000 special warrants, valued at $1.00 each, delivered to the Screen Tech stockholders at closing.

         In addition to the Screen Tech Purchase Price, Industrialex will be obligated to issue and deliver to the Screen Tech stockholders an additional $300,000 worth of shares of common stock, if Screen Tech meets or exceeds the performance requirements that, for the 12 month period ended December 31, 2000, net sales revenue are equal to or greater than $1,750,000 and pre-tax profit exceeds 10% of net revenues.

         The acquisition of the Screen Tech shares by Industrialex closed on July 5, 2000.

         Each Screen Tech special warrant is convertible, for no additional consideration, into one share of Industrialex common stock at the option of the holder with no expiration. Under the terms of the stock purchase agreement, Industrialex agreed that in the event a public offering of its common stock had not been completed within one year of the closing, Industrialex would, within six months of a request by any Screen Tech stockholder, repurchase the special warrants held by the Screen Tech stockholder at a price of $1.00 per special warrant.

         Each Screen Tech stockholder agreed, in the event of an initial public offering of Industrialex common stock within one year of the closing, to enter into a lock-up agreement pursuant to which each Screen Tech stockholder agreed not to sell or transfer 90% of their Industrialex shares for a period of nine months following the closing.

         Founded in 1976, Screen Tech is the largest provider of powder coating, liquid painting and screen printing services in Colorado Springs, Colorado. Screen Tech utilizes both powder coating and liquid paint applications for metal and plastic products for high technology manufacturing, electronics, fabricated metal manufacturers and transportation industries. Screen Tech has 38 employees and occupies 16,000 square feet of facility.

         As a result of this acquisition, Industrialex's services expanded into the southern region of Colorado.

                     MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                  FINANCIAL CONDITION AND RESULTS OF OPERATIONS

         The following discussion should be read together with Industrialex's financial statements and accompanying notes included elsewhere in this prospectus.

         This information should be read in conjunction with the financial statements of Industrialex and related notes thereto included elsewhere in this prospectus. Financial information for each of the two years in the period ended December 31, 1999 has been derived from audited financial statements. Financial information for the year ended December 31, 1997 and the nine months ended September 30, 2000 and 1999 has been derived from unaudited financial statements.

                                              9 MONTHS ENDED SEPTEMBER 30              YEARS ENDED DECEMBER 31
                                                2000                1999               1999               1998
INCOME STATEMENT
  INFORMATION:
Revenues                                    $ 2,295,046         $   791,815        $ 1,113,685        $   810,821
Cost of sales                                 1,820,942             533,426            783,746            473,723
General and  administrative expenses            775,482             177,875            270,119            163,667
Net income (loss)                              (358,256)             80,533             59,088            173,336

BALANCE SHEET
  INFORMATION:
Total assets                                  4,436,521                 N/A            454,154            416,421
Total current liabilities                     2,307,282                 N/A             70,071             89,437
Working capital                              (1,319,871)                N/A            226,719            243,395
Equity                                        1,308,897                 N/A            343,380            326,984

RESULT OF OPERATIONS FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2000

Revenues

         Revenues increased from $792,000 in 1999 to $2,295,000 for the nine months ended September 30, 2000. This resulted in an increase of $1,503,000, or 190% over the same period in 1999. Industrialex acquired Broomfield, Decorative and Screen Tech in April, May and July of 2000, respectively. These acquisition represented an increase in revenues of $1,750,000 during the period ended September 30, 2000. This increase was offset by a decrease in revenues at Industrialex, due primarily to the transfer of powder coating customers from Industrialex to Broomfield and Decorative. Redundant facilities at Industrialex were eliminated, subsequent to the acquisitions noted above, primarily in favor of the facilities at Broomfield and Decorative.

Gross margins

         Gross margins for the nine months ended September 30, 2000 was $474,000, or 20.7% based on sales. This compares with a gross profit of 32.6%, based on sales, for the same period in 1999. The acquisitions of Broomfield, Decorative and Screen Tech noted above contributed gross margins of 27.0%, 19.0% and 22.3%, respectively, whereas Industrialex's gross margin decreased to 14.7%. The decline at Industrialex is related to costs associated with the operation of the powder coating facility to ensure customer satisfaction as customers were transferred to Broomfield and Decorative. During this period, labor costs were above the normal range, as a percentage of sales. Management anticipates that this decline in gross margins will be temporary. Additionally, management plans to add and/or expand 2nd shift operations which should result in higher gross margins as more revenue can be produced without a prorata increase in certain fixed expenses such as rent, insurance and utilities.

General and administrative ("G&A")

         G&A expenses increased $597,000, or 335%, from $178,000 for the nine months ended September 30, 1999 to $775,000 for the same period in 2000. The acquisition of Broomfield, Decorative and Screen Tech noted above increased G&A by approximately $250,000. The remaining increase is comprised primarily of: a) $70,000 in amortization of goodwill related to the acquisitions noted above; b) an increase in auditing and accounting fees of approximately $54,000 related to the preparation for and reviews and audits of Industrialex accounts for the years of 1997, 1998, 1999 and nine months ended September 30, 2000; c) an increase in salary expense of approximately $100,000 due to the addition of two executive officers during May of 2000 to lead the expansion of the company and;
d) an increase in salary expense of approximately $75,000 due to Industrialex LLC becoming a C corporation and member draws subsequently recorded as salary expense.

Net loss

         Net loss for the nine months ended September 30, 2000 was $358,000 compared to net income of $81,000 during the same period in 1999. This is attributed to a decline in gross margin as noted above and the addition of certain executive officers to the management team to lead the growth of the company through customer-base growth, the acquisition of additional companies and the consolidation and improvement of facilities to realize economies of scale.

RESULT OF OPERATIONS FOR YEAR ENDED DECEMBER 31, 1999

Revenues

         Revenues increased from $811,000 in 1998 to $1,114,000 for the fiscal year ended December 31, 1999. This resulted in an increase of $303,000 or 37% over fiscal 1998. This increase in sales is due to Industrialex expanding its original sales in the silicone applications in the conformal coating industry. Additionally, in 1999 Industrialex expanded into the powder coating segment of the industrial coating industry. Industrialex opened its Mead facility, which is solely dedicated to powder coating. With the addition of the Mead facility Industrialex was able to generate $108,000 in additional powder coating encapsulation sales. The silicone portion of the business grew by 24% or $195,000 over 1998 revenues.

Gross margins

         Industrialex's gross profit margin in 1999 was $330,000 or 30% based on sales. This compares with a margin of 42% in fiscal 1998. The margin reduction is attributed to Industrialex's decision to proceed with the acquisition of other powder coating entities and to end the lease of its Mead facility, resulting in a $25,000 impaired asset charge to gross margins. Without this impaired asset charge Industrialex would have reported a 32% gross profit margin for fiscal 1999. The margin decreased due to the expansion in 1999 into the powder coating business. The new business line resulted in lower margin due to the operational start-up of acquiring the knowledge of the powder coating process. Material costs increased from 15% to 22% of sales in 1999 with the addition of the powder coating product line.

General and administrative ("G&A")

         G&A expenses increased from $164,000 in 1998 to $270,000 in 1999, a 65% increase. The majority of the increase is attributed to the expansion of the business into the powder coating facility in Mead. Industrialex added additional administrative personnel to handle the administrative requirements of its expansion in the powder coating segment of the business and its increased sales. $4,000 of the increase is associated with asset impairment associated with the closing of the Mead facility in June 2000.

Net income

         Net Income decreased from $173,000 in 1998 to $59,000 in 1999 or from 21% to 5% of sales. This is attributed to Industrialex's expansion into the powder coating arena and the additional costs incurred in starting a new powder coating product line. Additionally, Industrialex will be terminating the lease of the Mead facility, set to expire in June of 2000. This resulted in the impairment of leasehold improvements and equipment installed in the facility, resulting in a $29,000 reduction of income from the facility being vacated. Without this charge Industrialex would have reported $88,000 in net income or 8% of sales. Any powder coating business from this facility will be transferred to the acquired production facilities during the year 2000. Management does not anticipate that there will be any material additional costs in 2000 relating to the closing of the Mead facility.

Income taxes

         As discussed in Note 2 to the accompanying financial statements, in 1999 Industrialex was treated as a limited liability corporation ("LLC"). As such the income taxes related to Industrialex's operations are the responsibility of the LLC members and no tax liabilities were recognized. On a pro forma basis, assuming we have had always been subject to taxes, the income tax provision would have been $22,000 for 1999 compared to $65,000 during 1998. This reduction in pro forma tax expense is due to the reduced income as discussed above.

EFFECT OF RECENT DEVELOPMENTS ON OPERATIONS

         In the course of implementing its business strategy Industrialex has acquired three conformal coating companies in the Denver Metro area. These acquisitions have increased revenues and gross profit of the combined entity. With this consolidation Industrialex has begun a process of reducing overall cost. The lease for the Mead facility expired in June of 2000. The Mead facility has been closed and production is being transferred to the Broomfield and Decorative facilities. Industrialex plans to utilize in the short term the synergies of Industrialex, Decorative and Broomfield to maximize the production capacity of these facilities to grow revenues. Additionally, Industrialex will begin a consolidation plan to lease a combined facility for the consolidation of the production of Decorative and Broomfield. The consolidation of these operations will assist Industrialex in leveraging the manufacturing reputation of these separate entities with a combined accounting, human resource, labour, and equipment automation program to improve profits over the long term. The consolidation plan is dependent upon Industrialex having access to sufficient working capital through either equity financing, bank debit and equipment leasing to execute the consolidation plan.

CAPITAL RESOURCES AND LIQUIDITY

Equity and debt financing

         In March 2000, Industrialex undertook a private placement of 2,357,000 special warrants at $0.50 per special warrant. The net proceeds from this private placement were $1,149,037. Each special warrant can be converted into one share of common stock for no additional consideration.

         Working capital at December 31, 1999 decreased to approximately $227,000 from $243,000 at December 31, 1998. The decrease in working capital is associated with Industrialex's utilization of internally generated funds to open the Mead powder coating facility. Working capital at March 31, 2000 increased to approximately $1,113,000 from $227,000 at December 31, 1999. The increase in working capital is associated with Industrialex's private placement fund raising activities to embark on the acquisition of other industrial painting companies in Colorado.

Cash flow

December 31, 1999

         During the year ended December 31, 1999, Industrialex generated cash from operations in the amount of $162,000 compared to $92,000 in the prior year. This is a result of the collection of accounts receivable.

         Cash used in investing activities totaled $62,000 during the year ended December 31, 1999 compared to $67,000 in the prior year.

         Cash used by financing activities was $61,000 for year ended December 31, 1999 compared to $24,000 in the previous year. Industrialex distributed $43,000 to shareholders and loaned shareholders $11,000. Industrialex also incurred debt to purchase equipment for the Mead facility.

         Industrialex generated a net increase of $40,000 in cash. Management believes the generation of cash flow will continue during 2000 due to Industrialex's focus on optimizing the expansion of its conformal coating business and through the acquisition of other entities in Colorado.

September 30, 2000

         During the nine months ended September 30, 2000, Industrialex generated cash from operations in the amount of $6,000 compared to $256,000 for the same period in 1999. This is a result primarily of a net loss of $358,000 during the nine months ended September 2000, compared to a net income of $81,000 during the same period in 1999, partially offset by a net increase of operating liabilities.

         Cash used in investing activities totaled $1,176,000 during the nine months ended September 30, 2000 compared to $59,000 for the same period in 1999, due primarily to the acquisitions of Broomfield, Decorative and Screen Tech.

         Cash generated by financing activities was $1,199,000 for the nine months ended September 30, 2000, compared to cash used in financing activities of $55,000 during the same period in 1999. Industrialex issued a total of $1,229,000 in common stock warrants and drew $376,000 on a line of credit to finance acquisitions and operations, paid $263,000 on a note payable and loaned $130,000 to an officer of Industrialex.

         Industrialex generated a net increase of $29,000 in cash for the nine months ended September 30, 2000. Management believes Industrialex will require additional funding during 2000 due to acquisitions and a need to repay acquisition debts.

Capital resources

         Industrialex's cash flow increased for the 12 months ended December 31, 1999, over the same period in 1998, due to improved management of the collection of accounts receivables and the decrease in expenditures for capital equipment. Accounts receivable decreased from $324,000 at the end of 1998 to $251,000 at the end of 1999 and capital expenditures decreased by $5,000.

         Industrialex's cash flow increased from December 31, 1999 to September 30, 2000. Cash and cash equivalents increased to $69,000 at September 30, 2000 from $40,000 at December 31, 1999, with the increase associated with the private placement that began in March 2000 to fund consolidation activities, offset by the acquisitions of Broomfield, Decorative and Screen Tech, costs related to preparation for this offering and costs associated with the strengthening of the management team to accomplish consolidation activities. Accounts receivable increased from $252,000 at December 31, 1999 to $764,000 at September 30, 2000. The acquisition of Broomfield, Decorative and Screen Tech resulted in an increase of approximately $645,000, offset by collections of $133,000. This compares with a decrease in accounts receivable from $324,000 at December 31, 1998 to $227,000 at September 30, 1999 contributing to cash provided by operating activities of $97,000.

         Industrialex will be required to raise additional funding capital through external equity financing activities to fund the Company's obligations to pay the Broomfield shareholders, the Decorative shareholders and the Screen Tech shareholders the remaining purchase price due post-closing. Management anticipates that Industrialex will continue to invest significant resources in completing the roll-up of other industrial coating companies in 2000 and 2001 and may require additional funds to support the expansion and consolidation of these entities.

         In the event that cash flow from operations, if any, together with the proceeds of any future financings, are insufficient to meet the expenditures for acquisition debt and facility expansion, Industrialex will be required to re-evaluate its planned expenditures and allocate its total resources in such manner as the board of directors and management deems to be in Industrialex's best interests.

         Industrialex, as part of this offering, intends to expend $800,000 on equipment and facility enhancements to consolidate Broomfield and Decorative facilities into a new 70,000 square foot leased facility equipped with automated manufacturing lines. These expenditures are contemplated as part of Industrialex's consolidation of the conformal coating companies in Colorado.

         Industrialex currently has 687,000 stock options outstanding which are exercisable at between $0.50 and $1.00 per share, and 760,000 share purchase options that are exercisable at prices between $0.25 and $1.00 per share. If all of the stock options and warrants are exercised, Industrialex would receive proceeds of $1,247,000. All of these funds would be available to Industrialex as working capital.

NEW ACCOUNTING PRONOUNCEMENTS

         In June 1998, the Financial Accounting Standards Board ("FASB") issued SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities" which requires companies to record derivatives on the balance sheet as assets or liabilities, measured at fair market value. Gains or losses resulting from changes in the value of those derivatives are accounted for depending on the use of the derivative and whether it qualifies for hedge accounting. The key criterion for hedge accounting is that the hedging relationship must be highly effective in achieving offsetting changes in fair value or cash flows. SFAS No. 133 as amended by SFAS No. 138, will be adopted by Industrialex on January 1, 2001. Management believes that the adoption of SFAS No. 133 will have no material effect on its financial statements.

         In March 2000, the FASB issued FIN 44, "Accounting for Certain Transactions Involving Stock Compensation, an interpretation of APB Opinion No. 25." FIN 44 clarifies the application of APB Opinion No. 25 to issuances of equity instruments to employees and non-employees and was effective July 1, 2000. Management believes that the adoption of FIN 44 will have no material effect on its financial statements.

         In December 1999, the Securities and Exchange Commission issued Staff Accounting Bulletin No. 101 "Revenue Recognition in Financial Statements" (SAB No. 101). SAB No. 101, which is effective in the fourth quarter of 2000, provides guidance on the recognition, presentation, and disclosure of revenue in financial statements of all public companies. Management believes that the adoption of SAB No. 101 will have no material effect on its financial statements.


                            DESCRIPTION OF SECURITIES

CAPITAL STOCK

         The authorized capital stock of Industrialex consists of 50,000,000 shares of common stock with a par value of $0.01 per share. There are five holders of Industrialex common stock and as of the date of this prospectus Industrialex has a total of 3,950,000 shares issued and outstanding plus an additional 3,107,000 shares issuable upon conversion of special warrants. All of the issued shares of Industrialex common stock are fully paid and not subject to any future call or assessment. Industrialex has filed an application to list its common stock on the facilities of the Canadian Venture Exchange, and before offers to sell any shares are made, such application will have been approved.

         Under Industrialex's articles of incorporation, all of the common shares rank equally as to voting rights, participation in a distribution of the assets of Industrialex on a liquidation, dissolution or winding-up of Industrialex and the entitlement to dividends. The holders of the common shares are entitled to receive notice of all meetings of shareholders and to attend and vote the shares at the meetings. Each share of common stock carries with it the right to one vote.

         In the event of the liquidation, dissolution or winding-up of Industrialex or other distribution of its assets, the holders of the shares of common stock will be entitled to receive, on a pro rata basis, all of the assets remaining after Industrialex has paid out its liabilities. Distribution in the form of dividends, if any, will be set by the board of directors.

         Provision as to the modification, amendment or variation of the rights attached to the capital of Industrialex are contained in Industrialex's articles of incorporation and the Colorado Business Corporation Act.

RESALE RESTRICTIONS ON COMMON STOCK

         Under lock-up agreements to be effective as of the date of the initial public offering, each of Ahmad Akrami, Mansour Akrami, Gary E. Landgren,
Afshin K. Sarvestani and Bolder Venture Partners LLC agree to the following resale restrictions:

                 (a) Such shareholder will not sell or transfer any shares for a period of 12 months following completion of the initial public offering.

                 (b) 50% of the aggregate 3,750,000 shares and 665,000 warrants held by the five signatories, on a pro-rata basis, will be free from any resale restriction on the date that is 12 months from the date of the initial public offering.

                 (c) The balance of the shares held by the five signatories will be free from any resale reduction on the date that is 15 months after the date of the initial public offering.

         The securities regulatory authorities in the Canadian provinces of British Columbia, Alberta and Ontario have advised us that the shares owned by Mr. Akrami will be subject to escrow requirements of those provinces. Specifically, all but 10% of the shares held by Mr. Akrami will be held in escrow, to be released in equal tranches at six month intervals.

                                                                TOTAL NUMBER OF
                                   TOTAL NUMBER OF             SHARES SUBJECT TO          RELEASED FROM ESCROW
           HOLDER                   SHARES OWNED                    ESCROW                   EVERY 6 MONTHS
           ------                  ---------------             -----------------          --------------------
        Ahmad Akrami                  3,500,000                    3,150,000                     525,000

         In addition, all previously issued shares of common stock are subject to the resale rules of the Securities Act of British Columbia which provide, among other things, that the shares cannot be traded in British Columbia until Industrialex has been a reporting issuer in British Columbia for at least 12 months before the trade.

OPTIONS TO PURCHASE SECURITIES

         Industrialex's stock option plan was approved by Industrialex's board of directors on June 15, 2000.

         The stock option plan reserves a maximum of 1,200,000 shares for issuance. Industrialex has granted stock options pursuant to which up to 687,000 shares may be issued in the future with exercise prices ranging from $.50 to $1.00. Options granted pursuant to the plan shall vest in accordance with the terms set forth in each particular grant, but no option shall vest 100% before the recipient has at least two years of continuous service to Industrialex. No option granted shall be for a term in excess of five years, and the exercise price per share shall not be less than the fair market value on the date of grant.

SPECIAL WARRANTS AND SHARE PURCHASE WARRANTS

         Industrialex has issued an aggregate 3,147,000 warrants described under Canadian law as "special warrants." 790,000 of the special warrants were issued to the former shareholders of Broomfield, Decorative and Screen Tech as partial consideration for each acquisition. Each special warrant becomes exerciseable on the earlier of seven business days after a receipt for a final prospectus is issued in the Provinces of Alberta and British Columbia with respect to the distribution of the shares underlying the special warrants or 12 months following the closing date of the applicable acquisition. Each special warrant is convertible, for no additional consideration, into one share of common stock. In addition, Industrialex will pay an additional $300,000 worth of common stock to the former Screen Tech shareholders if certain performance criteria are met. Those performance criteria are set forth in the stock purchase agreement pursuant to which we acquired Screen Tech.

         Of the 500,000 shares issuable upon conversion of the special warrants issued in the Broomfield acquisition, 349,500 of the shares may not be sold or disposed of until nine months after the completion of our initial public offering on the facilities of the Canadian Venture Exchange.

         All 200,000 shares issuable upon conversion of the special warrants issued in the Decorative acquisition may not be sold until nine months after the completion of our initial public offering on the Canadian Venture Exchange.

         All 90,000 shares issuable upon conversion of the special warrants issued in the Screen Tech acquisition may not be sold until nine months after the completion of our initial public offering on the Canadian Venture Exchange.

         Industrialex has also issued 2,357,000 special warrants at $.50 per warrant. These special warrants, like those issued in the acquisitions, are convertible, for no additional consideration, into one share of common stock.

WARRANTS ISSUED AS PART OF THE UNITS OFFERED IN THE INITIAL PUBLIC OFFERING

         Each unit offered in the initial public offering consists of one share of common stock and one common stock purchase warrant. Each warrant entitles the holder to purchase one share of common stock for a period of two years from the closing date of the initial public offering on the Canadian Venture Exchange at a price of $1.00 per share for the first year and $1.25 for the second year. These warrants will not be listed on the Canadian Venture Exchange or any other securities market.

         If during the term of the warrants, the closing price of Industrialex's common stock on the Canadian Venture Exchange, or any other exchange on which our common stock is traded, is not less than two times the exercise price of the warrant for 20 consecutive trading days, then we will send out a written notice of such fact to all holders of unexercised warrants. If the warrants are not exercised within 30 days after receipt of such notice, then the warrants remaining unexercised will expire on the 30th day after receipt of notice. The notice will be deemed to have been received on the eighth calendar day after we mail the notice by ordinary mail, postage prepaid, addressed to the holder.


                                 STOCK OWNERSHIP

         The following are the holdings of the directors, senior officers and promoters of Industrialex and of any other shareholder who, to the knowledge of Industrialex, beneficially owns, directly or indirectly, more than five percent of the issued common stock of Industrialex. Mr. Akrami and Bolder Venture Partners LLC are the only persons in the table who own common stock. Bolder Venture Partners is owned 60% by Daryl Yurek and 10% by each of Thomas Tennessen, Ahmad Akrami, Cliff Main and Kent Nuzum. The remaining individuals are deemed to be beneficial owners based on their holding options, warrants or special warrants that are convertible into shares of common stock. All of the shares beneficially owned by Payam Zamani, Mark Trawinski, Bolder Venture Partners L.L.C. and Daryl Yurek are issuable, for no additional consideration, upon exercise of common stock purchase warrants designated as special warrants under Canadian law. The special warrants are convertible, for no additional consideration, into one share of common stock. 665,000 of the shares beneficially owned by Bolder Venture Partners L.L.C. are issuable upon exercise of common stock purchase warrants at exercise prices ranging from $.25 to $1.00 per share. The details of each person's holding are described in the notes below the table.

                                                                                                                PERCENTAGE OF
                                                           NUMBER OF SHARES             PERCENTAGE OF     OUTSTANDING SHARES AFTER
             NAME AND MUNICIPALITY OF                       OF COMMON STOCK              OUTSTANDING       THE COMPLETION OF THIS
             RESIDENCE OF SHAREHOLDER                     BENEFICIALLY OWNED                SHARES                OFFERING
             ------------------------                     ------------------            -------------     ------------------------
Ahmad Akrami                                               3,626,000(1)                   50.62%                      36.43%
c/o Industrialex Manufacturing Corp.
63-A South Pratt Parkway
Longmont, Colorado  80501

Thomas Tennessen                                               106,500                     1.48%                       0.87%
c/o Industrialex Manufacturing Corp.
63-A South Pratt Parkway
Longmont, Colorado  80501

Thomas Plunkett                                                 50,000                     0.70%                        0.5%
9641 N. 63rd Street
Longmont, Colorado  80503

Scott Robidart                                                  87,500(2)                  1.22%                       0.88%
c/o Industrialex Manufacturing Corp.
63-A South Pratt Parkway
Longmont, Colorado  80501

[DIRECTORS AND OFFICERS]                                     3,870,500                    52.89%                      36.73%

Bolder Venture Partners L.L.C.                                 865,000                    11.85%                       8.20%
1327 Spruce Street, Suite 300
Boulder, Colorado   80302

                                                                                                                PERCENTAGE OF
                                                           NUMBER OF SHARES             PERCENTAGE OF     OUTSTANDING SHARES AFTER
             NAME AND MUNICIPALITY OF                       OF COMMON STOCK              OUTSTANDING       THE COMPLETION OF THIS
             RESIDENCE OF SHAREHOLDER                     BENEFICIALLY OWNED                SHARES                OFFERING
             ------------------------                     ------------------            -------------     ------------------------
Daryl Yurek                                                    719,000                     9.85%                       5.04%
1327 Spruce Street, Suite 300
Boulder, Colorado   80302

----------

(1) Includes 40,000 shares issuable, for no additional consideration, upon exercise of common stock purchase warrants designated as "special warrants" under Canadian law. Also includes 300,000 shares owned by Mr. Akrami that Scott Robidart has an option to purchase pursuant to a Stock Option Agreement dated May 8, 2000 between Mr. Akrami and Mr. Robidart.

(2) Mr. Robidart has an option to purchase these shares from Ahmad Akrami pursuant to a Stock Option Agreement dated May 8, 2000.


                              PLAN OF DISTRIBUTION

         Industrialex will offer to sell up to 2,666,667 units in this offering. Up to 2,000,000 of the units in the public offering will be sold to investors in Canada through a best efforts underwriting by Thomas Kernaghan & Co. Limited. Industrialex will sell up to 666,667 of the units in this public offering directly to investors in the United States.

Sales In The United States By Industrialex

         Officers and directors of Industrialex will sell the 666,667 units to be offered for sale in the United States. These individuals will be acting solely on behalf of Industrialex to sell the units, and neither the officers and directors nor Industrialex will charge any fee or receive any commissions for the sales. Based on these facts the officers and directors will not register as brokers or dealers.

OFFERING AND APPOINTMENT OF AGENT

         By an agency agreement dated for reference February 1, 2000, Industrialex appointed Thomson Kernaghan & Co. Limited as its agent to offer a total of up to 2,000,000 units in Canada through the facilities of the Canadian Venture Exchange. The units will be offered at a price of $0.75 per unit on a day, as determined by Thomson Kernaghan and Industrialex, with the consent of the Canadian Venture Exchange, that is not more than 90 days following the date of the receipt issued by the British Columbia Securities Commission for the prospectus filed in connection with the Industrialex's application for listing on the Canadian Venture Exchange. In accordance with Canadian Venture Exchange rules, Industrialex will receive the net proceeds of the offering within ten business days of the date the units are first offered to the public.

         Under the terms of the agency agreement, Industrialex has agreed to pay to Thomson Kernaghan a commission of $0.10 per unit for each unit sold in Canada from this offering, including units sold by Thomson Kernaghan, if any, pursuant to the over-allotment option described below. Thomson Kernaghan will also receive $50,086 representing 4.25% of the net proceeds received by Industrialex as consideration for the sale of 2,357,000 special warrants previously issued by Industrialex in a private placement conducted in February 2000.

         Before offers to sell units are made, the shares of Industrialex common stock must have been approved for listing on the facilities of the Canadian Venture Exchange.

         Thomson Kernaghan has reserved the right to offer selling group participation in the normal course of the brokerage business to selling groups of other licensed broker-dealers, brokers and investment dealers in Canada who may or may not be offered part of the commissions or warrants offered to Thomson Kernaghan as consideration for sale of the units in Canada.

         We have granted Thomson Kernaghan a right of first refusal to provide further public equity financing for a period of 18 months from May 15, 2000, the date of the engagement letter that preceded the agency agreement.

         The obligations of Thomson Kernaghan under the agency agreement may be terminated prior to the opening of the market on the day Industrialex's shares are to commence trading on the Canadian Venture Exchange at the discretion of Thomson Kernaghan on the basis of its assessment of the state of the financial markets. The agency agreement may also be terminated at any time upon the occurrence of certain stated events, including any of the following:

         o If any event occurs that Thomson Kernaghan reasonably believes materially and adversely affects the financial markets, business or operations of Industrialex or profitable marketing of the units.

         o If any change in the business, assets, or prospects of Industrialex occurs that Thomson Kernaghan reasonably believes will have a material adverse effect on the market price of the units or that could lead purchasers of a material number of units to exercise their right under the Canadian Securities Laws to withdraw from their purchase of units.

         o If any suit is filed or investigation instituted by any government agency, the Canadian Venture Exchange or any securities commission that, in the reasonable opinion of Thomson Kernaghan, prevents or restricts the trading or distribution of the units.

         o If any change occurs in the financial markets that Thomson Kernaghan reasonably believes could adversely affect the ability to market profitably the units.

         For a more thorough presentation of the conditions that would allow Thomson Kernaghan to terminate the agency agreement, please refer to the agency agreement which is filed as an exhibit to the registration statement.

         For further clarification, Thomas Kernaghan & Co. Limited is not registered or licensed to sell securities in the United States or to U.S. subscribers. Therefore, Thomson Kernaghan & Co. Limited is not involved with the sale of any units in the United States or to U.S. subscribers.

SALES OF SHARES IN THE UNITED STATES BY SELLING STOCKHOLDERS

         The common stock registered on behalf of current Industrialex stockholders may be sold from time to time to purchasers directly by the selling stockholders. Alternatively, the selling stockholders may from time to time offer the shares through underwriters, dealers or agents, who may receive compensation in the form of underwriting discounts, concessions or commissions from the selling stockholders and/or the purchasers of the shares for whom they may act as agent. At the time a particular offer of shares is made, to the extent required, a prospectus supplement will be distributed that will set forth the specific shares to be sold and the terms of the offering, including the name or names of any underwriters or dealer agents, any discounts, commissions and other items constituting compensation from the selling stockholders and any discounts, commissions or concessions allowed or reallowed or paid to dealers. The shares may be sold from time to time in one or more transactions at a fixed offering price that may be changed or at varying prices determined at the time of sale or negotiated prices.

AGENT'S WARRANT

         Thomson Kernaghan has agreed to use its best efforts to sell 2,000,000 of the units in this offering to investors in Canada at a price of $0.75 per unit. In consideration of its best efforts, Thomson Kernaghan has been granted a warrant. The warrant entitles Thomson Kernaghan to purchase up to 200,000 units at a price of $0.75 per unit at any time up to 5:00 p.m. on the second anniversary of the date shares of Industrialex common stock are first listed for trading on the Canadian Venture Exchange.

         Additionally, as consideration for services provided to Industrialex by Thomson Kernaghan, including providing advice with respect to the structure, timing and price of the offering in Canada, Industrialex paid Thomson Kernaghan a work fee of $18,000 and a corporate finance fee of 125,000 units.

         The units comprising the corporate finance fee and the units underlying the warrant granted to Thomson Kernaghan are being registered pursuant to this registration statement.

OVER ALLOTMENT OPTION

         Industrialex has granted Thomson Kernaghan an over allotment option that will permit Thomson Kernaghan to solicit and accept subscriptions for up to 300,000 additional units at a price of $0.75 per unit. The number of units subject to the over-allotment option will be determined on or before the day our common stock commences trading on the Canadian Venture Exchange and will be the lesser of 300,000 units or the actual number of units subscribed for by way of oversubscription. Thomson Kernaghan is not required to cover the over-allotment of this offering by exercising the over-allotment option. Thomson Kernaghan may, in its discretion, cover the over-allotment by purchasing shares in the open market.

THE PUBLIC OFFERING PRICE WAS DETERMINED THROUGH NEGOTIATIONS AND MAY NOT BE RELATED TO THE VALUE OF THE STOCK.

         The public offering price of the units of $0.75 per unit was arrived at by negotiation between Industrialex and Thomson Kernaghan, and represents their independent assessment of the value of the units being offered. As such, the initial public offering price is not necessarily related to Industrialex's net worth or any other established criteria of value and may not bear any relationship to the market price following the completion of the offering.

THE UNITED STATES PENNY STOCK RULES MAY MAKE IT MORE DIFFICULT FOR INVESTORS TO SELL THEIR SHARES.

         Because shares of Industrialex common stock will not be quoted on a national securities exchange in the United States, the shares will be subject to rules adopted by the U.S. Securities and Exchange Commission regulating broker-dealer practices in connection with transactions in "penny stocks." Such rules require that prior to effecting any transaction in a penny stock, a broker or dealer must give the customer a risk disclosure document that describes various risks associated with an investment in penny stocks, as well as various costs and fees associated with such an investment. It is possible that some brokers may be unwilling to engage in transactions of shares of Industrialex common stock because of these added disclosure requirements, which would make it more difficult for a purchaser in this offering to sell his shares.

LISTING THE STOCK ON THE CANADIAN VENTURE EXCHANGE DOES NOT ASSURE A MARKET FOR THE SHARES AT ALL TIMES.

         The shares of Industrialex common stock will be approved for listing on the Canadian Venture Exchange and will be primarily traded on that exchange. The rules of the Canadian Venture Exchange do not require any market maker or specialist to maintain a market for the listed shares at all times. Therefore, the Canadian Venture Exchange listing does not assure a stockholder that there will be a purchaser for the shares when the stockholder wishes to sell.

THE PURPOSE OF THIS PROSPECTUS

         This prospectus has been included in a registration statement filed under the U.S. Securities Act of 1933 in order to permit the units to be legally sold to the United States purchasers. Copies of this prospectus are being furnished to each purchaser of the shares, whether in the United States, Canada, or elsewhere. In addition, the United States securities laws require that the prospectus be furnished to all subsequent purchasers of the units for a period of 90 days from the date of the U.S. registration statement. Copies of the prospectus will therefore be made available to any securities broker-dealer who proposes to sell any of the units for a customer to a U.S. purchaser.

                    DIRECTORS, SENIOR OFFICERS AND MANAGEMENT

         The following is a list of our current directors and senior officers, and their municipalities of residence, current positions with Industrialex, and principal occupations during the past five years. The list also includes information on our management team.

NAME AND MUNICIPALITY OF RESIDENCE      PRINCIPAL OCCUPATION FOR PREVIOUS FIVE YEARS
----------------------------------      --------------------------------------------
Ahmad Akrami                            Mr. Akrami founded Industrialex
Superior, CO, USA                       Manufacturing Corp. in 1994 and has
Chief Executive Officer and Chairman    provided strategic direction and
and Director                            business guidance continuously in the
Age 41                                  capacity of founding member and chief
                                        executive officer. Industrialex has
                                        hired a professional management team to
                                        perform day-to-day operational
                                        activities on site, allowing Mr. Akrami
                                        to engage in other business activities.
                                        Other activities of Mr. Akrami have
                                        included acting as President & CEO of
                                        NexStar Automation, Inc. from December
                                        1992 through September 1996, Vice
                                        President of Zygo Corp. from September
                                        1996 through September 1999, interim-CEO
                                        of Panoramic Care Systems, Inc. from
                                        October 1999 through February 2000 and
                                        Partner at Bolder Venture Partners from
                                        September 1999 through the present.
                                        Currently Mr. Akrami is Chairman of the
                                        Board and Chief Executive Officer of
                                        Industrialex in addition to being a
                                        Partner at Bolder Venture Partners.

                                        From August 1987 through October 1992,
                                        Mr. Akrami was the Chairman, President
                                        and Chief Executive Officer of
                                        TechniStar Corporation of Longmont,
                                        Colorado.

                                        Mr. Akrami attended the University of
                                        California at Los Angeles from 1977 to
                                        1981 in the School of Engineering and
                                        Applied Science and obtained a Bachelors degree in Applied Science from Western
                                        Illinois University in December 1995.

                                        Mr. Akrami has entered into a
                                        non-competition and non-disclosure
                                        agreement with Industrialex.


Michael Scott Robidart                  President and Chief Operating Officer of
Boulder, CO, USA                        the Company since May 2000. Prior to
Chief Operating Officer and President   that he was Executive Director at
Age 45                                  Seagate Technology, a data storage
                                        products manufacturer located in Scotts
                                        Valley, California, from March 1997 to
                                        May 2000. Prior to that he was a Vice
                                        President of Maxtor Corporation, a data
                                        storage products manufacturer, located
                                        in Longmont, California, from February
                                        1996 to August 1996.

                                        From June 1990 to January 1996 Mr.
                                        Robidart was Vice President of Syquest
                                        Technology, a hard disc drive
                                        manufacturing company, where he was
                                        responsible for new product development.

                                        Mr. Robidart obtained a Bachelor of
                                        Science Mechanical Engineering degree
                                        from California Polytechnical
                                        University, San Luis Obispo, California
                                        in December 1977.

                                        Mr. Robidart has entered into a
                                        contractual arrangement with
                                        Industrialex that includes employment
                                        terms and non-competition and
                                        non-disclosure provisions.

Stephen J. King                         Chief Financial Officer of the Company
Superior, CO, USA                       since May 2000. Prior to that he was a
Chief Financial Officer                 self-employed business consultant from
Age 49                                  March 1999 to May 2000. Mr. King was
                                        Chief Financial Officer of Back Yard
                                        Burgers, Inc. an operator and franchisor
                                        of restaurants located in Memphis,
                                        Tennessee, from June 1993 to March 1999.

                                        Mr. King obtained a Masters of Business
                                        Administration degree from the
                                        University of Memphis, Memphis,
                                        Tennessee in May 1982, a Masters of
                                        Education degree from the University of
                                        Memphis, Memphis, Tennessee in May 1974
                                        and a Bachelor of Science Education
                                        degree from the University of Arkansas,
                                        Fayetteville, Arkansas in May 1973.

                                        Mr. King has entered into a letter
                                        agreement with Industrialex setting out
                                        the terms of his employment and has
                                        entered into a non-competition and
                                        non-disclosure agreement with
                                        Industrialex.

Thomas Stephen Plunkett                 Director of the Company since May 2000;
Longmont, CO, USA                       Chief Financial Officer and Chief
Director                                Operating Officer of RT One Inc., a
Age 45                                  communications company in Boulder,
                                        Colorado, since August 1999; prior to
                                        that he was Chief Financial Officer of
                                        Webb Interactive, an internet
                                        communications company in Denver,
                                        Colorado, from October 1996 to April
                                        1999; prior to that he was Vice
                                        President of Business Planning of Maxtor
                                        Corp., a data storage products
                                        manufacturer located in Longmont,
                                        Colorado, from December 1995 to
                                        September 1996.

Francis Lundy                           Director of the Company since June 2000;
Mill Valley, CA, USA                    Chairman of TISF, a precision optical
Director                                and metrology company located in San
Age 63                                  Francisco, California, since 1996. Prior
                                        to that he was a Vice President of Zygo
                                        Corporation, a precision optics and

                                        metrology equipment company located in
                                        Middlefield, Connecticut, from August
                                        1996 to December 1999.

Thomas Tennessen, Director              Director of the Company since June 2000;
c/o Industrialex Manufacturing Corp.    partner at Bolder Venture Partners LLC,
63-A S. Pratt Parkway                   a venture capital company based in
Longmont, CO  80501                     Boulder, Colorado, since August 1999.
Age 41                                  Prior to that Mr. Tennessen was Chief
                                        Financial Officer of eSoft, Inc., an
                                        internet appliance company located in
                                        Broomfield, Colorado, from February 1998
                                        to March 1999. From March 1997 to
                                        January 1998 he was self-employed as a
                                        financial consultant. From September
                                        1994 to March 1997 he was Principal
                                        Accounting Officer and controller of
                                        Topro, Inc. a NASDAQ Small Cap Market
                                        listed, system integration company based
                                        in Denver, Colorado.

Mark S. Trawinski, General Manager,     Mr. Trawinski, is the General Manager
Broomfield                              of Broomfield, located in Westminster,
Age 41                                  Colorado and is employed on a full-time
                                        basis. Mr. Trawinski has served in this
                                        capacity since the acquisition of
                                        Broomfield by Industrialex in April
                                        2000. Prior to joining Industrialex, Mr.
                                        Trawinski was a co-founder of Broomfield
                                        and served as its President since
                                        inception.

                                        Mr. Trawinski has entered into a
                                        contractual arrangement with
                                        Industrialex that includes employment
                                        terms and non-competition and
                                        non-disclosure terms.

Joseph P. Triolo, Jr., General          Mr. Triolo, is the General Manager
Manager, Decorative                     of Decorative, located in Denver,
Age 40                                  Colorado and is employed on a full-time
                                        basis. Mr. Triolo has served in this
                                        capacity since the

                                        acquisition of Decorative by
                                        Industrialex in May 2000. Prior to
                                        joining Industrialex, Mr. Triolo was a
                                        co-founder of Decorative and served as
                                        its President since its inception.

                                        Mr. Triolo has entered into a
                                        contractual arrangement with
                                        Industrialex that includes employment
                                        terms and non-competition and
                                        non-disclosure terms.

Vincent DiNapoli, General Manager,      Mr. DiNapoli, is the General
Screen Tech                             Manager of Screen Tech, located in
Age 58                                  Colorado Springs, Colorado and is
                                        employed on a full-time basis. Mr.
                                        DiNapoli was the founder of Screen Tech
                                        and has served as its President since
                                        inception.

                                        Mr. DiNapoli has entered into a
                                        contractual arrangement with
                                        Industrialex that includes employment
                                        terms and non- competition and
                                        non-disclosure terms.

         Other than receiving stock options from time to time, the directors of Industrialex are not compensated for serving as directors.

OTHER ASSOCIATIONS

         During the past five years, the principals of Industrialex have served as principals of the following reporting issuers during the periods and in the capacities noted below:


PRINCIPAL                     REPORTING ISSUER                 CAPACITY                              PERIOD
---------                     ----------------                 --------                              ------
Ahmad Akrami                  Panoramic Care Systems Inc.      Chief Executive Officer (Interim)     10/99 - 05/00
                                                               Director                              10/99 - 05/00

                              Zygo Corporation                 Vice President                        09/96 - 09/99

                              NexStar Automation Inc.          President                             12/92 - 09/96
                                                               Chief Executive Officer               12/92 - 09/96
                                                               Director                              12/92 - 09/96

Michael Robidart              Maxtor Corporation               Vice President                        02/96 - 08/96
                              Syquest Technology               Vice President                        06/90 - 01/96

Stephen King                  Back Yard Burgers Inc.           Chief Financial Officer               06/93 - 03/99
                                                               Director                              05/95 - 09/00

Francis Lundy                 Dresdner RCM                     Director                              06/96 - 05/00
                              Zygo Corporation                 Vice President                        08/96 - 12/99

Thomas Stephen Plunkett       Webb Interactive                 Chief Financial Officer               10/96 - 04/99

Thomas Tennessen              eSoft Inc.                       Chief Financial Officer               02/98 - 03/99
                              Topro, Inc.                      Principal Accounting Officer          09/94 - 03/97

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         Michael Scott Robidart, President and Chief Operating Officer of Industrialex, is indebted to Industrialex in the principal amount of $130,000, secured by a promissory note made May 8, 2000. The promissory note is due April 30, 2003, or immediately if Mr. Robidart ceases to be employed by Industrialex, and bears interest at the rate of 7% per annum until paid. On April 30, 2003, provided Mr. Robidart is still employed by Industrialex, the amount due under the promissory note will be paid to Mr. Robidart as a bonus.

         Ahmad Akrami, Chief Executive Officer and a director of Industrialex, was indebted to Industrialex in the principal amount of $11,149, secured by a loan agreement made January 12, 1999. The debt, which was paid in full by Mr. Akrami in June 2000, bore interest, at the rate of 8% per annum.

         On July 5, 2000, Mr. Akrami loaned Industrialex $83,100 to be used in connection with the acquisition of Screen Tech. The debt, which was repaid in full by Industrialex on July 13, 2000, bore interest at the rate of 10.5%.

         On July 13, 2000, Mr. Akrami guaranteed a line of credit issued to Industrialex by FirstBank of Longmont. The line of credit was in the amount of $400,000 and has a maturity date of January 19, 2001.

         Any future loan transactions or advances to officers, directors or 5% shareholders will be for a bona fide business purpose, approved by a majority of the disinterested directors and will be on terms no less favorable to Industrialex than could be obtained from third parties.

Bolder Venture Partners L.L.C.

         Industrialex is party to a consulting agreement with Bolder Venture Partners L.L.C. dated January, 2000 (as amended June 28, 2000). Bolder Venture Partners is a limited liability company incorporated under the laws of the State of Colorado and is owned 60% by Daryl Yurek, and 10% by each of Cliff Mah, Ahmad Akrami (the Chief Executive Officer and a director of Industrialex), Kent Nuzum and Tom Tennessen (a director of Industrialex).

         Under the terms of the consulting agreement, Bolder agrees to provide consulting services to the officers of Industrialex relating to matters of corporate development, strategic planning, raising of capital and other financial matters, and to assist with certain private placements and public offerings of Industrialex's securities, including this offering.

         In consideration of these services, Industrialex agreed to pay Bolder Venture Partners a monthly fee of $4,500, $50,000 upon closing of the private placement of special warrants, and granted warrants to acquire up to 960,000 shares of Industrialex for a period of five years from January, 2000. On January 26, 2001, Bolder Venture Partners agreed to a reduction in the number of warrants granted pursuant to the consulting agreement from 960,000 to 865,000. The warrants become exercisable as follows:

         o 375,000 at $0.25 per share as of January, 2000 of which 200,000 were exercised in September 2000;

         o        315,000 at $1.00 per share as of May, 2000; and

         o        175,000 at $1.00 per share upon completion of this offering.

         The term of the consulting agreement ended on November 30, 2000. Mr. Akrami did not receive any compensation for services rendered to Industrialex through our consulting agreement with Bolder Venture Partners L.L.C.

                             EXECUTIVE COMPENSATION

         The following table is a summary of the compensation paid to the most highly paid executive officer of Industrialex during the most recently completed financial year for services rendered to Industrialex:

                                                                                         LONG TERM COMPENSATION
                                                                                       ---------------------------
                                                     ANNUAL COMPENSATION                  AWARDS           PAYOUTS
                                            --------------------------------------     ------------        -------
       NAME AND                                                       OTHER ANNUAL     OPTIONS/SARS          LTIP       ALL OTHER
  PRINCIPLE POSITION         PERIOD         SALARY      BONUS         COMPENSATION     GRANTED (#)         PAYOUTS    COMPENSATION
  ------------------         ------         ------      -----         ------------     ------------        -------    ------------
Ahmad Akrami,            Year ended       $94,364.97     N/a             $12,000           N/a                N/a         N/a
President and CEO        Dec. 31, 2000

         Directors of Industrialex are not paid for their service on the board of directors other than receiving an option grant for their service. Each Director was granted 25,000 options, which vest in 24 equal, monthly installments. Prior to January 2000 Industrialex was organized as an LLC and no salary was drawn by Ahmad Akrami. The other annual compensation referred to above in the table represents distributions from member's equity paid by Industrialex to Ahmad Akrami in lieu of salary. Ahmad Akrami drew no salary for his services as President and CEO through December 31, 2000.


                         CAUTIONARY STATEMENT CONCERNING
                           FORWARD-LOOKING STATEMENTS

         We have made certain forward-looking statements in this document and in the documents referred to in this document which are subject to risks and uncertainties. These statements are based on the beliefs and assumptions of the management of the companies and on the information currently available to such management. Forward-looking statements include information concerning possible or assumed future results of Industrialex. These statements may be preceded by, followed by, or otherwise include the words "believes," "expects," "anticipates," "intends," "plans," "estimates" or similar expressions.

         Forward-looking statements are not guarantees of performance. They involve risks, uncertainties and assumptions. The future results and stockholder values of Industrialex may differ materially from those expressed in these forward-looking statements. Many of the factors that will determine these results and values are beyond our ability to control or predict. Investors are cautioned not to put undue reliance on any forward-looking statements. Except for their ongoing obligations to disclose material information as required by the federal securities law, we do not have any intention or obligation to update forward-looking statements after this Prospectus is delivered, even if new information, future events or other circumstances have made them incorrect or misleading.

         You should understand that various factors, in addition to those discussed elsewhere in this document and in the documents referred to in this document, could affect the future results of the combined company following the merger and could cause results to differ materially from those expressed in such forward-looking statements.


                           DIVIDEND RECORD AND POLICY

         Other than distributions to members made by Industrialex Manufacturing LLC, Industrialex has not paid any dividends since incorporation and it has no plans to pay dividends in the immediate future. Industrialex expects to retain its earnings to finance further growth and, when appropriate, retire debt. The directors of Industrialex will determine if and when dividends should be declared and paid in the future based on Industrialex's financial position at the relevant time. All of the shares of Industrialex are entitled to an equal share in any dividends declared and paid.


                                     EXPERTS

         The financial statements of Industrialex Manufacturing Corp. and Decorative & Coating Systems, Inc. as of and for the years ended December 31, 1999 and 1998 included in this prospectus have been audited by Deloitte & Touche LLP, independent auditors, as stated in their reports appearing herein and are included in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

         The financial statements of Broomfield as of June 30, 1999 and 1998 and for the years ended June 30, 1999 and 1998 and the financial statements of Screen Tech as of December 31, 1999 and 1998, and for the years ended December 31, 1999 and 1998 included in this prospectus have been audited by Hein & Associates LLP, independent auditors, as stated in their reports appearing herein, and are included in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.


                                  LEGAL MATTERS

         The Company knows of no material pending legal proceedings to which the Company is or is likely to be a party or to which any of its properties are or are likely to be the subject.

         Campney & Murphy, Barristers and Solicitors, 2100-1111 West Georgia Street, Vancouver, British Columbia, Canada, V7X 1K9 has served as legal counsel of Industrialex in connection with the offering of the securities in Canada on the Canadian Venture Exchange.

         The validity of the securities offered will be passed upon for Industrialex by Davis Graham & Stubbs LLP, Denver, Colorado. Lester Woodward, a partner of Davis Graham & Stubbs LLP, has indicated his intention to acquire units in this offering.


                       WHERE YOU CAN FIND MORE INFORMATION

         You may read and copy any reports, statements or other information that we file with the Securities and Exchange Commission at the SEC's public reference rooms in Washington, D.C.; New York, New York; and Chicago, Illinois. Please call the Securities and Exchange Commission at 1 (800) SEC-0330 for further information on the public reference rooms. Our SEC filings are also available to the public from commercial document retrieval services and at the web site maintained by the Securities and Exchange Commission at "http://www.sec.gov."

                         INDEX TO FINANCIAL STATEMENTS

                                                                                                             PAGE
                                                                                                             ----
Pro Forma Combined Financial Statements
    Basis of presentation................................................................................... F-2
    Unaudited Pro Forma Combined Statement of Operations - Nine Months Ended September 30, 2000............. F-3
    Unaudited Pro Forma Combined Statement of Operations - Year Ended December 31, 1999..................... F-4
    Notes to Unaudited Pro Forma Combined Financial Statements.............................................. F-5

Industrialex Manufacturing Corp.
    Report of Deloitte & Touche LLP, Independent Auditors................................................... F-8
    Balance Sheets - December 31, 1998, December 31, 1999 and September 30, 2000............................ F-9
    Statement of Operations - Nine Months Ended September 30, 2000 and September 30, 1999 for Years Ended
        December 31, 1999 and December 31, 1998............................................................. F-10
    Statements of Equity - September 30, 2000, December 31, 1999, December 31, 1998 and January 1, 1998..... F-11
    Statements of Cash Flows - Nine Months Ended September 30, 2000 and March 31, 1999 and Years Ended
        December 31, 1999 and December 31, 1998............................................................. F-12
    Notes to Financial Statements........................................................................... F-13

Decorative & Coating Systems, Inc.
    Report of Deloitte & Touche LLP, Independent Auditors................................................... F-20
    Balance Sheets - December 31, 1998, December 31, 1999 and March 31, 2000................................ F-21
    Statement of Operations - Three Months Ended March 31, 2000 and March 31, 1999 for Years Ended
        December 31, 1999 and December 31, 1998............................................................. F-22
    Statements of Shareholders' Equity - December 31, 1999 and January 1, 1998.............................. F-23
    Statements of Cash Flows - Three Months Ended March 31, 2000 and March 31, 1999 and Years Ended
        December 31, 1999 and December 31, 1998............................................................. F-24
    Notes to Financial Statements........................................................................... F-25

Broomfield Industrial Painting, Inc.
    Independent Auditor's Report............................................................................ F-29
    Accountant's Review Report.............................................................................. F-30
    Balance Sheets - March 31, 2000 (Unaudited) and For the Years Ended June 30, 1999, 1998,
        and 1997 (Unaudited)................................................................................ F-31
    Statements of Operations and Retained Earnings - For the Nine Months Ended March 31, 2000 and
        1999 (Unaudited) and For The Years Ended June 30, 1999, 1998, and 1997 (Unaudited).................. F-32
    Statements of Cash Flows - For the Nine Months Ended March 31, 2000 and 1999 (Unaudited) and
        For the Years Ended June 30, 1999, 1998, and 1997 (Unaudited)....................................... F-33
    Notes to Financial Statements........................................................................... F-34

Screen Tech Graphics, Inc.
    Independent Auditor's Report............................................................................ F-38
    Accountant's Review Report.............................................................................. F-39
    Accountant's Review Report.............................................................................. F-40
    Balance Sheet - June 30, 2000 and 1999 (Unaudited) and December 31, 1999, 1998, and
        1997 (Unaudited).................................................................................... F-41
    Statements of Operations and Retained Earnings - For the Six Months Ended June 30, 2000 and
        1999 (Unaudited) and the Three Years Ended December 31, 1999, 1998 and 1997 (Unaudited)............. F-42
    Statements of Cash Flows - For the Six Months Ended June 30, 2000 and 1999 (Unaudited) and the
        Three Years Ended December 31, 1999, 1998, and 1997 (Unaudited)..................................... F-43
    Notes to Financial Statements........................................................................... F-44

                        INDUSTRIALEX MANUFACTURING CORP.

              UNAUDITED PRO FORMA COMBINED STATEMENTS OF OPERATIONS

                              BASIS OF PRESENTATION

The following unaudited pro forma combined statements of operations give effect to the acquisitions by Industrialex Manufacturing Corp. ("IMC") (the "Combination"), of the outstanding capital stock of Broomfield Industrial Painting Inc. ("BIP"), Decorative & Coating Systems, Inc. ("DACS"), and Screen Tech. Graphics Inc. ("STG") (collectively the "Acquired Companies"). IMC acquired BIP on April 4, 2000, DACS on May 1, 2000 and STG on July 17, 2000. The Combination will be accounted for using the purchase method of accounting.

The unaudited pro forma combined statements of operation for the nine-months ended September 30, 2000 give effect to these transactions as if they had occurred on January 1, 2000. The unaudited pro forma combined statements of operations for the twelve months ended December 31, 1999 give effect to these transactions as if they had occurred on January 1, 1999.

The excess costs of acquisition of BIP, DACS and STG over the sum of fair values of tangible and identifiable intangible assets less liabilities assumed (goodwill) resulted in a total of $2,733,390 of goodwill being recorded.

The pro forma adjustments are based on preliminary estimates, available information and certain assumptions that IMC management deems appropriate and may be revised as additional information becomes available. The pro forma financial data do not purport to represent what IMC's combined results of operations would actually have been if such transactions in fact had occurred on those dates and are not necessarily representative of IMC's combined results of operations for any future period. The unaudited pro forma combined statements of operations should be read in conjunction with the historical financial statements and notes thereto included elsewhere in this Prospectus.

INDUSTRIALEX MANUFACTURING CORP.

UNAUDITED PRO FORMA CONSOLIDATED COMBINED STATEMENTS OF OPERATIONS
NINE MONTHS ENDED SEPTEMBER 30, 2000
--------------------------------------------------------------------------------

                                          CONSOLIDATED IMC            BIP               DACS             DACS            STG
                                             NINE MONTHS          THREE MONTHS      THREE MONTHS      ONE MONTH        SIX MONTHS
                                                ENDED                ENDED             ENDED            ENDED            ENDED
                                         SEPTEMBER 30, 2000      MARCH 31, 2000    MARCH 31, 2000   APRIL 30, 2000   JUNE 30, 2000
                                         ------------------      --------------    --------------   --------------   -------------
SALES                                       $ 2,295,046            $ 242,019         $380,944         $ 127,648       $ 1,083,619

COST OF SALES                                 1,820,942              143,390          217,712            58,607           639,863
                                            -----------            ---------         --------         ---------       -----------
           Gross profit                         474,104               98,629          163,232            69,041           443,756

OPERATING EXPENSES
   Selling, general and administrative          705,102               79,900          119,377            48,135           320,356
   Goodwill amortization                         70,380                   --               --                --                --
                                            -----------            ---------         --------         ---------       -----------
    Total Operating expenses                    775,482               79,900          119,377            48,135           320,356
                                            -----------            ---------         --------         ---------       -----------

INCOME (LOSS) FROM OPERATIONS                  (301,378)              18,729           43,855            20,906           123,400

OTHER EXPENSE                                   (56,878)              (2,265)             212              (294)          (11,294)
                                            -----------            ---------         --------         ---------       -----------

NET INCOME (LOSS)                           $  (358,256)           $  16,464         $ 44,067         $  20,612       $   112,106
                                            ===========            =========         ========         =========       ===========

BASIC AND DILUTED LOSS PER SHARE

SHARES USED IN COMPUTING PRO
  FORMA LOSS PER SHARE


                                                         PRO FORMA
                                                        ADJUSTMENTS     PRO FORMA
                                           COMBINED      (NOTE 3)       COMBINED
                                          -----------  ------------   ------------
SALES                                     $ 4,129,276    $      --    $ 4,129,276

COST OF SALES                               2,880,514           --      2,880,514
                                          -----------    ---------    -----------
           Gross profit                     1,248,762           --      1,248,762

OPERATING EXPENSES
   Selling, general and administrative      1,272,870           --      1,272,870
   Goodwill amortization                       70,380       66,290        136,670
                                          -----------    ---------    -----------
    Total Operating expenses                1,343,250       66,290      1,409,540
                                          -----------    ---------    -----------

INCOME (LOSS) FROM OPERATIONS                 (94,488)     (66,290)      (160,778)

OTHER EXPENSE                                 (70,519)     (64,600)      (135,119)
                                          -----------    ---------    -----------

NET INCOME (LOSS)                         $  (165,007)   $(130,890)   $  (295,897)
                                          ===========    =========    ===========

BASIC AND DILUTED LOSS PER SHARE                                      $     (0.04)
                                                                      ===========
SHARES USED IN COMPUTING PRO
  FORMA LOSS PER SHARE                                                  7,597,000
                                                                      ===========

See notes to unaudited pro forma combined financial statements.

INDUSTRIALEX MANUFACTURING CORP.

UNAUDITED PRO FORMA COMBINED STATEMENTS OF OPERATIONS
YEAR ENDED DECEMBER 31, 1999
--------------------------------------------------------------------------------

                                                                                                                PRO FORMA
                                                                                                               ADJUSTMENTS
                                            IMC           BIP          DACS            STG         COMBINED      (NOTE 4)
                                        -----------    ---------   ------------    -----------    ----------   ------------
SALES                                   $ 1,113,685    $ 974,153    $ 1,353,373    $ 1,898,720    $ 5,339,931    $      --

COST OF SALES                               783,746      687,223        831,166      1,186,562      3,488,697           --
                                        -----------    ---------    -----------    -----------    -----------    ---------

           Gross profit                     329,939      286,930        522,207        712,158      1,851,234           --

OPERATING EXPENSES:
  Selling, general and administrative       270,119      334,341        468,149        580,907      1,653,516           --
  Goodwill amortization                          --           --             --             --             --      182,226
                                        -----------    ---------    -----------    -----------    -----------    ---------

  Total operating expenses                  270,119      334,341        468,149        580,907      1,653,516      182,226
                                        -----------    ---------    -----------    -----------    -----------    ---------

INCOME (LOSS) FROM OPERATIONS                59,820      (47,411)        54,058        131,251        197,718     (182,226)

OTHER INCOME (EXPENSE)                         (732)         868         (1,077)       (19,314)       (20,255)    (157,200)
                                        -----------    ---------    -----------    -----------    -----------    ---------

NET INCOME (LOSS)                       $    59,088    $ (46,543)   $    52,981    $   111,937    $   177,463    $(339,426)
                                        ===========    =========    ===========    ===========    ===========    =========

BASIC AND DILUTED LOSS PER SHARE


SHARES USED IN COMPUTING PRO
  FORMA LOSS PER SHARE



                                        PRO FORMA
                                         COMBINED
                                        -----------
SALES                                   $ 5,339,931

COST OF SALES                             3,488,697
                                        -----------

           Gross profit                   1,851,234

OPERATING EXPENSES:
  Selling, general and administrative     1,653,516
  Goodwill amortization                     182,226
                                        -----------

  Total operating expenses                1,835,742
                                        -----------

INCOME (LOSS) FROM OPERATIONS                15,492

OTHER INCOME (EXPENSE)                     (177,455)
                                        -----------

NET INCOME (LOSS)                       $  (161,963)
                                        ===========

BASIC AND DILUTED LOSS PER SHARE        $     (0.03)
                                        ===========

SHARES USED IN COMPUTING PRO
  FORMA LOSS PER SHARE                    5,040,000
                                        ===========

INDUSTRIALEX MANUFACTURING CORP.

NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

1.    GENERAL

      The historical financial statements reflect the results of operations of IMC and the Acquired Companies and were derived from IMC's and the respective Acquired Companies' financial statements. The consolidated statement of operations includes the actual results of operations for of IMC and its three wholly owned subsidiaries (BIP acquired on April 4, 2000, DACS acquired on May 1, 2000, and STG acquired on July 17, 2000). The historical financial statements for BIP, DACS and STG to give effect to these transaction as if they had occurred on January 1, 2000. The periods included in the historical financial statements for IMC and the individual Acquired Companies are for the year ended December 31, 1999.

2.    ACQUISITIONS

      IMC has acquired all of the outstanding common stock of the Acquired Companies. The Combination will be accounted for using the purchase method of accounting.

      The following table sets forth the consideration paid or to be paid in (a) cash, (b) notes and (c) in special warrants to the common shareholders of each of the acquired Companies. Each special warrant can be converted into one share of IMC common stock at no cost. For purposes of computing the estimated purchase price for accounting purposes, the value of the special warrants was determined using an estimated fair value of $1 per warrant.

                                                      SPECIAL
                               CASH         NOTES     WARRANTS     TOTAL
                            ----------   ----------   --------   ----------
BIP                         $  425,000   $       --   $500,000   $  925,000
DACS                           300,000      700,000    200,000    1,200,000
STG                            300,000      610,000     90,000    1,000,000
                            ----------   ----------   --------   ----------

Total                       $1,025,000   $1,310,000   $790,000   $3,125,000
                            ==========   ==========   ========   ==========

      Additional consideration of 300,000 shares of common stock will be issued to the shareholders of STG if certain earn-out provisions are attained.

3. UNAUDITED PRO FORMA CONSOLIDATED COMBINED STATEMENTS OF OPERATIONS ADJUSTMENTS FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2000

      (A) Records amortization of goodwill for Acquired Companies as a result of the Combination over an estimated life of 15 years, less amount of amortization already included in the consolidated results of operations for the nine-months ended September 30, 2000.

      (B) Records interest expense incurred on notes payable issued in relation to acquisitions of the Acquired Companies, less amount of interest expense already included in the consolidated results of operations for the nine months ended September 30, 2000.

      The following table summarizes unaudited pro forma consolidated combined statement of operations adjustments at September 30, 2000:

                                            PRO FORMA ADJUSTMENTS       TOTAL
                                          ------------------------    PRO FORMA
                                            (A)             (B)      ADJUSTMENTS
                                          --------        --------   -----------
OPERATING EXPENSES:
  Goodwill amortization                   $ 66,290        $     --    $  66,290
                                          --------        --------    ---------

Income (loss) from operations              (66,290)             --      (66,290)

Other expense                                   --         (64,600)     (64,600)
                                          --------        --------    ---------

Net income                                $(66,290)       $(64,600)   $(130,890)
                                          ========        ========    =========

4. UNAUDITED PRO FORMA COMBINED STATEMENTS OF OPERATIONS ADJUSTMENTS FOR THE TWELVE MONTHS ENDED DECEMBER 31, 1999

      (A) Records amortization of goodwill for acquired companies as a result of the Combination over an estimated life of 15 years.

      (B) Records interest expense incurred on notes payable issued in relation to acquisitions of the Acquired Companies.

      The following tables summarize unaudited pro forma combined statements of operations adjustments at December 31, 1999:

                                          PRO FORMA ADJUSTMENTS        TOTAL
                                          ----------------------     PRO FORMA
                                            (A)           (B)       ADJUSTMENTS
                                          --------     ---------    -----------
OPERATING EXPENSES:
  Goodwill amortization                   $ 182,226    $      --    $ 182,226
                                          ---------    ---------    ---------

Income (loss) from operations              (182,226)          --     (182,226)
                                          ---------    ---------    ---------

Other income (expense)                           --     (157,200)    (157,200)
                                          ---------    ---------    ---------

Net income                                $(182,226)   $(157,200)   $(339,426)
                                          =========    =========    =========

5.    EARNINGS PER SHARE

      The pro forma share outstanding were computed as follows:

                                                     NINE MONTHS
                                                       ENDED          YEAR ENDED
                                                    SEPTEMBER 30,    DECEMBER 31,
                                                        2000             1999
Shares issued upon merger of LLC and the Company        4,250,000        4,250,000
Special warrants issued in the private placement        2,357,000               --
Special warrants exercised by BVP                         200,000               --
Special warrants to be issued in acquisitions             790,000          790,000
                                                   --------------   --------------

                                                        7,597,000        5,040,000
                                                   ==============   ==============

         The computation above excludes 665,000 warrants issued or to be issued to BVP as well as options to purchase 687,000 shares of common stock the Company will grant to employees and directors of the Company immediately following the offering.

INDEPENDENT AUDITORS' REPORT


To the Board of Directors and Shareholders of Industrialex Manufacturing Corp.
Longmont, Colorado

We have audited the accompanying consolidated balance sheets of Industrialex Manufacturing Corp. (the Company) as of December 31, 1998 and 1999, and the related consolidated statements of operations, shareholders' equity, and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, such financial statements present fairly, in all material respects, the financial position of Industrialex Manufacturing Corp. as of December 31, 1998 and 1999, and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.



DELOITTE & TOUCHE LLP
Denver, Colorado

April 7, 2000
(January 31, 2001 as to Notes 3 and 10)

INDUSTRIALEX MANUFACTURING CORP.

CONSOLIDATED BALANCE SHEETS
--------------------------------------------------------------------------------

                                                                                   DECEMBER 31,
                                                                           ---------------------------   SEPTEMBER 30,
ASSETS                                                                         1998           1999           2000
                                                                           ------------   ------------   -------------
                                                                                                          (UNAUDITED)
CURRENT ASSETS:
  Cash and cash equivalents                                                $        849   $     39,930   $      69,219
  Accounts receivable:
    Trade, net of allowance for doubtful accounts of $0 in 1999 and 1998        323,701        250,532         764,440
    Other                                                                         1,150          1,300              --
  Inventories                                                                        --             --         151,078
  Other current assets                                                            7,132          5,028           2,674
                                                                           ------------   ------------   -------------
           Total current assets                                                 332,832        296,790         987,411

PROPERTY, PLANT AND EQUIPMENT, net                                               78,884        137,685         408,378

OTHER ASSETS:
  Note receivable from related parties                                               --         11,449         111,910
  Deferred initial public offering expense                                           --             --         256,038
  Deferred acquisition expenses                                                      --          1,098              --
  Security deposits                                                               4,705          7,132           9,760
  Goodwill                                                                           --             --       2,663,024
                                                                           ------------   ------------   -------------
           Other assets                                                           4,705         19,679       3,040,732
                                                                           ------------   ------------   -------------

TOTAL                                                                      $    416,421   $    454,154   $   4,436,521
                                                                           ============   ============   =============

LIABILITIES AND EQUITY

CURRENT LIABILITIES:
  Bank overdrafts                                                          $     40,717   $         --   $          --
  Bank line of credit                                                                --             --         376,398
  Notes payable                                                                      --             --       1,310,000
  Accounts payable                                                               19,823         34,706         478,412
  Accrued liabilities:
    Payroll                                                                      17,329         20,204          61,790
    Other                                                                        11,568          6,398          46,935
  Deferred income taxes                                                              --             --          23,000
  Current portion of capital lease obligations                                       --          8,763          10,747
                                                                           ------------   ------------   -------------
           Total current liabilities                                             89,437         70,071       2,307,282

CAPITAL LEASE OBLIGATIONS, less current maturities                                   --         40,703          30,342

COMMITMENT AND CONTINGENCIES (Note 6)

COMMON STOCK WARRANTS                                                                --             --         790,000

EQUITY:
  Common stock, $.01 par value - 50,000,000 authorized, 4,250,000 issued
    and outstanding                                                                  --             --          44,500
  Additional paid-in capital                                                         --             --       1,667,373
  Accumulated deficit                                                                --             --        (358,256)
  Deferred compensation                                                              --             --         (44,720)
  Member's equity                                                               326,984        343,380              --
                                                                           ------------   ------------   -------------
      Total equity                                                              326,984        343,380       1,308,897
                                                                           ------------   ------------   -------------

TOTAL LIABILITIES AND EQUITY                                               $    416,421   $    454,154   $   4,436,521
                                                                           ============   ============   =============



See notes to financial statements.

INDUSTRIALEX MANUFACTURING CORP.

CONSOLIDATED STATEMENTS OF OPERATIONS
--------------------------------------------------------------------------------

                                                   YEARS ENDED                  NINE MONTHS ENDED
                                                   DECEMBER 31,                   SEPTEMBER 30,
                                           ----------------------------    ---------------------------
                                               1998            1999            1999           2000
                                           ------------    ------------    ------------   ------------
                                                                                   (UNAUDITED)
SALES                                      $    810,821    $  1,113,685    $    791,815   $  2,295,046

COST OF SALES:
  Cost of sales                                 473,723         758,787         533,426      1,820,942
  Asset impairment                                   --          24,959              --             --
                                           ------------    ------------    ------------   ------------
         Total cost of sales                    473,723         783,746         533,426      1,820,942
                                           ------------    ------------    ------------   ------------

         Gross profit                           337,098         329,939         258,389        474,104

GENERAL AND ADMINISTRATIVE
  EXPENSES:
  General and administrative                    163,667         265,686         177,875        775,482
  Asset impairment                                   --           4,433              --             --
                                           ------------    ------------    ------------   ------------
        Total general and administrative
          expenses                              163,667         270,119         177,875        775,482
                                           ------------    ------------    ------------   ------------

INCOME (LOSS) FROM OPERATIONS                   173,431          59,820          80,514       (301,378)

OTHER INCOME (EXPENSE), net                         (95)           (732)             19        (56,878)
                                           ------------    ------------    ------------   ------------

NET INCOME (LOSS)                               173,336          59,088          80,533       (358,256)

PRO FORMA INCOME TAX EXPENSE                     64,654          22,040          30,038             --
                                           ------------    ------------    ------------   ------------

PRO FORMA NET INCOME (LOSS)                $    108,682    $     37,048    $     50,495   $   (358,256)
                                           ============    ============    ============   ============

EARNINGS (LOSS) PER SHARE -
  BASIC AND DILUTED                        $       0.03    $       0.01    $       0.01   $      (0.05)
                                           ============    ============    ============   ============

WEIGHTED AVERAGE NUMBER
  OF COMMON SHARES
  OUTSTANDING - BASIC AND
  DILUTED                                     4,250,000       4,250,000       4,250,000      6,568,777
                                           ============    ============    ============   ============


See notes to financial statements.

INDUSTRIALEX MANUFACTURING CORP.

CONSOLIDATED STATEMENTS OF EQUITY
--------------------------------------------------------------------------------


                                      COMMON STOCK        ADDITIONAL
                                 ----------------------    PAID-IN       MEMBER'S     ACCUMULATED      DEFERRED
                                   SHARES      AMOUNT      CAPITAL        EQUITY         DEFICIT     COMPENSATION      TOTAL
BALANCE,
  JANUARY 1, 1998                        --  $       --  $         --  $    177,869   $         --   $         --   $    177,869

  Distributions                          --          --            --       (24,221)            --             --        (24,221)

  Net income                             --          --            --       173,336             --             --        173,336
                                 ----------  ----------  ------------  ------------   ------------   ------------   ------------

BALANCE,
  DECEMBER 31, 1998                      --          --            --       326,984             --             --        326,984

  Distributions                          --          --            --       (42,692)            --             --        (42,692)

  Net income                             --          --            --        59,088             --             --         59,088
                                 ----------  ----------  ------------  ------------   ------------   ------------   ------------

BALANCE,
  DECEMBER 31, 1999                      --          --            --       343,380             --             --        343,380

  Distributions (unaudited)              --          --            --       (16,034)            --             --        (16,034)

  Merger with Industrialex
    Manufacturing Corp.
     (unaudited)                  4,250,000      42,500       284,846      (327,346)            --             --             --

  Exercise of common stock
    warrants (unaudited)            200,000       2,000        48,000            --             --             --         50,000

  Issuance of common stock
    warrants (unaudited)                 --          --     1,284,527            --             --             --      1,284,527

  Deferred employee stock
    compensation (unaudited)             --          --        50,000            --             --        (50,000)            --

  Amortization of deferred
    employee stock compensation
    (unaudited)                          --          --            --            --             --          5,280          5,280

  Net loss (unaudited)                   --          --            --            --       (358,256)            --       (358,256)
                                 ----------  ----------  ------------  ------------   ------------   ------------   ------------

BALANCE,
  SEPTEMBER 30, 2000
  (unaudited)                     4,450,000  $   44,500  $  1,667,373  $         --   $   (358,256)  $    (44,720)  $  1,308,897
                                 ==========  ==========  ============  ============   ============   ============   ============



See notes to the financial statements.

INDUSTRIALEX MANUFACTURING CORP.

CONSOLIDATED STATEMENTS OF CASH FLOWS
--------------------------------------------------------------------------------

                                                                         YEARS ENDED                   NINE MONTHS ENDED
                                                                         DECEMBER 31,                    SEPTEMBER 30,
                                                                 ----------------------------    ----------------------------
                                                                     1998            1999            1999            2000
                                                                 ------------    ------------    ------------    ------------
                                                                                                         (UNAUDITED)
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income (loss)                                              $    173,336    $     59,088    $     80,533    $   (358,256)
  Adjustments to reconcile net income (loss) to net
    cash provided by (used in) operations:
    Depreciation                                                       10,668          29,856          21,594         113,527
    Asset impairment                                                       --          29,392              --              --
    Non-cash stock and deferred compensation                               --              --              --          23,370
    Changes in operating assets and liabilities, excluding
      effects of acquisitions:
      Accounts receivable                                            (129,091)         73,019          96,887          46,441
      Inventory                                                            --              --              --          (6,286)
      Other currents assets                                            (4,735)          2,104          (7,136)          7,604
      Other assets                                                     (1,783)         (3,525)             --        (218,940)
      Bank overdrafts                                                  21,001         (40,717)        (40,717)             --
      Accounts payable                                                 11,568          14,883          66,332         331,198
      Accrued liabilities                                              11,376          (2,295)         38,707          67,700
                                                                 ------------    ------------    ------------    ------------

           Net cash provided by (used in) operating activities         92,340         161,805         256,200           6,358
                                                                 ------------    ------------    ------------    ------------

CASH FLOWS USED IN INVESTING ACTIVITIES -
  Payments for acquisitions, net of cash acquired                          --              --              --      (1,113,036)
  Capital expenditures                                                (67,270)        (62,099)        (59,498)        (63,118)
                                                                 ------------    ------------    ------------    ------------

           Net cash used in investing activities                      (67,270)        (62,099)        (59,498)     (1,176,154)
                                                                 ------------    ------------    ------------    ------------

CASH FLOWS FROM FINANCING ACTIVITIES:
  Issuance of common stock and common stock
    warrants                                                               --              --              --       1,228,500
  Amounts collected from related parties                                   --              --              --          11,449
  Amounts loaned to member under note receivable                           --         (11,449)        (26,997)       (130,000)
  Borrowings under bank line of credit                                     --              --              --         376,398
  Payments on notes payable                                                --              --              --        (262,851)
  Distribution to member                                              (24,221)        (42,692)        (28,451)        (16,034)
  Payments on capital lease obligations                                    --          (6,484)             --          (8,377)
                                                                 ------------    ------------    ------------    ------------

           Net cash provided by (used in) financing activities        (24,221)        (60,625)        (55,448)      1,199,085
                                                                 ------------    ------------    ------------    ------------

NET INCREASE IN CASH AND CASH
  EQUIVALENTS                                                             849          39,081         141,254          29,289

CASH AND CASH EQUIVALENTS,
  BEGINNING OF YEAR                                                        --             849             849          39,930
                                                                 ------------    ------------    ------------    ------------

CASH AND CASH EQUIVALENTS,
  END OF YEAR                                                    $        849    $     39,930    $    142,103    $     69,219
                                                                 ============    ============    ============    ============

SUPPLEMENTAL DISCLOSURE OF CASH FLOW
  INFORMATION - Cash paid for interest                           $         98    $      3,554    $         --    $     66,240
                                                                 ============    ============    ============    ============

SUPPLEMENTAL DISCLOSURE OF NONCASH
  INVESTING AND FINANCING TRANSACTIONS -
  Assets acquired under capitalized leases                       $         --    $     55,950    $         --    $         --
                                                                 ============    ============    ============    ============



See notes to financial statements.

INDUSTRIALEX MANUFACTURING CORP.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
YEARS ENDED DECEMBER 31, 1999 AND 1998
--------------------------------------------------------------------------------


1.    ORGANIZATION

      The accompanying financial statements present the financial position and results of operations of Industrialex Manufacturing LLC ("LLC"), a limited liability company organized under the laws of the state of Colorado in 1994. Ahmad Akrami and The Rudder Group, LLC were the original members of the Company. On May 10, 1997, The Rudder Group, LLC sold its 50% interest to Ahmad Akrami. As discussed in Note 10, in January 2000 LLC merged with Industrialex Manufacturing Corp. (the "Company") and the Company became the surviving entity. Because the Company and LLC are entities under common control, the financial statements of LLC represent the historical financial statements of the Company.

      The Company operates in one segment and provides specialized protective coating services to the high technology manufacturing industry located along the front range of Colorado.

      As further discussed in Notes 3 and 10, the Company has completed the acquisition of certain businesses during the period subsequent to December 31, 1999. All references to the Company in these financial statements include all acquired subsidiaries.

2.    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

      INTERIM FINANCIAL INFORMATION - The interim financial statements as of September 30, 2000 and for the nine months ended September 30, 2000 and 1999 are unaudited, and certain information and footnote disclosures normally included in annual financial statements prepared in accordance with accounting principles generally accepted in the United States of America have been omitted. In the opinion of management, all adjustments, consisting only of normal recurring items, necessary to fairly present the financial position, results of operations and cash flows with respect to the interim financial statements have been included. The results of operations for the interim period are not necessarily indicative of the results for an entire fiscal year.

      CASH AND CASH EQUIVALENTS - The Company considers all highly liquid debt instruments with original maturities of three months or less to be cash equivalents.

      PROPERTY, PLANT AND EQUIPMENT - The Company records property, plant and equipment at cost. Depreciation is computed using the straight-line method over the estimated useful lives as follows:

Machinery and equipment                                       7 years
Furniture and fixtures                                        3 years

      Improvements on leased property are amortized on the straight-line method over the life of the lease. Expenditures for repairs and maintenance are charged to operations as incurred.

      Upon retirement or disposition of property, plant or equipment, the related cost and accumulated depreciation are removed from the accounts and any resulting gain or loss is recognized in income or loss for the period.

      IMPAIRMENTS OF ASSETS - Long-lived assets are reviewed for impairment if events or circumstances indicate the carrying amount of these assets may not be recoverable. If this review indicates that these assets will not be recoverable, based on the forecasted undiscounted future operating cash flows expected to result from the use of these assets and their eventual disposition, the Company's carrying value of these assets is reduced to fair value. The Company has recorded impairment losses in the accompanying statements of operations of $29,392 during 1999.

      REVENUE RECOGNITION - The Company recognizes revenue upon completion of conformal coating and shipment of product to customer.

      ESTIMATES - The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses. Actual results could differ materially from those estimates.

      INCOME TAXES - Through December 1999, the Company elected to be treated as a limited liability corporation (LLC) as provided by the Internal Revenue Code; accordingly, income taxes related to the Company's operations were the responsibility of the LLC member.

      The Company has elected to be treated as a "C" corporation as provided for by the Internal Revenue Code, and accordingly, income taxes related to the Company's operations will become the responsibility of the Company. As of January 1, 2000, the Company will account for income taxes in accordance with Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes" (SFAS No. 109). SFAS No. 109 requires the recognition of deferred tax liabilities and assets for the expected future tax consequences of temporary differences between the financial reporting basis and income tax basis of assets and liabilities, based on enacted tax rates.

      Pro forma income tax expense is computed in accordance with the Securities and Exchange Commission Staff Accounting Bulletin No. 55, "Pro Forma Financial Statements and Earnings per Share" (SAB 55). In accordance with SAB 55, pro forma financial information and earnings per share is required when the historical financial statements are not indicative of the on-going entity. As a result of the Company's change to a "C" corporation during 2000, the historical statements of operations have been adjusted to reflect a pro forma tax provision as if the Company had always been a taxable entity. Also, in accordance with SAB 55, historical earnings
      (loss) per share has not been reflected because it is not relevant and pro forma earnings (loss) per share have been presented (see Note 8).

      COMPREHENSIVE INCOME - In 1998, the Company adopted Statement of Financial Accounting Standard No. 130, "Reporting Comprehensive Income" (SFAS No.
      130). SFAS No. 130 established standards for reporting and display of comprehensive income and its components (revenues, expenses, gains, and losses) in a full set of general-purpose financial statements. The Company had no items of other comprehensive income in 1998 or 1999.

      NEW ACCOUNTING PRONOUNCEMENTS - In June 1998, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 133 "Accounting for Derivative Instruments and Hedging Activities" (SFAS No.
      133). The standard, which is effective for fiscal years beginning after June 15, 2000, sets forth guidelines and requirements for measuring derivative instruments at fair value as assets and liabilities to be reported in the financial statements and that the changes in the fair value of the instruments shall be recognized in the results of operations. The Company has not completed the process of evaluating the impact that will result from adopting this pronouncement.

3.    ACQUISITIONS SUBSEQUENT TO DECEMBER 31, 1999 (UNAUDITED)

      On April 4, 2000, the Company acquired all of the outstanding stock of Broomfield Industrial Painting, Inc. (BIP). The purchase price, net of cash acquired, amounted to approximately $965,000 and consisted of the following:

Cash                                                                          $430,000
500,000 special warrants to BIP shareholders                                   500,000
Warrants to third party for acquisition services                                35,000
                                                                              --------

Total                                                                         $965,000
                                                                              ========

      The fair value of the assets acquired, excluding cash acquired, amounted to $220,000 and liabilities assumed were $36,000. The cost in excess of net assets acquired amounted to $781,000 and has been recorded as goodwill in the accompanying consolidated balance sheet as of September 30, 2000.

      On May 1, 2000, the Company acquired all of the outstanding stock of Decorative & Coating Systems, Inc. (DACS). The purchase price, net of cash acquired, amounted to approximately $1,233,000 and consisted of the following:

Cash                                                                          $  298,000
Note payable to DACS                                                             700,000
200,000 special warrants to DACS shareholders                                    200,000
Warrants to third party for acquisition services                                  35,000
                                                                              ----------

Total                                                                         $1,233,000
                                                                              ==========

      The fair value of the assets acquired, excluding cash acquired, amounted to $229,000 and liabilities assumed were $57,000. The cost in excess of net assets acquired amounted to $1,061,000 and has been recorded as goodwill in the accompanying consolidated balance sheet as of September 30, 2000.

      On July 17, 2000, the Company acquired all of the outstanding stock of Screen Tech Graphics, Inc. (STG). The purchase price, net of cash acquired, amounted to approximately $1,011,000 and consisted of the following:

Cash                                                                          $  275,000
Notes payable to former STG shareholders                                         610,000
90,000 special warrants to former STG shareholders                                90,000
Warrants to third party for acquisition services                                  36,000
                                                                              ----------

Total                                                                         $1,011,000
                                                                              ==========


      Subject to earn-out provisions, additional consideration of 300,000 shares of common stock will be paid to the former STG shareholders.

      The fair value of the assets acquired, excluding cash, amounted to $527,000 and liabilities assumed were $320,000. The cost in excess of net assets acquired amounted to $804,000 and has been recorded as goodwill in the accompanying consolidated balance sheet as of September 30, 2000.

      Each special warrant issued to the former BIP, DACS and STG shareholders can be converted into one share of Company common stock at no additional cost at the option of the holder, with no expiration.

      The BIP, DACS and STG purchase agreements also include provisions whereby the former shareholders of BIP, DACS and STG can require the Company to buy the special warrants back at $1 per special warrant if a public offering of the Company's common stock has not been effected within one year of each respective closing date. As a result, these warrants are excluded from equity in the accompanying consolidated balance sheet.

      The acquisitions were accounted for by the purchase method of accounting for business combinations. Accordingly, the accompanying consolidated statements of income do not include any revenue or expenses related to these acquisitions prior to their respective closing dates.

      The following unaudited pro forma consolidated statement of operations data for the nine months ended September 30, 2000 and the year ended December 31, 1999 give effect to the acquisitions of BIP, DACS and STG as if each of these acquisitions had occurred on January 1, 1999. All of the following unaudited pro forma consolidated results give effect to purchase accounting adjustments. These pro forma results have been prepared for comparative purposes only and do not purport to be indicative of what operating results would have been had the acquisitions actually taken place on January 1, 1999 and may not be indicative of future operating results.

                                 NINE MONTHS
                                     ENDED          YEAR ENDED
                                 SEPTEMBER 30,     DECEMBER 31,
                                     2000              1999
                                --------------    --------------
Pro forma: Sales                $    4,129,276    $    5,339,931
                                ==============    ==============
           Net loss             $     (295,897)   $     (161,963)
                                ==============    ==============
           Basic and diluted
           Net loss per share   $        (0.04)   $        (0.03)
                                ==============    ==============

4.    NOTE RECEIVABLE FROM RELATED PARTY

      In 1999, the Company entered into an agreement and signed a note with its majority shareholder that allows the shareholder to borrow amounts up to $33,000. The note accrues interest at 8%. Principal and accrued interest are due on the maturity date of December 30, 2002. The balance outstanding on the note at December 31, 1999 was $11,449.

5.    PROPERTY, PLANT AND EQUIPMENT

      Property, plant and equipment consist of the following as of December 31:

                                   1998          1999
Machinery and equipment         $   99,232    $  170,829
Furniture and fixtures              11,652        24,709
Leasehold improvements               2,747         2,747
                                ----------    ----------
                                   113,631       198,285
Less accumulated depreciation      (34,747)      (60,600)
                                ----------    ----------

Total                           $   78,884    $  137,685
                                ==========    ==========

6.    LINE OF CREDIT

      The Company had a line of credit with FirstBank of Longmont (the Bank) which expired on July 25, 1999. The line of credit had a limit of $20,000 and was secured by the Company's cash accounts at the Bank. Interest accrued at the Bank's commercial base rate plus 1%. There were no amounts outstanding on the line of credit at December 31, 1998.

7.    COMMITMENTS

      The Company has various noncancelable capital and operating leases for office and operating space and equipment which expire at various times from the year 2002 to 2004. Aggregate minimum annual rentals under such leases are as follows:

                                                  CAPITAL       OPERATING
YEAR ENDING DECEMBER 31:                           LEASES        LEASES

2000                                             $   13,384    $   58,376
2001                                                 13,384        23,426
2002                                                 13,384         9,274
2003                                                 13,384            --
2004                                                  8,644            --
                                                 ----------    ----------

Total minimum lease payments                         62,180    $   91,076
                                                 ----------    ==========

Less amount representing interest                   (12,714)
                                                 ----------

Present value of minimum lease payments              49,466
Less current portion                                 (8,763)
                                                 ----------

Long-term portion of capital lease obligations   $   40,703
                                                 ==========

      The obligations under capital leases are collateralized by equipment with a cost of $55,950 and associated accumulated amortization of $8,393.

      During 1998 and 1999, rental expense under operating leases amounted to $43,393 and $59,867, respectively.

      In January 2000, the Company entered into an agreement with Bolder Venture Partners ("BVP"). BVP has agreed to provide the Company with certain corporate development and financial advisor services through November 2000. In consideration of these advisory services, the Company will pay BVP a monthly fee of $4,500 through November 2000.

8.    CONCENTRATIONS OF CREDIT AND OTHER RISKS

      CONCENTRATION OF CREDIT RISK - The Company's financial instruments that potentially subject the Company to significant concentration of credit risk consist of accounts receivable. The Company manages credit risk with respect to accounts receivable through a credit evaluation process. Historically, the Company has not incurred any significant credit related losses.

      SIGNIFICANT CUSTOMERS - The Company had one customer which represented 83% and 82% of total 1998 and 1999 revenues, respectively, and 89% and 67% of total accounts receivable in 1998 and 1999, respectively.

9.    EARNINGS PER SHARE

      The weighted average shares outstanding for the years ended December 31, 1999 and 1998 and for the nine months ended September 30, 1999 was 4,250,000, which represents the shares issued upon the merger of LLC and the Company. There were no potentially dilutive securities outstanding during any of these periods. The weighted average shares outstanding for the nine months ended September 30, 2000 is calculated as follows:

Shares issued upon merger of LLC and the Company                              4,250,000
Shares issued upon exercise of BVP warrants                                      11,111
Special warrants issued in private placement                                  1,833,222
Special warrants issued in acquisitions                                         474,444
                                                                              ---------

                                                                              6,568,777
                                                                              =========


      In January 2000, the Company issued 400,000 warrants to acquire shares of common stock with an exercise price of $0.25 per share (see Note 11). 200,000 of these warrants were converted into common stock in September 2000 and are included in the computation above. The remaining 200,000 warrants were excluded from the computation of diluted earnings per share as their effect would have been anti-dilutive. Had the effect of these warrants been dilutive, the Company would have included an additional 355,555 shares in diluted earnings per share.

10.   SUBSEQUENT EVENTS

      In January 2000, the Company entered into an agreement with Bolder Venture Partners (BVP) to assist in making acquisitions and raising capital. One of the minority shareholders of BVP is the Company's majority shareholder. The Company granted BVP 400,000 warrants to acquire Company common stock at $.25 per share upon execution of the agreement in consideration for assistance in acquisitions. The Company will issue to BVP an additional 560,000 warrants upon completion of the Company's initial public offering. The exercise price of these warrants will be equal to the price in the public offering. The issuance of these warrants with be accounted for in accordance with SFAS No. 123. Any value assigned to the warrants will be allocated to the purchase price of the businesses acquired or as a cost of the offerings. In January 2001, Bolder Venture Partners agreed to a reduction in the number of warrants granted pursuant to its consulting agreement from 960,000 to 865,000. As part of this agreement Bolder Venture Partners agreed to a twelve month lockup of all shares owned by Bolder Venture Partners. The warrant becomes exercisable as follows:
      375,000 at $.25 per share as of January, 2000 of which 200,000 shares were exercised in September 2000, 315,000 at $1.00 per share as of May, 2000 and 175,000 at $1.00 upon the completion of the IPO.

      In February 2000, LLC was merged into the Company, with the Company becoming the surviving entity. Ahmad Akrami is a 89.9% shareholder in the Company. In January 2001, Ahmad Akrami agreed to cancel 500,000 shares of Common Stock from his total ownership of 4,000,000 shares of common stock.

      In March 2000, the Company raised $1,018,500 in a private placement of 2,037,000 special warrants to the Company officers and other individuals. Each special warrant can be converted into one share of the Company common stock at no additional cost.

      In May 2000, the Company entered into an agreement and signed a note with an officer in the amount of $130,000. The note is due April 30, 2003, or immediately if the officer ceases to be employed by Industrialex, and bears interest at a rate of 7% per annum until paid. On April 30, 2003, provided the officer is stilled employed by Industrialex, the amount due under the promissory note will be paid to the officer as a bonus.

      In June 2000, the Company's board of directors approved a stock option (the Plan). The Plan provides that a maximum number of common shares issued or covered by outstanding stock options granted under the Plan shall not, in the aggregate, exceed 1,200,000, that the exercise price of each stock option granted shall not be less than the fair market value as defined in the Plan, and that the term of a stock option shall not exceed five years. Through November 14, 2000, 687,000 shares have been granted at strike prices ranging from $0.50 to $1.00. Because the public offering price of the Company's common stock is expected to be $1.00 per share, all options issued with a strike price less than $1.00 have been deemed to be compensatory and, accordingly, compensation expense has been recorded.

      In July 2000, the Company entered into a line of credit agreement with FirstBank of Longmont. The line of credit has a maximum limit of $400,000 and is secured by substantially all assets of the Company. As of November 14, 2000, the line of credit had an outstanding balance of $381,000. Interest accrues at Prime plus 1% and is payable monthly. All outstanding principal and accrued interest is due on the maturity date of January 19, 2001.

                                    * * * * *

INDEPENDENT AUDITORS' REPORT


To the Board of Directors and Shareholders of Decorative & Coating Systems, Inc.
Denver, Colorado

We have audited the accompanying balance sheets of Decorative & Coating Systems, Inc. (the Company) as of December 31, 1998 and 1999, and the related statements of operations, shareholders' equity, and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, such financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 1998 and 1999, and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.



DELOITTE & TOUCHE LLP

Denver, Colorado

April 7, 2000
(August 10, 2000 as to Note 8)

DECORATIVE & COATING SYSTEMS, INC.

BALANCE SHEETS
--------------------------------------------------------------------------------

                                                               DECEMBER 31,            MARCH 31,
ASSETS                                                     1998           1999           2000
                                                       ------------   ------------   ------------
                                                                                      (UNAUDITED)
CURRENT ASSETS:
  Cash and cash equivalents                            $     39,353   $     34,194   $     91,039
  Trade accounts receivable, net of allowance for
    doubtful accounts of $0 in 1999 and 1998                112,081        139,075        159,593
  Notes receivable from related parties (Note 7)                 --          3,729          4,668
  Inventories                                                30,496         36,468         34,782
  Prepaid expenses                                            4,829          3,103          3,132
                                                       ------------   ------------   ------------
           Total current assets                             186,759        216,569        293,214

PROPERTY, PLANT AND EQUIPMENT, net                           10,281         30,215         29,625
                                                       ------------   ------------   ------------

TOTAL ASSETS                                           $    197,040   $    246,784   $    322,839
                                                       ============   ============   ============

LIABILITIES AND SHAREHOLDERS' EQUITY

CURRENT LIABILITIES:
  Accounts payable                                     $     27,542   $     43,933   $     85,922
  Accrued liabilities:
    Payroll                                                  18,769         12,144             --
    Other                                                     2,321          3,156          6,225
  Current maturities of long-term debt                        2,081          3,798          3,867
                                                       ------------   ------------   ------------
           Total current liabilities                         50,713         63,031         96,014
                                                       ------------   ------------   ------------

LONG-TERM DEBT, less current maturities                          --         14,445         13,450

COMMITMENTS AND CONTINGENCIES
  (Note 5)

SHAREHOLDERS' EQUITY:
  Common stock, $1 par value, 200,000 shares
    authorized, 50,930 shares issued and outstanding         50,930         50,930         50,930
  Additional paid-in capital                                  7,769          7,769          7,769
  Retained earnings                                          87,628        110,609        154,676
                                                       ------------   ------------   ------------
           Total shareholders' equity                       146,327        169,308        213,375
                                                       ------------   ------------   ------------

TOTAL LIABILITIES AND SHAREHOLDERS'
  EQUITY                                               $    197,040   $    246,784   $    322,839
                                                       ============   ============   ============


See notes to the financial statements.

DECORATIVE & COATING SYSTEMS, INC.

STATEMENTS OF OPERATIONS
--------------------------------------------------------------------------------

                                     YEARS ENDED                THREE MONTHS ENDED
                                     DECEMBER 31,                    MARCH 31,
                            ----------------------------    ---------------------------
                                1998            1999            1999           2000
                            ------------    ------------    ------------   ------------
                                                                    (UNAUDITED)
NET SALES                   $  1,220,667    $  1,353,373    $    301,564   $    380,944

COST OF SALES                    789,124         831,166         174,071        217,712
                            ------------    ------------    ------------   ------------

GROSS PROFIT                     431,543         522,207         127,493        163,232

SELLING, GENERAL AND
  ADMINISTRATIVE EXPENSES        440,623         468,149         112,341        119,377
                            ------------    ------------    ------------   ------------

INCOME (LOSS) FROM
  OPERATIONS                      (9,080)         54,058          15,152         43,855

OTHER INCOME (EXPENSE)              (773)         (1,077)            248            212
                            ------------    ------------    ------------   ------------

NET INCOME (LOSS)           $     (9,853)   $     52,981    $     15,400   $     44,067
                            ============    ============    ============   ============


See notes to the financial statements.

DECORATIVE & COATING SYSTEMS, INC.

STATEMENTS OF SHAREHOLDERS' EQUITY
--------------------------------------------------------------------------------

                                      COMMON STOCK            ADDITIONAL
                               ---------------------------     PAID-IN        RETAINED
                                  SHARES         AMOUNT        CAPITAL        EARNINGS         TOTAL
                               ------------   ------------   ------------   ------------    ------------
BALANCE, JANUARY 1, 1998             50,930   $     50,930   $      7,769   $    124,358    $    183,057

  Distributions                          --             --             --        (26,877)        (26,877)

  Net loss                               --             --             --         (9,853)         (9,853)
                               ------------   ------------   ------------   ------------    ------------

BALANCE,
  JANUARY 1, 1998                    50,930         50,930          7,769         87,628         146,327

  Distributions                          --             --             --        (30,000)        (30,000)

  Net income                             --             --             --         52,981          52,981
                               ------------   ------------   ------------   ------------    ------------

BALANCE,
  DECEMBER 31, 1999                  50,930         50,930          7,769        110,609         169,038

  Distributions (unaudited)              --             --             --             --              --

  Net income (unaudited)                 --             --             --         44,067          44,067
                               ------------   ------------   ------------   ------------    ------------

BALANCE,
  MARCH 31, 2000 (unaudited)         50,930   $     50,930   $      7,769   $    154,676    $    213,375
                               ============   ============   ============   ============    ============


See notes to the financial statements.

DECORATIVE & COATING SYSTEMS, INC.

STATEMENTS OF CASH FLOWS
--------------------------------------------------------------------------------

                                                             YEARS ENDED              THREE MONTHS ENDED
                                                             DECEMBER 31,                  MARCH 31,
                                                       ------------------------    ------------------------
                                                          1998          1999          1999          2000
                                                       ----------    ----------    ----------    ----------
                                                                                          (UNAUDITED)
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income (loss)                                    $   (9,853)   $   52,981    $   15,400    $   44,067
  Adjustments to reconcile net income (loss) to net
    cash provided by operating activities:
    Depreciation                                            4,752         8,883         1,035         2,688
    Changes in operating assets and liabilities:
      Accounts receivable                                  24,712       (26,994)       (8,151)      (21,457)
      Inventories                                           1,834        (5,972)       (1,681)        1,686
      Prepaid expenses                                       (806)        1,726         4,769           (29)
      Accounts payable and accrued liabilities             (5,550)       10,601        25,726        32,914
                                                       ----------    ----------    ----------    ----------

           Net cash provided by operating activities       15,089        41,225        37,098        59,869
                                                       ----------    ----------    ----------    ----------

CASH FLOWS USED IN INVESTING
  ACTIVITIES - Purchases of fixed assets                   (3,754)      (28,817)       (7,897)       (2,098)
                                                       ----------    ----------    ----------    ----------

CASH FLOWS USED IN FINANCING ACTIVITIES:
  Amounts loaned to related party under note
    receivable                                                 --        (3,729)           --            --
  Proceeds from long-term debt                                 --        20,915            --            --
  Repayment of long-term debt                              (9,616)       (4,753)       (2,081)         (926)
  Distributions to shareholders                           (26,877)      (30,000)           --            --
                                                       ----------    ----------    ----------    ----------

           Net cash used in financing activities          (36,493)      (17,567)       (2,081)         (926)
                                                       ----------    ----------    ----------    ----------

NET INCREASE (DECREASE) IN CASH AND
   CASH EQUIVALENTS                                       (25,158)       (5,159)       27,120        56,845

CASH AND CASH EQUIVALENTS,
  BEGINNING OF YEAR                                        64,511        39,353        39,353        34,194
                                                       ----------    ----------    ----------    ----------

CASH AND CASH EQUIVALENTS,
  END OF YEAR                                          $   39,353    $   34,194    $   66,473    $   91,039
                                                       ==========    ==========    ==========    ==========

SUPPLEMENTAL CASH FLOW INFORMATION -
  Cash paid for interest                               $      773    $    1,077    $      324    $      773
                                                       ==========    ==========    ==========    ==========


See notes to the financial statements.

DECORATIVE & COATING SYSTEMS, INC.

NOTES TO FINANCIAL STATEMENTS
YEARS ENDED DECEMBER 31, 1998 AND 1999
--------------------------------------------------------------------------------

1.    ORGANIZATION

      Decorative & Coating Systems, Inc. (the Company), was incorporated on June 8, 1976 in the State of Colorado. The Company commenced operations with its liquid coating lines in 1976, expanding into Powder Coating in 1986.

      The Company operates in a single business segment, powder coating of metal products. The Company's operations are concentrated in Denver, Colorado.

2.    SIGNIFICANT ACCOUNTING POLICIES

      INTERIM FINANCIAL INFORMATION - The interim financial statements as of March 31, 2000 and for the three months ended March 31, 2000 and 1999 are unaudited, and certain information and footnote disclosures normally included in annual financial statements prepared in accordance with accounting principles generally accepted in the United States of America have been omitted. In the opinion of management, all adjustments, consisting only of normal recurring items, necessary to fairly present the financial position, results of operations and cash flows with respect to the interim financial statements have been included. The results of operations for the interim period are not necessarily indicative of the results for an entire fiscal year.

      CASH AND CASH EQUIVALENTS - The Company considers all highly liquid debt instruments with original maturities of three months or less to be cash equivalents.

      INVENTORIES - Inventories are valued at the lower of average cost or market value.

      PROPERTY, PLANT AND EQUIPMENT - The Company records property, plant and equipment at cost. Depreciation is being computed using accelerated methods over the estimated useful lives as follows:

Machinery, furniture and equipment                    3-5 years
Vehicles                                                3 years

      Improvements on leased property are amortized on the straight line method over the life of the lease. Expenditures for repairs and maintenance are charged to operations as incurred.

      Upon retirement or disposition of property, plant or equipment, the related cost and accumulated depreciation are removed from the accounts and any resulting gain or loss is recognized in income or loss for the period.

      IMPAIRMENT OF ASSETS - Long-lived assets are reviewed for impairment if events or circumstances indicate the carrying amount of these assets may not be recoverable. If this review indicates that these assets will not be recoverable, based on the estimated undiscounted future operating cash flows expected to result from the use of these assets and their eventual disposition, the Company's carrying value of these assets is reduced to fair value. As of December 31, 1998 and 1999, management determined that there was no impairment of the Company's long-lived assets.

      COMMON STOCK - The Company has reacquired shares of its common stock which have been presented as constructively retired to reflect present Colorado Revised Statutes which provide that all shares of a company which have been reacquired are considered authorized but unissued shares.

      REVENUE RECOGNITION - The Company recognizes revenue upon completion of its powder/liquid coating process and shipment of the product to the customer.

      INCOME TAXES - The Company has elected a Subchapter S Corporation status, as defined by the Internal Revenue Code, which provides that shareholders are taxed on their proportionate share of a company's taxable income. Therefore, no provision for federal or state income taxes has been presented in the accompanying financial statements.

      ESTIMATES - The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses. Actual results could differ materially from those estimates.

      COMPREHENSIVE INCOME - In 1998, the Company adopted Statement of Financial Accounting Standard No. 130, "Reporting Comprehensive Income" (SFAS No.
      130). SFAS No. 130 established standards for reporting and display of comprehensive income and its components (revenues, expenses, gains, and losses) in a full set of general-purpose financial statements. The Company had no items of other comprehensive income in 1998 or 1999.

      NEW ACCOUNTING PRONOUNCEMENTS - In June 1998, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 133 "Accounting for Derivative Instruments and Hedging Activities" (SFAS No.
      133). The standard, which is effective for fiscal years beginning after June 15, 2000, sets forth guidelines and requirements for measuring derivative instruments at fair value as assets and liabilities to be reported in the financial statements and that the changes in the fair value of the instruments shall be recognized in the results of operations. The Company has not completed the process of evaluating the impact that will result from adopting this pronouncement.

3.    PROPERTY, PLANT AND EQUIPMENT

      Property, plant and equipment consist of the following as of December 31:

                                         1998          1999
Machinery, furniture and equipment    $  122,528    $  130,431
Vehicles                                  51,191        72,105
Leasehold improvements                    48,224        48,224
                                      ----------    ----------
                                         221,943       250,760
Less:  Accumulated depreciation         (211,662)     (220,545)
                                      ----------    ----------

Total property, plant and equipment   $   10,281    $   30,215
                                      ==========    ==========

4.    LONG-TERM DEBT

      Long-term debt consists of the following at December 31:

                                                                                 1998       1999
Note payable; payments of $417 including principal and interest at 7.25% per
  annum due monthly through March 22, 2004; secured by Company automobile      $     --   $ 18,243
Note payable                                                                      2,081         --
                                                                               --------   --------
                                                                                  2,081     18,243
Less current portion                                                              2,081      3,798
                                                                               --------   --------

Long-term debt                                                                 $     --   $ 14,445
                                                                               ========   ========

      Future maturities of long-term debt as of December 31, 1999 are as follows:

 2000                                   $  3,798
 2001                                      4,086
 2002                                      4,392
 2003                                      4,722
 2004                                      1,245
                                        --------

Total                                   $ 18,243

5.    COMMITMENTS AND CONTINGENCIES

      The Company leases its office and production facility under an operating lease which expires in January 2002. Aggregate minimum annual rentals under this operating lease are as follows:

YEAR ENDING DECEMBER 31:
 2000                              $ 53,256
 2001                                53,256
 2002                                 4,438
                                   --------

Total                              $110,950

      Rent expense under this lease was $66,312 and $64,788 for 1999 and 1998, respectively.

6.    CONCENTRATION OF CREDIT AND OTHER RISKS

      CONCENTRATION OF CREDIT RISK - The Company's financial instruments that potentially subject the Company to significant concentration of credit risk consist of accounts receivable. The Company manages credit risk with respect to accounts receivable through maintaining long-term relationships with its customers. Historically, the Company has not incurred any significant credit related losses.

      SIGNIFICANT CUSTOMERS - The Company had two customers which represented 20% and 14% of total 1998 and 1999 revenues, individually in each year.

7.    RELATED PARTY TRANSACTIONS

      During 1999 the Company entered into a lending agreement and accepted a note receivable from an entity controlled by the directors of the Company. The note is interest free, and payable on demand. The balance outstanding on the note at December 31, 1999 was $3,729.

8.    SUBSEQUENT EVENT

      In March 2000, the Company signed a letter of intent with Industrialex Manufacturing, Inc. (IMC) whereby IMC would acquire all of the outstanding stock of the Company for $1,200,000. The consideration for the acquisition will be paid in cash, a note payable to the Company and special warrants. The purchase closed in May 2000.

                                     * * * *

                          INDEPENDENT AUDITOR'S REPORT



March 28, 2000

Board of Directors
Broomfield Industrial Painting, Inc.
Westminster, Colorado

We have audited the accompanying balance sheets of Broomfield Industrial Painting, Inc. as of June 30, 1999 and 1998, and the related statements of operations and retained earnings, and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Broomfield Industrial Painting, Inc. as of June 30, 1999 and 1998, and the results of its operations and its cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America.



/s/ HEIN & ASSOCIATES LLP
HEIN & ASSOCIATES LLP

Denver, Colorado

Certified Public Accountants

                           ACCOUNTANT'S REVIEW REPORT



March 28, 2000

Board of Directors
Broomfield Industrial Painting, Inc.
Westminster, Colorado

We have reviewed the accompanying balance sheet of Broomfield Industrial Painting, Inc. as of June 30, 1997, and the related statements of operations and retained earnings, and cash flows for the year then ended, respectively, in accordance with standards established by the American Institute of Certified Public Accountants. All information included in these financial statements is the representation of the management of Broomfield Industrial Painting, Inc.

A review consists principally of inquiries of company personnel and analytical procedures applied to financial data. It is substantially less in scope than an audit in accordance with generally accepted auditing standards, the objective of which is the expression of an opinion regarding the financial statements taken as a whole. Accordingly, we do not express such an opinion.

Based on our review, we are not aware of any material modifications that should be made to the accompanying financial statements in order for them to be in conformity with accounting principles generally accepted in the United States of America.



/s/ HEIN & ASSOCIATES LLP
HEIN & ASSOCIATES LLP

Denver, Colorado

Certified Public Accountants

                      BROOMFIELD INDUSTRIAL PAINTING, INC.

                                 BALANCE SHEETS

                                                          March 31,                     JUNE 30,
                                                        ------------   ------------------------------------------
                                                            2000           1999           1998           1997
                                                        ------------   ------------   ------------   ------------
                                                         (Unaudited)                                  (Unaudited)
                                                      ASSETS
CURRENT ASSETS:
    Cash and cash equivalents                           $     35,353   $     72,648   $     33,249   $     25,455
    Accounts receivable                                       90,814         91,120        105,250         88,161
    Prepaid taxes                                              1,800             --          3,257             --
    Other prepaids                                             3,450          3,188          3,188          2,708
    Inventory, less allowance of $3,800 in 1999,
    1998, and 1997 (Note 1)                                   48,402         49,816         49,843         49,886
                                                        ------------   ------------   ------------   ------------
         Total current assets                                179,819        216,772        194,787        166,210

PROPERTY AND EQUIPMENT, at cost, less accumulated             59,252         65,045         63,568         62,658
    depreciation of $205,913, $198,037, $168,971, and
    $143,481, respectively (Note 3)

OTHER ASSETS:
    Deposits                                                   2,629          2,629          2,629          2,629
                                                        ------------   ------------   ------------   ------------

TOTAL ASSETS                                            $    241,700   $    284,446   $    260,984   $    231,497
                                                        ============   ============   ============   ============

                                       LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:
    Accounts payable and accrued expenses               $     13,179   $     24,692   $      8,975   $      5,787
    Income taxes payable                                          --          1,798             --          2,406
    Deferred tax liability (Note 6)                           23,000         23,000         29,000         26,000
    Line-of-credit (Note 5)                                       --         35,772         20,000          9,500
                                                        ------------   ------------   ------------   ------------
         Total current liabilities                            36,179         85,262         57,975         43,693

COMMITMENTS (Note 4)

STOCKHOLDERS' EQUITY:
    Common stock, voting $.0001 par value;
         100,000 shares authorized and issued                     10             10             10             10
    Additional paid-in capital                                 2,399          2,399          2,399          2,399
    Retained earnings                                        203,112        196,775        200,600        185,395
                                                        ------------   ------------   ------------   ------------
         Total stockholders' equity                          205,521        199,184        203,009        187,804
                                                        ------------   ------------   ------------   ------------

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY              $    241,700   $    284,446   $    260,984   $    231,497
                                                        ============   ============   ============   ============



            SEE ACCOMPANYING NOTES TO THESE FINANCIAL STATEMENTS AND
                          ACCOUNTANT'S REVIEW REPORT.

                      BROOMFIELD INDUSTRIAL PAINTING, INC.

                 STATEMENTS OF OPERATIONS AND RETAINED EARNINGS


                                                         FOR THE NINE
                                                         MONTHS ENDED                        FOR THE YEARS ENDED
                                                           MARCH 31,                              JUNE 30,
                                                 ----------------------------    --------------------------------------------
                                                     2000            1999            1999            1998            1997
                                                 ------------    ------------    ------------    ------------    ------------
                                                  (Unaudited)                                                     (Unaudited)
NET REVENUES:
    Sales                                        $    701,091    $    742,481    $  1,000,547    $  1,032,388    $    964,730
    Less: sales discounts, credits and refunds         (4,526)         (5,014)         (7,521)         (2,786)             --
                                                 ------------    ------------    ------------    ------------    ------------
         Net revenues                                 696,565         737,467         993,026       1,029,602         964,730

OPERATING EXPENSES:
    General and administrative                        226,862         225,613         308,425         306,068         289,970
    Cost of goods sold                                453,594         461,602         658,996         680,013         656,105
    Depreciation and amortization                       7,875          13,524          29,066          25,490          10,081
                                                 ------------    ------------    ------------    ------------    ------------
         Total expenses                               688,331         700,739         996,487       1,011,571         956,156
                                                 ------------    ------------    ------------    ------------    ------------

OPERATING INCOME (LOSS)                                 8,234          36,728          (3,461)         18,031           8,574

OTHER INCOME (EXPENSE):
    Interest income                                       501              --             695           1,299             776
    Interest expense                                   (2,527)         (1,471)         (2,031)           (332)         (2,182)
    Loss on sale of assets                                 --              --              --              --            (171)
    Other                                               1,629              27              27             350            (500)
                                                 ------------    ------------    ------------    ------------    ------------
         Total other income (expense)                    (397)         (1,444)         (1,309)          1,317          (2,077)

INCOME (LOSS) BEFORE INCOME TAXES                       7,837          35,284          (4,770)         19,348           6,497

INCOME TAX (EXPENSE) BENEFIT (Note 6)                  (1,500)         (7,100)            945          (4,143)         (1,787)
                                                 ------------    ------------    ------------    ------------    ------------

NET INCOME (LOSS)                                       6,337          28,184          (3,825)         15,205           4,710

RETAINED EARNINGS, beginning of period                196,775         200,600         200,600         185,395         180,685
                                                 ------------    ------------    ------------    ------------    ------------

RETAINED EARNINGS, end of period                 $    203,112    $    228,784    $    196,775    $    200,600    $    185,395
                                                 ============    ============    ============    ============    ============



          1. SEE ACCOMPANYING NOTES TO THESE FINANCIAL STATEMENTS AND
                           ACCOUNTANT'S REVIEW REPORT

                      BROOMFIELD INDUSTRIAL PAINTING, INC.

                            STATEMENTS OF CASH FLOWS

                                                               FOR THE NINE
                                                               MONTHS ENDED                       FOR THE YEARS ENDED
                                                                 MARCH 31,                             JUNE 30,
                                                        ---------------------------   ------------------------------------------
                                                            2000           1999           1999           1998           1997
                                                        ------------   ------------   ------------   ------------   ------------
                                                                (Unaudited)                                          (Unaudited)
CASH FLOWS FROM OPERATING ACTIVITIES:
    Net income (loss)                                   $      6,337   $     28,184   $     (3,825)  $     15,205   $      4,710
    Adjustments to reconcile net income (loss) to
         net cash provided by operating activities:
             Loss on sale of fixed assets                         --             --             --             --            171
             Depreciation and amortization                     7,875         13,524         29,066         25,490         10,081
             Changes in operating assets and
             liabilities:
                 Accounts receivable                             306        (32,366)        14,130        (17,089)        21,423
                 Prepaid income taxes                         (1,800)         3,257          3,257         (3,257)         3,381
                 Other prepaids                                 (262)            --             --           (480)           968
                 Inventory                                     1,414         (1,225)            27             43             27
                 Accounts payable and accrued expenses       (11,513)        19,214         15,717          3,188        (10,827)
                 Income taxes payable                         (1,798)         3,843          1,798         (2,406)         1,593
                 Deferred taxes                                   --             --         (6,000)         3,000         (4,000)
                                                        ------------   ------------   ------------   ------------   ------------
         Net cash provided by operating activities               559         34,431         54,170         23,694         27,527

CASH FLOWS FROM INVESTING ACTIVITIES:
    Proceeds from sale of property and equipment                  --             --             --             --            300
    Purchase of property and equipment                        (2,082)       (18,704)       (30,543)       (26,400)        (2,148)
                                                        ------------   ------------   ------------   ------------   ------------
         Net cash used in investing activities                (2,082)       (18,704)       (30,543)       (26,400)        (1,848)

CASH FLOWS FROM FINANCING ACTIVITIES:
    Proceeds from line-of-credit                                  --          7,349         20,505         20,000             --
    Payments on line-of-credit                               (35,772)            --         (4,733)        (9,500)       (21,590)
                                                        ------------   ------------   ------------   ------------   ------------
         Net cash provided by (used in) financing            (35,772)         7,349         15,772         10,500        (21,590)
         activities

INCREASE IN CASH                                             (37,295)        23,076         39,399          7,794          4,089

CASH, at beginning of period                                  72,648         33,249         33,249         25,455         21,366
                                                        ------------   ------------   ------------   ------------   ------------

CASH, at end of period                                  $     35,353   $     56,325   $     72,648   $     33,249   $     25,455
                                                        ============   ============   ============   ============   ============

SUPPLEMENTAL CASH FLOW INFORMATION:
    Cash payments for:
         Interest                                       $      2,527   $      1,471   $      2,031   $        332   $      2,182
                                                        ============   ============   ============   ============   ============
         Income taxes                                   $      5,098   $         --   $         --   $      6,806   $        813
                                                        ============   ============   ============   ============   ============


          1.1 SEE ACCOMPANYING NOTES TO THESE FINANCIAL STATEMENTS AND
                           ACCOUNTANT'S REVIEW REPORT

1.       ORGANIZATION AND SIGNIFICANT ACCOUNTING POLICIES:

         Organization - Broomfield Industrial Painting, Inc. (the "Company") was incorporated in Colorado in 1990 to perform industrial painting services. The Company provides most of these services to companies in the Denver metropolitan area.

         Cash and Cash Equivalents - The Company considers all highly liquid debt instruments purchased with an original maturity of three months or less to be cash equivalents.

         Income Taxes - The Company accounts for income taxes under the liability method, which requires recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the financial statements or tax returns. Under this method, deferred tax assets and liabilities are determined based on the difference between the financial statements and tax bases of assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to reverse.

         Revenue Recognition - Revenue is recognized upon completion of the services and shipment of the product to the customer.

         Property and Equipment - Property and equipment are stated at cost. Depreciation of property and equipment is calculated using the straight-line method over the estimated useful lives (ranging from 3 to 15 years) of the respective assets. Leasehold improvements are amortized over the lesser of the estimated useful life or the remaining lease term. The cost of normal maintenance and repairs is charged to operating expenses as incurred. Material expenditures which increase the life of an asset are capitalized and depreciated over the estimated remaining useful life of the asset. The cost of properties sold, or otherwise disposed of, and the related accumulated depreciation or amortization are removed from the accounts, and any gains or losses are reflected in current operations.

         Unaudited Information - The balance sheets as of March 31, 2000 and June 30, 1997 and the statements of operations for the 9-month periods ended March 31, 2000 and 1999 and the 12-month period ended June 30, 1997 were taken from the Company's books and records without audit. The balance sheet as of June 30, 1997 and the statement of operations for the year ended June 30, 1997 were reviewed. However, in the opinion of management, such information includes all adjustments (consisting only of normal recurring accruals) which are necessary to properly reflect the financial position of the Company as of March 31, 2000 and June 30, 1997 and the results of operations for the 9-month periods ended March 31, 2000 and 1999, and the 12-month period ended June 30, 1997. The results of operations for the interim periods are not necessarily indicative of those to be expected for the year.

         Use of Estimates - The preparation of the financial statements in conformity with generally accepted accounting principles requires the Company's management to make estimates and assumptions that affect the amounts reported in these financial statements and accompanying notes. Actual results could differ from those estimates.

         Inventories - Inventories are stated at the lower of cost or market, determined by the first-in, first-out method and consist primarily of the following:

                                                                     June 30,
                                                    ------------------------------------------
                                                        1999           1998           1997
                                                    ------------   ------------   ------------
                                                                                   (Unaudited)
             Inventory                              $     53,616   $     53,643   $     53,686
             Less allowance for obsolete inventory        (3,800)        (3,800)        (3,800)
                                                    ------------   ------------   ------------

                   Total                            $     49,816   $     49,843   $     49,886
                                                    ============   ============   ============

1.       SIMPLE IRA:

         The Company has a simple IRA plan (the Plan) which was adopted in July 1998. Eligible employees may make voluntary contributions to the Plan, which are matched by the Company up to 3% of the employee's compensation. The amount of employee contributions is limited as specified in the Plan. The Company may, at its discretion, make additional contributions to the Plan. The Company made contributions of $12,439, $-0-, and $-0- at June 30, 1999, 1998, and 1997, respectively.

2.       PROPERTY AND EQUIPMENT:

         Property and equipment consist of the following:

                                                           June 30,
                                          ------------------------------------------
                                              1999           1998           1997
                                          ------------   ------------   ------------
                                                                         (Unaudited)
           Furniture and fixtures         $     17,460   $      7,120   $      7,120
           Machinery and equipment             183,036        162,833        136,433
           Vehicles                             31,787         31,787         31,787
           Leasehold improvements               30,799         30,799         30,799
                                          ------------   ------------   ------------
                                               263,082        232,539        206,139
           Less accumulated depreciation      (198,037)      (168,971)      (143,481)
                                          ------------   ------------   ------------

                                          $     65,045   $     63,568   $     62,658
                                          ============   ============   ============


         Related depreciation expense for the years ended June 1999, 1998, and 1997 was $29,066, $25,490, and $10,081, respectively.

1.       COMMITMENTS:

         The Company rents office space and equipment under various lease agreements. The future minimum rental commitments of the Company for office space and equipment as of June 30, 1999, are as follows:

Years Ending
   June 30                                 Amount
------------                            ------------
2000                                    $     41,473
2001                                          40,517
2002                                              --
2003                                              --
2004                                              --
                                        ------------

                                        $     81,990
                                        ============

         Rent expense for office space and equipment was $38,250, $33,790, and $31,289 for the years ended June 30, 1999, 1998, and 1997, respectively.

1.       LINE-OF-CREDIT:

         The Company has a $50,000 line-of-credit pursuant to a loan agreement. Borrowing under this line-of-credit bears interest at the prime rate (totalling 8.0% as of June 30, 1999), payable monthly with outstanding principal due March 15, 2001. The amounts available to be borrowed under the agreement are based on a borrowing base as defined in the agreement relating to allowable inventory and accounts receivable. The note is collateralized by substantially all of the Company's assets. The principal balance was $35,772, $20,000, and $9,500 at June 30, 1999, 1998, and 1997, respectively. This line-of-credit was cancelled by the Company in May 2000.

2.       INCOME TAXES:

         The components of the provision for income taxes for the years ended June 30, 1999, 1998, and 1997 are as follows:

                                                                                June 30,
                                                               ------------------------------------------
                                                                   1999           1998           1997
                                                               ------------   ------------   ------------
                                                                                              (Unaudited)
             Current:
                   Federal                                     $      4,350   $      1,143   $      4,329
                   State                                                705             --          1,458
                                                               ------------   ------------   ------------
                                                                      5,055          1,143          5,787
             Deferred:
                   Federal                                           (4,440)         2,220         (2,960)
                   State                                             (1,560)           780         (1,040)
                                                               ------------   ------------   ------------
                                                                     (6,000)         3,000         (4,000)
                                                               ------------   ------------   ------------

                   Total tax expense (benefit)                 $       (945)  $      4,143   $      1,787
                                                               ============   ============   ============


        The Company prepares its income taxes on a cash basis. Differences between the carrying value of accounts receivable, inventory, and accounts payable under GAAP and the carrying value for income tax purposes created the cumulative temporary differences that give rise to a significant portion of the deferred tax liability at June 30, 1999, 1998, and 1997.

1.       SUBSEQUENT EVENTS:

         In April 2000, the Company's stock was acquired by Industrialex Manufacturing, Inc. (Industrialex) for approximately $925,000, of which $425,000 was paid in cash and the remainder in 500,000 special warrants convertible, for no additional consideration, into one share each of Industrialex common stock.

                          INDEPENDENT AUDITOR'S REPORT



April 28, 2000

Board of Directors
Screen Tech Graphics, Inc.
Colorado Springs, Colorado

We have audited the accompanying balance sheets of Screen Tech Graphics, Inc. as of December 31, 1999 and 1998, and the related statements of operations and retained earnings, and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Screen Tech Graphics, Inc. as of December 31, 1999 and 1998, and the results of its operations and its cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America.




/s/ HEIN & ASSOCIATES LLP
HEIN & ASSOCIATES LLP

Denver, Colorado

Certified Public Accountants

                           ACCOUNTANT'S REVIEW REPORT



April 28, 2000

Board of Directors
Screen Tech Graphics, Inc.
Colorado Springs, Colorado

We have reviewed the accompanying balance sheet of Screen Tech Graphics, Inc. as of December 31, 1997, and the related statements of operations and retained earnings, and cash flows for the year then ended, in accordance with standards established by the American Institute of Certified Public Accountants. All information included in these financial statements is the representation of the management of Screen Tech Graphics, Inc.

A review consists principally of inquiries of company personnel and analytical procedures applied to financial data. It is substantially less in scope than an audit in accordance with generally accepted auditing standards, the objective of which is the expression of an opinion regarding the financial statements taken as a whole. Accordingly, we do not express such an opinion.

Based on our review, we are not aware of any material modifications that should be made to the accompanying financial statements in order for them to be in conformity with accounting principles generally accepted in the United States of America.




/s/ HEIN & ASSOCIATES LLP
HEIN & ASSOCIATES LLP

Denver, Colorado

Certified Public Accountants

September 12, 2000



Board of Directors
ScreenTech Graphics, Inc.
Colorado Springs, Colorado


We have reviewed the accompanying balance sheet of ScreenTech Graphics, Inc. as of June 30, 2000, and the related statements of operations and retained earnings, and cash flows for the six months ended June 30, 2000 and 1999, in accordance with Statements on Standards for Accounting and Review Services by the American Institute of Certified Public Accountants. All information included in these financial statements is the representation of the management of ScreenTech Graphics, Inc.

A review consists principally of inquiries of company personnel and analytical procedures applied to financial data. It is substantially less in scope than an audit in accordance with generally accepted auditing standards, the objective of which is the expression of an opinion regarding the financial statements taken as a whole. Accordingly, we do not express such an opinion.

Based upon our reviews, we are not aware of any material modifications that should be made to the accompanying financial statements in order for them to be in conformity with generally accepted accounting principles.




/s/ HEIN & ASSOCIATES LLP
HEIN & ASSOCIATES LLP

Denver, Colorado

Certified Public Accountants

                           SCREEN TECH GRAPHICS, INC.

                                  BALANCE SHEET

                                                                                          DECEMBER 31,
                                                              JUNE 30,     ------------------------------------------
                                                                2000           1999           1998           1997
                                                            ------------   ------------   ------------   ------------
                                                            (Unaudited)                                   (Unaudited)
                                                         ASSETS
CURRENT ASSETS:
    Cash and cash equivalents                               $     29,892   $     64,166   $     44,136   $     38,351
    Accounts receivable, with no allowance for                   283,471        251,313        121,547        180,015
         doubtful accounts deemed necessary
    Inventory                                                     60,668         60,668         63,328         61,009
                                                            ------------   ------------   ------------   ------------
         Total current assets                                    374,031        376,147        229,011        279,375

PROPERTY AND EQUIPMENT, at cost                                  183,017        206,523        259,534        315,235
                                                            ------------   ------------   ------------   ------------

TOTAL ASSETS                                                $    557,048   $    582,670   $    488,545   $    594,610
                                                            ============   ============   ============   ============


                                          LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:
    Accounts payable                                        $     53,338   $     63,826   $     67,616   $    216,496
    Line-of-credit                                                    --         63,509         29,065         62,000
    Current portion of long-term debt                             22,354         46,707         62,446         60,233
    Other accrued expenses                                         3,919          8,802          5,179          4,176
                                                            ------------   ------------   ------------   ------------
         Total current liabilities                                79,611        182,844        164,306        342,905

LONG-TERM DEBT                                                   240,434        178,407        187,060         57,978

COMMITMENTS (Notes 2 and 4)

STOCKHOLDERS' EQUITY:
    Common stock, no par value; 50,000 shares authorized;          5,000          5,000          5,000          5,000
         1,000 shares issued and outstanding
    Retained earnings                                            232,003        216,419        132,182        188,727
                                                            ------------   ------------   ------------   ------------
         Total stockholders' equity                              237,003        221,419        137,182        193,727
                                                            ------------   ------------   ------------   ------------

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                  $    557,048   $    582,670   $    488,548   $    594,610
                                                            ============   ============   ============   ============



            SEE ACCOMPANYING NOTES TO THESE FINANCIAL STATEMENTS AND
                          ACCOUNTANT'S REVIEW REPORT.

                           SCREEN TECH GRAPHICS, INC.

                 STATEMENTS OF OPERATIONS AND RETAINED EARNINGS


                                                 FOR THE SIX
                                                 MONTHS ENDED                       FOR THE YEARS ENDED
                                                   JUNE 30,                              DECEMBER 31,
                                         ----------------------------    --------------------------------------------
                                             2000            1999            1999            1998            1997
                                         ------------    ------------    ------------    ------------    ------------
                                          (Unaudited)                                                     (Unaudited)
NET REVENUES:                            $  1,083,619    $    885,567    $  1,898,720    $  1,645,900    $  1,430,570

    Cost of goods sold                        639,863         622,860       1,186,562       1,017,764         831,485
                                         ------------    ------------    ------------    ------------    ------------

GROSS MARGIN                                  443,756         262,707         712,158         628,136         599,085

OPERATING EXPENSES:
    General and administrative                286,382         155,212         488,321         534,219         420,769
    Depreciation                               33,974          38,947          92,586          95,259          67,323
                                         ------------    ------------    ------------    ------------    ------------
         Total expenses                       320,356         194,159         580,907         629,478         488,092
                                         ------------    ------------    ------------    ------------    ------------

OPERATING INCOME (LOSS)                       123,400          68,548         131,251          (1,342)        110,993

OTHER INCOME (EXPENSE):
    Interest income                                                               701             587             683
    Interest expense                          (12,061)        (12,130)        (21,902)        (25,334)         (6,876)
    Gain (loss) on sale of assets                  --              --            (796)            950             950
    Other income                                  767             578           2,683           2,734           3,022
                                         ------------    ------------    ------------    ------------    ------------
         Total other income (expense)         (11,294)        (11,552)        (19,314)        (21,063)         (2,221)

NET INCOME (LOSS)                             112,106          56,996         111,937         (22,405)        108,772

DISTRIBUTIONS                                 (96,522)         (5,880)        (27,700)        (34,140)       (357,290)

RETAINED EARNINGS, beginning of period        216,419         132,182         132,182         188,727         437,245
                                         ------------    ------------    ------------    ------------    ------------

RETAINED EARNINGS, end of period         $    232,003    $    183,298    $    216,419    $    132,182    $    188,727
                                         ============    ============    ============    ============    ============



            SEE ACCOMPANYING NOTES TO THESE FINANCIAL STATEMENTS AND
                          ACCOUNTANT'S REVIEW REPORT.

                           SCREEN TECH GRAPHICS, INC.

                            STATEMENTS OF CASH FLOWS


                                                               FOR THE SIX
                                                               MONTHS ENDED                     FOR THE YEARS ENDED
                                                                  JUNE 30,                           DECEMBER 31
                                                        ---------------------------   ------------------------------------------
                                                            2000           1999           1999           1998           1997
                                                        ------------   ------------   ------------   ------------   ------------
                                                         (Unaudited)                                                 (Unaudited)
CASH FLOWS FROM OPERATING ACTIVITIES:
    Net income (loss)                                   $    112,106   $     56,996   $    111,937   $    (22,405)  $    108,772
    Adjustments to reconcile net income (loss) to net
         cash provided by (used in) operating
         activities:
             Depreciation and amortization                    33,974         38,947         92,586         95,259         67,323
             Changes in operating assets and
                liabilities:
                 Accounts receivable                         (32,158)       (95,079)      (129,766)        58,468          8,253
                 Inventory                                        --             --          2,660         (2,319)       (61,009)
                 Accounts payable and accrued expenses       (15,373)        27,241            373       (143,752)       171,798
                                                        ------------   ------------   ------------   ------------   ------------
         Net cash provided by (used in) operating
             activities                                       98,549         28,105         77,790        (14,749)       295,137

CASH FLOWS FROM INVESTING ACTIVITY:
    (Purchase) proceeds of property and equipment            (10,468)         3,184        (39,551)       (43,093)      (308,002)
                                                        ------------   ------------   ------------   ------------   ------------

CASH FLOWS FROM FINANCING ACTIVITIES:
    Distributions                                            (96,522)        (5,880)       (27,700)       (34,140)      (357,290)
    Proceeds from debt                                            --         25,000        100,999        220,000        164,572
    Payments on debt                                         (25,833)       (21,684)       (91,508)      (122,233)       (49,398)
                                                        ------------   ------------   ------------   ------------   ------------
         Net cash provided by (used in) financing
             activities                                     (122,355)        (2,564)       (18,209)        63,627       (242,116)

INCREASE (DECREASE) IN CASH AND CASH
   EQUIVALENTS                                               (34,274)        28,725         20,030          5,785       (254,981)

CASH AND CASH EQUIVALENTS, at beginning of period             64,166         44,136         44,136         38,351        293,332
                                                        ------------   ------------   ------------   ------------   ------------

CASH AND CASH EQUIVALENTS, at end of period             $     29,892   $     72,861   $     64,166   $     44,136   $     38,351
                                                        ============   ============   ============   ============   ============

SUPPLEMENTAL CASH FLOW INFORMATION:
    Cash payments for interest                          $     12,061   $     12,130   $     21,902   $     25,334   $      6,876
                                                        ============   ============   ============   ============   ============



            SEE ACCOMPANYING NOTES TO THESE FINANCIAL STATEMENTS AND
                          ACCOUNTANT'S REVIEW REPORT.

                           SCREEN TECH GRAPHICS, INC.

                          NOTES TO FINANCIAL STATEMENTS


1.       ORGANIZATION AND SIGNIFICANT ACCOUNTING POLICIES:

         Organization - Screen Tech Graphics, Inc. (the "Company") was incorporated in Colorado in 1980 to perform industrial painting services. The Company provides most of these services to companies in the Colorado Springs metropolitan area.

         Cash and Cash Equivalents - The Company considers all highly liquid debt instruments purchased with an original maturity of three months or less to be cash equivalents.

         Income Taxes - No provision has been made for income taxes since the Company has elected to be taxed as an "S Corporation" as defined by the Internal Revenue Code. The Company's sole stockholder will report the Company's taxable income or loss on his individual income tax return.

         Revenue Recognition - Revenue is recognized upon completion of the services and shipment of the product to the customer.

         Property and Equipment - Property and equipment are stated at cost. Depreciation of property and equipment is calculated using the straight-line method over the estimated useful lives (ranging from 5 to 15 years) of the respective assets. Leasehold improvements are amortized over the lesser of the estimated useful life or the remaining lease term. The cost of normal maintenance and repairs is charged to operating expenses as incurred. Material expenditures which increase the life of an asset are capitalized and depreciated over the estimated remaining useful life of the asset. The cost of properties sold, or otherwise disposed of, and the related accumulated depreciation or amortization are removed from the accounts, and any gains or losses are reflected in current operations.

         Unaudited Information - The balance sheet as of June 30, 2000 and December 31, 1997 and the statements of operations for the six months ended June 30, 2000 and 1999, and the year ended December 31, 1997 were taken from the Company's books and records without audit. The balance sheet as of December 31, 1997 and the statement of operations for the year ended December 31, 1997 were reviewed. However, in the opinion of management, such information includes all adjustments (consisting only of normal recurring accruals) which are necessary to properly reflect the financial position of the Company as of June 30, 2000 and December 31, 1997 and the results of operations for the Six months ended June 30, 2000 and 1999, and the year ended December 31, 1997. The results of operations for the interim periods presented are not necessarily indicative of those to be expected for the year.

         Use of Estimates - The preparation of the financial statements in conformity with generally accepted accounting principles requires the Company's management to make estimates and assumptions that affect the amounts reported in these financial statements and accompanying notes. Actual results could differ from those estimates.

                           SCREEN TECH GRAPHICS, INC.

                          NOTES TO FINANCIAL STATEMENTS


         Inventories - Inventories are stated at the lower of cost or market, determined by the first-in, first-out method and consist primarily of the following:

                                                   December 31,
                                     ----------------------------------------
                                         1999          1998          1997
                                     ------------  ------------  ------------
                                                                  (Unaudited)
             Inventory - paint       $     38,808  $     38,204  $     35,886
             Inventory - magnisight        21,860        25,124        25,123
                                     ------------  ------------  ------------

                   Total             $     60,668  $     63,328  $     61,009
                                     ============  ============  ============

2.       401(K) SAVINGS:

         The Company has a 401(k) profit sharing plan (the Plan). Eligible employees may make voluntary contributions to the Plan, which are matched by the Company up to 3% of the employee's compensation. The amount of employee contributions is limited as specified in the Plan. The Company may, at its discretion, make additional contributions to the Plan. The Company made contributions of $14,814, $11,837, and $11,923, at December 31, 1999, 1998, and 1997, respectively.


3.       PROPERTY AND EQUIPMENT:

         Property and equipment consist of the following:

                                                         December 31,
                                          ------------------------------------------
                                              1999           1998          19997
                                          ------------   ------------   ------------
                                                                         (Unaudited)
           Machinery and equipment        $    581,905   $    576,416   $    543,013
           Vehicles                             86,252         60,858         60,858
           Leasehold improvements                   --          6,000             --
                                          ------------   ------------   ------------
                                               668,157        643,274        603,871

           Less accumulated depreciation      (461,634)      (383,740)      (288,636)
                                          ------------   ------------   ------------

                                          $    206,523   $    259,534   $    315,235
                                          ============   ============   ============


         Related depreciation expense for the years ended December 31, 1999, 1998, and 1997 was $92,586, $95,259, and $67,323, respectively.

                           SCREEN TECH GRAPHICS, INC.

                          NOTES TO FINANCIAL STATEMENTS


4.       COMMITMENTS:

         The Company rents office space from the owner under a lease agreement. The future minimum rental commitments of the Company for office space as of December 31, 1999, are as follows:

Years Ending
December 31,                                         Amount
------------                                      ------------
    2000                                          $     46,398
 Thereafter                                                 --
                                                  ------------

                                                  $     46,398
                                                  ============

         Rent expense for office space and equipment was $85,900, $82,500, and $79,100 for the years ended December 31, 1999, 1998, and 1997, respectively.


5.       LINE-OF-CREDIT:

         The Company has a line-of-credit pursuant to a loan agreement. Borrowing under this line-of-credit bears interest at the prime rate (totaling 8.0% as of December 31, 1999), payable in full on August 1, 2000. The note is collateralized by substantially all of the Company's assets. The principal balance was $63,509, $29,065, and $62,000 (unaudited) at December 31, 1999, 1998, and 1997, respectively.

6.       LONG-TERM DEBT:

         The Company has a revolving loan personally guaranteed by the owners and collateralized by the Company's assets. Payments of principal and interest totaling $4,352 are due each month with the outstanding balance due November 20, 2004.

         The Company also had an outstanding loan on a vehicle which is collateralized by the vehicle. Principal and interest payments are due monthly in the amount of $477 and all outstanding balances are due December 2003.

                           SCREEN TECH GRAPHICS, INC.

                          NOTES TO FINANCIAL STATEMENTS


         The future minimum loan principal payments are as follows:

                   Years Ending
                   December 31,                                                           Amount
                   ------------                                                         ---------
                       2000                                                             $  46,707
                       2001                                                                46,707
                       2002                                                                46,707
                       2003                                                                46,707
                    Thereafter                                                             38,286
                                                                                        ---------
                                                                                          225,114
               Short-term portion                                                         (46,707)
                                                                                        ---------
               Total long-term debt                                                     $ 178,407
                                                                                        =========


7.       SUBSEQUENT EVENT (UNAUDITED):

         On July 17, 2000, the Company was acquired by Industrialex Manufacturing Corp. (IMC) for cash of $300,000, notes of $610,000, and 90,000 special warrants. Each special warrant can be converted into one share of IMC common stock for no additional cost.

                               OUTSIDE BACK COVER

         Until ___________ __, 2001, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealer's obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

                                                Filed Pursuant to Rule 424(b)(3)
                                                under the Securities Act of 1933
                                                   registration number 333-43732


THIS INFORMATION IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT DELIVER THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.


SELLING STOCKHOLDER
PROSPECTUS


                                3,107,000 Shares


                        [INDUSTRIALEX MANUFACTURING LOGO]

                        INDUSTRIALEX MANUFACTURING CORP.

                          Common Stock, $.01 par value

                                   ----------

         The shares of common stock may be offered and sold from time to time by the selling stockholders through underwriters, dealers, agents, or directly to one or more purchasers in fixed price offerings, in negotiated transactions, at market prices prevailing at the time of sale or at prices related to such market prices.


         All 3,107,000 shares of common stock of Industrialex Manufacturing Corp. are being offered for sale by the selling stockholders identified in this prospectus. Industrialex will not receive any proceeds from the sale of the common stock by the selling stockholders.


                                   ----------


         THE SHARES OF COMMON STOCK OFFERED HEREBY INVOLVE A HIGH DEGREE OF RISK. SEE "RISK FACTORS" LOCATED AT ALTERNATE PAGES 4 TO 6.


                                   ----------


         NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THE PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.



                     The date of this prospectus is February __, 2001

                                TABLE OF CONTENTS

                                                                                                         PAGE
Summary...........................................................................................         1

Risk factors......................................................................................         2

Dilution..........................................................................................         3

Use of proceeds...................................................................................         3

Description of Industrialex ......................................................................         4

Description of Business...........................................................................         4

Acquisitions......................................................................................        18

Management discussion and analysis of
  financial condition and results of operations...................................................        21

Description of securities.........................................................................        26

Stock ownership...................................................................................        29

Selling stockholders..............................................................................        30

Plan of distribution.............................................................................         37

Directors, senior officers and management........................................................         38

Certain relationships and related transactions...................................................         42

Executive compensation...........................................................................         43

Cautionary statement concerning forward-looking statements.......................................         44

Dividend record and policy.......................................................................         44

Experts..........................................................................................         44

Legal matters....................................................................................         45

Where you can find more information..............................................................         45

                                     SUMMARY

BUSINESS OF INDUSTRIALEX:         Industrialex is a provider of protective
                                  coating services to various manufacturing industries. Our services include the application of chemical adhesions to four categories of products: metal, plastic, glass and printed circuit board assemblies. The chemical process that we use provides many benefits such as enhanced aesthetics and protection from hostile environments, corrosion and electrostatic discharge.

                                  Our principal office is located at 63-A S.
                                  Pratt Parkway; Longmont, Colorado 80501. The telephone number is (303) 651-6672.

THE OFFERING:                     Common stock
                                  offered by the
                                  selling stockholders: 3,107,000 shares

USE OF PROCEEDS:                  All proceeds from the offering will be
                                  received by the selling stockholders.

SELLING STOCKHOLDERS:             The selling stockholders are founders of
                                  Industrialex or purchased their shares in a private placement pursuant to an exemption provided by Regulation D or Regulation S under the Securities Act of 1933, as amended.

                                  RISK FACTORS

         An investment in Industrialex common stock involves certain risks. Prospective investors should carefully consider the following risk factors, in addition to all of the other information in this prospectus, in determining whether to purchase shares of Industrialex stock.


OUR BUSINESS MODEL IS BASED ON ACQUIRING EXISTING COATING COMPANIES AND CONSOLIDATING, AND WE MAY FAIL TO ACHIEVE THE BENEFITS OF INTEGRATING OPERATIONS FROM ACQUIRED COMPANIES.

         Industrialex's success depends upon our ability to successfully integrate the operations of Industrialex, Broomfield Industrial Painting, Inc., Decorative & Coating Systems, Inc., Screen Tech Graphics, Inc. and future acquisitions. There can be no assurance that past or future acquisitions will increase production capacity, provide for improved economies of scale, improve gross profit margins or reduce consolidated expenses as anticipated. In addition, there can be no assurance that we will create a common interface for the overall support of the several production lines, or that we will be able to market previously separate product lines. Acquisitions also require increased capacity through installation of new automated equipment. Failure to increase capacity could inhibit our ability to grow as planned.

THE LOSS OF KEY PERSONNEL, ESPECIALLY IF WITHOUT ADVANCE NOTICE, OR THE INABILITY TO HIRE OR RETAIN QUALIFIED PERSONNEL, COULD HAVE A MATERIAL ADVERSE EFFECT UPON OUR BUSINESS, FINANCIAL CONDITION AND RESULTS OF OPERATIONS.

         Our future success depends in significant part upon the continued service of certain key management personnel. Key personnel of Industrialex include Ahmad Akrami, Michael Scott Robidart, Gary Landgren, Joseph Triolo, Jr., Stephen King, Vincent DiNapoli and Mark Trawinski. Industrialex has entered into employment agreements with all key personnel. All of the agreements contain confidentiality provisions that are unrestricted as to time, and non-competition and non-solicitation provisions.

         Competition for such personnel is particularly intense in the coating industry, and there can be no assurance that Industrialex can retain its key personnel or that it can attract, assimilate or retain other highly qualified personnel in the future.

WE RELY ON SALES TO A SMALL NUMBER OF CUSTOMERS, THE LOSS OF ANY ONE OF WHICH COULD HAVE AN ADVERSE IMPACT ON REVENUES.

         We derive a substantial portion of our revenue from a limited number of customers, the loss of any one of which could adversely impact our operations. For the nine months ended September 30, 2000, the five largest customers of Industrialex and its subsidiaries represented 31% of total revenues. We anticipate that our operating results will continue to depend on sales to a relatively small number of customers. None of our current customers has any minimum purchase obligations, and they may stop placing orders with us at any time, regardless of any forecast they may have previously provided.

EVEN WITH THE PROCEEDS FROM THIS OFFERING, WE MAY NOT HAVE SUFFICIENT FUNDS TO COVER NECESSARY EXPENSES.

         There can be no assurance that cash flow from operations together with working capital and net proceeds from this offering will be sufficient to fully fund the planned expansion of our operations. If necessary, we may seek additional funds through equity or debt financing. There can be no assurance that additional financing will be available when needed or on terms acceptable to us. If adequate funds are not available, we may need to delay or cancel planned acquisitions or expansion of operations.

WE OWE $1,310,000 ON PROMISSORY NOTES GIVEN TO THE FORMER OWNERS OF TWO BUSINESSES ACQUIRED BY THE COMPANY WHICH ARE PAST DUE.

         We gave a promissory note for $700,000 to the former owners of Screen Tech Graphics, Inc., and a note for $610,000 to the former owners of Decorative & Coating Systems, Inc. upon acquisition of the stock of those companies. The promissory notes are secured by the shares of the acquired companies and are currently past due. The notes are to be repaid from proceeds of the offering but unless the entire $2,000,000 offering is sold the proceeds will not be sufficient to completely pay such notes. In that event the Company would seek an extension of time to pay the unpaid balances to the noteholders. Although the noteholders have not, to date, demanded payment, they may be unwilling to agree to an extension and might seek to foreclose on the stock that is pledged as security for the notes.

                                  DILUTION

         On _____________, 2001, Industrialex completed an initial public offering of 2,666,667 units through the facilities of the Canadian Venture Exchange. The following sets forth the dilution per share as of December 31, 2000 after giving effect to the initial public offering.

Effective price of shares of common stock offered hereunder:                                               $   0.75
Pro forma combined net tangible book value per share before the offering:                       (0.016)
Increase in pro forma combined net tangible book value per share attributable to
the offering:                                                                                    0.165
Pro forma combined net tangible book value after the offering:                                                0.149
                                                                                                           --------
Dilution to investor:                                                                                         0.601
Dilution to investor (as a percentage):                                                                       60.10%

         The following sets forth the dilution per share as of December 31, 2000 after giving effect to this offering and the exercise of all special warrants that have been issued in the private placement and business acquisitions.

Effective price of common stock offered hereunder:                                                         $   0.75
Pro forma combined net tangible book value per share assuming exercise of all
special warrants prior to the offering:                                                        ($  0.008)
Increase in pro forma net tangible book value per share attributable to the offering:           $  0.100
Pro forma combined net tangible book value after the offering:                                  $  0.092   $  0.092
                                                                                                           --------
Dilution to investor:                                                                                      $  0.658
Dilution to investor (as a percentage):                                                                        65.8%

                               USE OF PROCEEDS

         Industrialex will not receive any of the proceeds from the offering. All of such proceeds will be received by the selling stockholders.

         As partial consideration for acting as underwriter for our initial public offering in Canada only, Industrialex will issue to Thomson Kernaghan & Co. Limited 125,000 units and issue a warrant to purchase up to 200,000 units at an exercise price of $0.75 per share. If Thomson Kernaghan exercises this warrant, then Industrialex will receive additional proceeds of up to $150,000. In addition, if Thomson Kernaghan exercises the warrants included in each unit, then Industrialex will receive additional proceeds of up to $325,000 if the warrants are exercised during the first year following the date of this offering and up to $406,250 if the warrants are exercised during the second year following the date of this offering. If Thomson Kernaghan exercises the warrants, the proceeds will be added to Industrialex's working capital. Management intends to invest the net proceeds in money market funds until such time as those proceeds are required.

         If the holders of the warrants included in each unit sold in the initial public offering exercise the warrants, Industrialex will receive proceeds of up to $2,666,667 if the warrants are exercised during the first year following the initial public offering and up to $3,333,334 if the warrants are exercised during the second year following the initial public offering which will also be added to Industrialex's working capital. If Bolder Venture Partners LLC exercises all 665,000 of its stock purchase warrants, we will receive proceeds of up to $533,750, which will also be added to Industrialex's working capital.

                           DESCRIPTION OF INDUSTRIALEX

         Industrial Services LLC was formed under the laws of the State of Colorado on September 23, 1994. In 1997 it changed its name to Industrialex Manufacturing LLC. On December 30, 1999, New Industrial Manufacturing Corp. was formed under the laws of the State of Colorado for the purpose of acquiring Industrial Manufacturing LLC. On January 19, 2000 Industrial Manufacturing LLC was merged into New Industrial Manufacturing Corp. and New Industrial Manufacturing Corp. changed its name to Industrialex Manufacturing Corp.

         Our principal office is located at 63-A S. Pratt Parkway, Longmont, Colorado 80501. The telephone number is (303) 651-6672.


                             DESCRIPTION OF BUSINESS

INTRODUCTION

         In recent years, the outsourced manufacturing or contract manufacturing industry has witnessed tremendous growth as product manufacturers move to transfer their manufacturing requirements to outside companies in order to concentrate their efforts on their core business. Technology companies are focusing their efforts on developing and marketing their products and contract with other companies to manufacture their products. This trend has created a multi-billion dollar a year market opportunity. Several major telecommunications companies, including Lucent Technologies Inc., Motorola Inc. and Nortel Networks Corp. have recently announced dramatic increases in outsourcing their manufacturing process. These telecom companies join the ranks of other big electronics and computer system and component makers that have already realized that letting another company assemble their products is an excellent way to keep costs under control and margins high.

         Products with protective coated materials have become commonplace and range from metal lawn furniture to computers to cell phones. Major markets for coatings include motor vehicles, appliances, furniture, industrial equipment, consumer goods and electronics.

         Protective coating is one step in the manufacturing of components in the contract manufacturing industry, all of which require 24 hour to 48 hour turn-around. In describing the electronics manufacturing services industry in the October 25, 1999 issue of Fortune Magazine, Jim Savage, an analyst at Thomas Weisel, stated that "what was a $90 billion industry in 1998 will be a $200 billion by 2001." Based on management's estimate that 1% of the cost of manufacturing of a product is the cost of protective coating, we estimate that the market for protective coating services could grow from $900 million in 1998 to $2.0 billion by 2001. Industrialex already provides protective coating services of conformal coating, shielding, powder coating, liquid painting and is planning to combine these operations under one automated plant in order to avoid capacity restraints of the various existing smaller facilities.

         Industrialex is a provider of protective coating services to a broad range of companies in the manufacturing industry. Our services include conformal coating, shielding, powder coating, liquid painting and screen printing. The specific markets served by Industrialex include the following:

         o       high technology,

         o       medical,

         o       aerospace,

         o       defense,

         o       consumer electronics,

         o       data storage,

         o       semiconductor

         o       transportation, and

         o       general manufactured goods.

         Our services include the application of chemical adhesions to four categories of general products:

         o       metal,

         o       plastic,

         o       glass, and

         o       printed circuit board assemblies.

         These various adhesion processes provide many benefits including enhanced general aesthetics and protection from a hostile environment, corrosion, and electrostatic discharge. Management believes there are approximately 14 private companies in the coating sector comparable to Industrialex in Colorado, ranging in size up to $2,000,000 in annual gross sales.

         Industrialex began operations in Longmont, Colorado, initially focusing on the provision of conformal coating applications, primarily using silicon, for painted circuit board assemblies. These services were subsequently expanded to provide potting and electro-magnetic interference/radio frequency interference shielding applications of painted circuit board assemblies. Electro-magnetic interference/radio frequency interference shieldings are designed to be conductive and maintain conductivity and to protect internal and external sources from the emissions of electromagnetic interference and radio frequency interference. In 1997, Industrialex expanded its conformal coating applications to include using urethane and acrylic by opening a facility in Mead, Colorado. In addition to providing a full spectrum of coating applications for painted circuit board assembly products, the Mead facility was equipped to provide powder coating services for metal products.

         On April 4, 2000, Industrialex acquired Broomfield Industrial Painting, Inc., located in Westminster, Colorado. Founded in 1983, Broomfield has been in the business of providing industrial finishing to metal products for the high technology, medical and aerospace industries, utilizing liquid paint and powder coating applications. As a result of this acquisition, our service offering expanded into liquid painting of metal and plastic products. In 1999, Broomfield generated sales of approximately $993,000.

         On May 1, 2000, Industrialex acquired Decorative & Coating Systems, Inc., located in Denver, Colorado. Founded in 1976, Decorative was the first company to provide powder coating services in the State of Colorado. As a result of this acquisition, Industrialex's service offering of powder coating applications for metal products were significantly enhanced. In 1999, Decorative generated sales of approximately $1,353,000.

         On July 17, 2000, Industrialex acquired Screen Tech Graphics, Inc., located in Colorado Springs. Founded in 1976, management believes that Screen Tech is one of the largest providers of powder coating, liquid painting and screen printing services in southern Colorado. As a result of this acquisition, Industrialex expanded its services into the southern region of Colorado. In 1999, Screen Tech generated sales of approximately $1,899,000.

OVERVIEW OF OPERATIONS

         The specific coating services required by our customers will vary depending upon the nature of the product to be coated and the environment within which that product will be used. The following table demonstrates the specific application for each segment provided by Industrialex and each of its subsidiaries:


                            Metal and Plastic Products              Painted Circuit Board Assembly Products
                        ---------------------------------       ------------------------------------------------
                         Screen
                        Printing       Powder       Paint       Urethane      Potting     Silicon      Shielding
                        --------       ------       -----       --------      -------     -------      ---------
Industrialex                                                        X            X           X             X
Broomfield                               X            X
Decorative                               X            X
Screen Tech                 X            X            X

         We currently operate out of four facilities, all located in Colorado. These facilities are equipped with a total of 15 coating chambers. Three of the facilities are located in northern Colorado and one facility is located in southern Colorado. These facilities range in size from 6,500 square feet to 16,000 square feet of production space. Currently, the combined facilities employ 106 personnel. Each facility is managed by a general manager who oversees day-to-day operations.

         Our operations must comply with federal, state and local environmental controls on the storage, handling, discharge and disposal of chemicals and gases used in the manufacturing process. Industrialex holds permits from the Colorado State Air Pollution Control Division and various wastewater treatment entities. All of our facilities meet electro static discharge and United States Occupational Safety and Health Administration requirements and their personnel have been internally certified for operational procedures, quality standards, document control and safety.

         One of the key factors in our success is that our operations have the ability to provide 24 hour to 48 hour turn-around with high quality and customer service while maintaining competitive pricing. To maintain such quality and customer service, we have refined our processes, requiring three coating chambers dedicated to conformal coating, seven coating chambers dedicated to powder coating and five chambers dedicated to liquid paint. This allows for reduction of cross contamination among different coating applications.

         The general process that each facility undergoes in the application of its coating process for metal and plastic products is as follows:

         1. Products are received at the facilities where they are prepared for placement into the specialized chemical washing equipment.

         2. After drying, critical areas that do not require coating are masked, and the part is placed on specially designed fixtures for entry into the coating chambers.

         3. Custom designed spray guns apply the coating material to the surface of the part.

         4. Once the parts are coated, they are placed into a heating oven. Heat ensures proper adhesion of chemicals onto the surface of the part and promotes drying.

         5. At the final stage of the process, the masking is removed and coated parts are inspected for quality purposes. All inspected parts are packaged and shipped to the customer.

         We plan to capitalize on the well-recognized names of acquired subsidiaries and on the brand recognition that each subsidiary has developed. We propose to utilize that brand recognition to establish a "brands and standards" for the coating industry as part of its overall strategy to roll up several of its local competitors. The first phase of the strategy started with the acquisitions of Broomfield, Decorative and Screen Tech. We plan to consolidate the operations of Broomfield, Decorative and Screen Tech into two facilities. One facility, with approximately 70,000 square feet, will be based in northern Colorado. The second facility, previously operated by Screen Tech, has approximately 16,000 square feet and is based in southern Colorado. These facilities will be equipped with state-of-the-art automation technologies to provide highly efficient processes with flexibility to switch among product lines while providing cost effective high volume throughout production capabilities. Management anticipates that these automated facilities, together with economies of scale, will provide savings in usage of chemicals and manpower.

                                  [FLOWCHART]

THE COATING PROCESSES

CONFORMAL COATING:

         Conformal coatings of printed circuit board assemblies function as a dielectric insulator, providing a durable barrier against environmental contaminants and moisture over a wide temperature and humidity range. Conformal coatings also act as shock and vibration absorbers, thus protecting the final product from possible damage. Coating types include silicone, acrylic, epoxy resin and urethane.

         The process of conformal coating normally begins with masking of critical areas of the board. Circuit boards are carefully masked, leaving only the desired coating area exposed. Coatings are then applied either by spraying the board surface, brushing, or by dipping the boards directly into the coating material. Each process offers a system for precisely coating the boards to the exact specifications.

ACRYLIC COATING

         Acrylic coating is a clear, tough coating that protects printed circuit boards against moisture, corrosion, thermal shock and static discharge. It also protects and insulates electrical and electronic components and assemblies, including generators, motors, transformers, relays, and solenoid coils.

EPOXY COATING

         Epoxy coating is a non-porous, water and chemical resistant material that contains a form of nylon material. It is normally black in color, is non-conductive and is therefore suitable for electrical insulation.

URETHANE COATINGS

         Urethane provides excellent dielectric properties. It is also used to protect coated parts from moisture and other harsh environmental elements.

SILICONE COATING

         Silicone is a clear, durable material that protects printed circuit boards against moisture, corrosion, thermal shock and static discharge. Silicone becomes flexible at temperatures ranging from -65C to +200C. Silicone dries within minutes and cures at room temperature in 4 to 12 hours. Silicone illumines under ultra violet light source which makes it an ideal agent for quality control inspection because one can then determine proper application to the product.

ENCAPSULATION/POTTING:

         The encapsulation process, also known as "potting," involves submerging an assembly into resin and allowing the resin to harden. Encapsulation provides effective resistance and environmental protection against humidity, while acting as an insulator against shock and vibration. It also works effectively in maintaining the security of the printed circuit board assembly design by preventing third parties from accessing the printed circuit board assembly without destroying the encapsulated technology. Encapsulation is used in a variety of electro-mechanical applications including automotive, ballasts, relays, mold making, high voltage power supplies, solenoids, batteries, switches, circuit breakers, transformers, medical equipment and other devices.

POWDER COATING:

         Powder coating has become the fastest growing finishing technology and according to a U.S. Department of Commerce report released in February 2000 currently represents over 10 percent of the total industrial finishing market. Powder coating is a dry finishing process, using finely ground particles of pigment and resin that are electrostatically charged and sprayed onto the part to be coated. The parts to be coated are electrically grounded so that the charged powder particles projected at them adhere to the parts and are held there until melted and fused into a smooth coating in the curing oven. The result is a uniform, durable, high quality finish. Because of the unique process of powder coating, many problems and issues inherent in liquid finishing are eliminated or minimized.

         Powder coating contains no solvents and emits negligible, if any, polluting volatile organic compounds into the atmosphere. Exhaust air from the coating booth can be safely returned to the coating room, and less oven air is exhausted to the outside, making the powder coating process a safer and cleaner finishing alternative. In addition, since powder coating uses a dry powder, up to 98% of powder coating over spray can be retrieved and reused with proper recycling units. The unused powder is reclaimed by a recovery unit and recirculated through the system. The waste that results is negligible, and can be disposed of easily and economically with United States Environmental Protection Agency certified disposal facilities.

         There are two basic types of powder, indoor and outdoor. Most outdoor powders are polyester and most indoor powders are epoxy. Powders come in a rainbow of colors, glosses and textures. Powder coatings provide a wide range of performance properties, offering excellent resistance to heat, corrosion, impact, abrasion, fading from sunlight, and extreme weather.

LIQUID PAINTING:

         Liquid painting, also known as liquid coating, uses polyurethane, bake enamels, water based paints, and conductive coatings. These environmentally compliant coating materials were developed in response to limitations recently placed on the emission of volatile organic compounds in certain areas of the United States. Volatile organic compounds are toxic gases that are harmful to the environment.

         Even as the demand for powder coatings increases, there exists a need for liquid coatings. Certain cosmetic requirements can only be achieved through the application of liquid coatings as well as the application of conductive coatings on plastics requiring electro-magnetic interference/radio frequency interference. Most government and military specifications refer to liquid coatings. Even though powder coating is superior to most liquids, industrial coating manufacturers have produced materials that stand up to highly abrasive chemicals and solvents, making them a continued desirable coating in many original equipment manufacturer product lines.

ELECTRO-MAGNETIC INTERFERENCE/RADIO FREQUENCY INTERFERENCE SHIELDING:

         This process involves the application of conductive shielding materials. Through reflection and/or absorption, these materials effectively reduce electro-magnetic interference/radio frequency interference emitted by certain printed circuit board assembly based products used primarily in the telecommunications industry. We supply several chemical materials that meet a wide range of specifications.

SCREEN PRINTING:

         Our screen printing capability includes in-house screen fabrications, computerized art department and darkrooms. These capacities allow us to manufacture custom labeling and to print directly onto customer-supplied substrates. Applications include polycarbonate overlays, foil labels, aluminum nameplates, decals/bumper stickers, panels, chassis, die cutting and art and screen fabrication.

         All of our coating processes must comply with federal, state and local regulations that impose various environmental controls on the storage, handling, discharge and disposal of chemicals and gases. There can be no guarantee that new environmental laws will not be imposed which will have an adverse impact on our manufacturing process and ability to compete effectively.

THE MARKET FOR THE PRODUCTS

         Protective coating is one step in the manufacturing of components in the outsourced manufacturing services industry. In describing the electronics manufacturing services industry in an article in Fortune Magazine published October 25, 1999, Jim Savage, an analyst at Thomas Weisel, suggested that "what was a $90 billion industry in 1998 will be a $200 billion industry by 2001." Based on management's estimate that 1% of the cost of manufacturing a product is the cost of protective coating, the Company estimates that the market for its protective coating services could grow from $900 million in 1998 to $2.0 billion by 2001. According to a U.S. Department of Commerce report released in February 2000, "In 1998, total manufacturers' shipments of paint and allied products amounted to $17.2 billion, an increase of 4.2% from 1997 shipments of $16.5 billion." The fastest growing segment of this market is powder coatings. The same report states that "shipments of powder coatings increased 13.4% to $669.7 million in 1998 from $590.5 million in 1997."

THE COATING INDUSTRY

         The coating industry in the United States is divided into several major categories including product coating for original equipment manufacturers, architectural coatings, special purpose coatings and miscellaneous allied paint products. The segment of the market that applies to our business is the product coatings market. All paint and coatings that are designed for use by the original equipment manufacturers of industrial and consumer goods are called OEM product coatings. According to reports published in the December 1998 issue of Paint & Powder Magazine, "OEM's and their custom coater suppliers represent one of the largest customer groups for the paint and coating industry, consuming 37% of all coatings shipped in 1998." According to another published report by Frost & Sullivan in the October 1999 issue of World Powder Coating Markets, "In 1998, the world powder coating markets reached $3.76 billion in revenues and is expected to continue growing." One universal possibility is expansion into new end-user markets such as engineered wood furniture. The growing need for environmental compliance, combined with proven lower application costs, will help forge new powder coating markets, such as wood substrates coating, according to reports in the October 1999 issue of World Powder Coating Markets.


         Liquid and powder coatings are frequently positioned as competitive products. Like their liquid counterparts, powder coatings can serve both protective and decorative functions. They are applied to many types of manufactured goods, furniture, appliances, automotive parts and electronic components. According to an August 1995 report published by National Paint & Coatings Association, "Liquid technologies will continue to dominate in areas where the coating is field-applied and heat curing is not feasible. Areas where powder technology may increase its presence are those where the coating process can be very tightly controlled." We provide both powder and liquid paint applications. The following tables demonstrate the usage of OEM product coatings by type of coating and by industry.

                 OEM Product Coatings Usage by Type of Coating

                                  [PIE CHART]

                      THE MARKET FOR OEM PRODUCT COATINGS

                                  [PIE CHART]

PARTNERSHIPS

         Partnerships amongst coating companies are becoming more common and demonstrate a growing effort in the industry to form teams to solve customer problems. Although we have no immediate plans or agreements to do so, management will consider developing partnership arrangements, where appropriate, provided that the focus is on establishing cooperative efforts with our equipment suppliers. Pittsburg Paint and Glass, for example, recently formed an alliance with Advanced Robotic Technologies, Inc. to integrate coatings and application technology. Similarly, DuPont Powder Coatings is working with Thermal Innovations Ltd. and TRI Innovations, AB, a Swedish manufacturer of a UV-curing system, to develop a new powder coating line for MDF Systems, Ltd. in the United Kingdom for wood finishing applications.

         In order to capitalize on what management estimates to be a $2.0 billion market opportunity in the United States, we will position our marketing efforts as a provider of a full range of coating offerings. Specifically these offering include conformal coating of printed circuit board assemblies, powder coating of metal, plastic and glass products, and liquid painting of metal based products.

MARKETS

         The industrial coating market is defined by the categories of products it services. The major product categories include metal, plastic, glass and printed circuit board assemblies, which are manufactured by companies in the following industries: electronic manufacturing, general manufactured goods, aerospace, transportation and medical devices. We are able to provide a full range of coating services. These services are defined as:

         o        conformal coating utilizing silicone or arethane,

         o potting/encapsulation and electro-magnetic interference/radio frequency interference shielding for printed circuit board assemblies,

         o powder coating and liquid painting of metal, plastic and glass, and

         o        screen printing of metal and plastic products.

         Our business is currently divided into two major categories: short production runs and long productions runs. A short production run is characterized by 24 - 48 hour turnaround of unique production runs to the customer. A long production run is characterized by repetitive production runs of the same product based on prescheduled time of receiving the orders and delivery. Short production runs provide approximately 70% of total revenue whereas long production runs provide approximately 20%.

         The requirements of our customers are generally met either through short-term purchase orders or long-term contracts. The short-term purchase orders are serviced in an efficient and cost effective manner because of our ability to perform on a short runs basis where providing 24 to 48 hour turnaround is essential. Industrialex's operating subsidiaries are set up with the facilities, tooling and processes that provide such turnaround. Our powder coating and liquid paint service offerings are primarily provided in such business setting and operations.

         Long-term contracts are typically established with original equipment manufacturers where production runs are predictable and can be designed with production control systems. The Longmont facility is equipped with class A chambers, where we can provide clean, dust free isolated coating environments which are the prime requirements of printed circuit board assemblies products. Conformal coating, potting/encapsulation and shielding of printed circuit boards are primarily coated in this type of facility.

         The business strategy calls for changing the current ratio between short runs business and long runs business so as to establish long runs as the primary revenue generator. To achieve this goal, we plan to establish an integrated, state-of-the-art automated factory. This facility will consolidate the operations of current subsidiaries and is being designed to provide maximum efficiency in the coating processes.

         In Colorado, we have over 180 customers. Major customers include SMTC Manufacturing Corp., EPOCS Corp., CEH Corp. and Cobe Laboratories, Inc.

THE MARKETING PLAN

         Our goal is to become a leading provider of a full spectrum of coating applications for the manufacturing industry. We will grow the business regionally in two phases. Phase one will be in the Colorado region and phase two will encompass all of North America. During phase one, we will establish three facilities in the Colorado region. These facilities will integrate the operations of the acquired companies and will be replicated and rolled out throughout the subsequent phases. Management expects to begin phase two in the year 2001.

         To accomplish these goals, our sales and marketing plans will focus on establishing two areas that management believes are lacking in today's protective coating services industry. One is the establishment of a brand and the second is the establishment of a standard. To achieve this, we will attempt to leverage relationships with customers to secure long-term contracts for our base business. We also plan to utilize the internet in establishing a direct line of communication and commerce with the original manufacturers. Such tools will be utilized to provide proposals and quotes directly to the customers.

         Our base business has traditionally been established through long-term relationships and our reputation in the region. We plan to utilize a direct sales approach to grow its business by developing new customers and finding new opportunities. Currently, there are two full time sales persons covering customers in the Colorado region. In order to develop new business, we plan to utilize additional sales personnel. Sales strategy will be based on developing key account relationships where Industrialex is involved at the very early part of the customers' product design so that coating specifications are established at the beginning of the product cycle. In the process of establishing such key accounts, we plan to establish high executive level relationships with the customers' management.

         Once phase 1 of the roll-up has been completed, management expects that our state-of-the-art Colorado facility will be among the largest, most advanced and efficient protective coating operation in the region. By utilizing a direct sales force and leveraging its operational efficiencies, combined with the creation of a strong brand identity program, management expects to establish long-term contracts with ongoing long-term revenue streams.

THE RESEARCH AND DEVELOPMENT PLAN

         Industrialex utilizes advanced technologies in two primary areas; the application of chemicals on product and the utilization of advanced process equipment in its coating operations. Our longstanding relationships with the manufacturers of chemicals allow for access to the latest advancements in chemical materials. We do not expend any capital in research and development activities. We will work with customers who wish to experiment with the application of specific chemical materials on unique products, however, this type of research and development on new products is customer driven and is funded by the customer. Industrialex is working with its customers in experimenting with applying powder coating chemicals on glass, wood and different grade steel products. Effective utilization of these applications may create a growth opportunity in segments that can use such coatings.

         Industrialex experiments with advanced equipment for use in its coating operations. Such equipment coupled with internally engineered fixtures and mechanization improves efficiency, reduction of chemical usage and overall cost effectiveness of its processes.

THE SYNERGIES

         The synergies among Industrialex and each of its subsidiaries can be demonstrated in four categories, as follows:

PRODUCT OFFERINGS

         With the combined entities, we expect to offer a full spectrum of coating applications to customers in Colorado. Our primary expertise is in conformal coating, potting and electro-magnetic interference/radio frequency interference shielding of printed circuit board assemblies. Broomfield's primary offering is liquid paint for industrial applications of metal products. Decorative's primary expertise is powder coating of metal and plastic products. Screen Tech offers liquid paint, powder coating and screen printing for customers in the southern region of Colorado area.

         The coating industry is characterized by a consistent flow of new, improved chemical applications that render existing coating products obsolete. There can be no assurance that we will be able to convert our processes quickly enough to take advantage of such new chemical applications and market these products.

ECONOMIES OF SCALE

         Management expects that the combined entities will be able to generate larger purchasing power in materials procurement, thus being able to gain favorable pricing from materials suppliers. The gross profit margin can also increase as a result of sharing of personnel. Each acquired company currently utilizes separate accounting systems, purchasing, and human resource and benefits functions. The expenses can be minimized by combining administration, accounting and general management.

MARKET EXPANSION

         The combined companies will utilize a common marketing and sales organization with the goal of expanding the base business and growing the new business. The key account sales process will attempt to establish new customers with long-term relationships. The cohesive marketing plan will focus heavily on the creation of a brand and standard for our products and services. As a result, management believes we can grow the sales more effectively as a combined entity.

OPERATIONS

         Currently, Industrialex operates out of four facilities located in Longmont, Denver, Westminster and Colorado Springs. We propose to integrate operations into three facilities by April 2001 when we will occupy a new facility of approximately 70,000 square feet in the Denver Metro Area. This new facility will utilize advanced automated production systems and will also serve as the Company's new headquarters. The current businesses of Decorative and Broomfield will be moved and integrated into this new facility. The Screen Tech facility in Colorado Springs, which is approximately 16,000 square feet, will remain as the major base in southern Colorado region. The Longmont facility, which is approximately 6,500 square feet, will remain in place to focus on providing silicone based conformal coating. Prior to the integration of operations, we will continue to service customers from the four existing facilities. This approach will allow us to maximize plant capacity, which is restricted by the amount of oven capacity of the combined entities. The goal of the integration is to increase economies of scale and to garner additional sales as a result of an expansion of services not possible by the current facilities, operating separately.

BUSINESS OBJECTIVES AND MILESTONES

         Management plans to focus on Colorado as a model for a national roll-up plan. The market size for protective coating services in Colorado is estimated by management to be approximately $40 million annually. Management believes there are approximately 14 private companies providing protective coating service to manufacturing industries in Colorado. Industrialex's plans call for a consolidation of five coating service companies, of which three have already been acquired, during the first phase of its 18 month roll-up in Colorado. Management estimates that once the consolidation is completed it will have captured a significant share of the market in Colorado.

         With funds from this offering and cash on hand, if any, management hopes to accomplish the following business objectives within the 12-month period following the completion of this offering:

         1. Integrate the operations of Industrialex and the following acquired companies:

                  (a)      Broomfield (which was acquired on April 4, 2000);

                  (b)      Decorative (which was acquired on May 1, 2000);  and

                  (c)      Screen Tech (which was acquired on July 17, 2000).

                  and complete all matters associated with the acquisitions, including payment of any amounts owing pursuant to the acquisitions

         2. Acquire two additional coating companies. We have been approached by coating companies but have deferred further discussions until this offering is complete.

         3. Open a new 70,000 square foot facility for the integration of Broomfield and Decorative and future acquisitions.

         During the 12-month period following the completion of the offering, management would like to complete the consolidation of the coating services industry in Colorado. We have allocated $1.37 million to pursue this objective. In order to attain this objective, we would have to meet the following milestones:

         o Pay off $700,000 of acquisition debt for the Decorative acquisition by December 31, 2000.

         o Pay off $610,000 of acquisition debt for the Screen Tech acquisition by December 31, 2000.


         o Have $122,000 to be spent between December 2000 and April 2001 for the establishment of the new facility.


COMPETITION

         There are both competing technologies and competing companies in the protective coating services industry. Our strategy calls for being an effective consolidator in the industry. To be an effective consolidator, we must strive to be the first to identify and use new materials in chemicals and advanced application techniques.

         We do not propose to engage in research and development or to incur expenses associated with new product development. Instead, we will focus on developing and strengthening our current competitive advantage, which is breadth of knowledge in the coating process. Because management believes we have better knowledge of the coating process than our competitors and can use that knowledge to generate economies of scale and shorter turn around times, Industrialex can compete with other companies on the basis of price and customer services.

         Our competition within the Colorado market consists of companies that compete in our business segment or that provide the same full complement of services. Management believes these companies range in size up to $2.0 million in annual revenues and include the following:

         o        Ameratech, Inc.

         o        A & T Powder Coating

         o        Applied Plastic Coatings Inc.

         o        Denver Bumper Works, Inc.

         o        Environmental Powder Coatings

         o        Foothills Powder Coating, Inc.

         o        Lincoln Plating Co.

         o        Powder Coating Specialities Inc.

         o        Sons' Powdercoating Inc.

         o        Associated Finishers

         o        Powder Pro Inc.

         o        Rainbow Cycle Craft Inc.

         o        Front Range Powder

         Management believes Ameratech, Inc. and Foothills Powder Coating, Inc. represent the largest potential competition in the region. Ameratech is a provider of powder coating services in the Colorado Springs region. Ameratech's production facility is believed to utilize semi-automated coating lines which should provide efficient, cost effective processes. Located in Golden, Colorado, Foothills has captured a significant share of the protective coating market in the western metro-Denver area.

PATENTS, TRADEMARKS AND COPYRIGHTS

         We rely solely on general trademark and copyright law to protect our products and have neither formally registered trademarks or copyrights nor obtained any patent protection for any products.

PERSONNEL

         Industrialex currently has a total of 106 full and part-time employees, 11 of which work on a part-time basis and 95 of which work on a full-time basis. Of these, 14 employees serve in a management and administration capacity, two employees serve in a sales and marketing capacity, 11 employees serve in a manufacturing management capacity and 79 employees serve in production. These employees operate out of the following offices of the Company:


                                     MANAGEMENT &         SALES &
     OFFICE LOCATION               ADMINISTRATION        MARKETING       MANUFACTURING         PRODUCTION            TOTAL
     ---------------               --------------        ---------       -------------         ----------            -----
Longmont, CO                              5                  1                  1                   11                 18
Westminster, CO                           2                  0                  3                   14                 19
Denver, CO                                2                  0                  3                   26                 31
Colorado Springs, CO                      5                  1                  4                   28                 38
Totals:                                  14                  2                 11                   79                106

         The foregoing full and part-time personnel are sufficient to meet our stated business objectives. Additional personnel will be added, mainly in production, as and when circumstances warrant and profits or additional funding permits. None of our employees are subject to collective bargaining agreements. Management believes relations with employees are good.

DESCRIPTION OF OFFICES

         The Longmont facility occupies approximately 6,500 square feet of leased space at 63-A S. Pratt Parkway, Longmont, CO, U.S.A., under a lease expiring May 1, 2001. A total of 18 employees operate out of this office and manufacturing facility.

         The Westminster facility occupies approximately 7,500 square feet of leased space at 3220 West 71st Avenue, Unit 9, Longmont, Colorado, under a lease expiring May 31, 2001. A total of 19 employees operate out of this manufacturing facility.

         The Denver facility occupies approximately 10,000 square fee of leased space at 4355 Monaco Parkway, Denver, Colorado under a lease expiring May 31, 2001. A total of 31 employees operate out of this office and manufacturing facility.

         The Colorado Springs facility occupies approximately 16,000 square fees of leased space at 171 Talamine Court, Colorado Springs, Colorado, under a lease expiring May 31, 2005. A total of 38 employees operate out of this office and manufacturing facility.


                                  ACQUISITIONS

         The following is a description of the acquisitions made by Industrialex during the past five fiscal years and during the period since the completion of the most recently completed fiscal year.

ACQUISITION OF BROOMFIELD INDUSTRIAL PAINTING INC.

         Under a stock purchase agreement dated March 22, 2000 between Industrialex, Mark S. Trawinski, Donald R. Lauer and Angela Bennet Lauer, Industrialex purchased all of the issued and outstanding shares of Broomfield.

         The purchase price for the Broomfield shares was $925,000 comprised as follows:

         (a) a closing payment of $425,000 delivered to the Broomfield stockholders at closing; and

         (b) an aggregate of 500,000 special warrants, valued at $1.00 each, delivered to the Broomfield stockholders at closing.

         The acquisition of Broomfield shares by Industrialex closed on April 4, 2000.

         Each special warrant is convertible, for no additional consideration, into one share of Industrialex common stock at the option of the holder with no expiration. Under the terms of the stock purchase agreement, Industrialex agreed that in the event a public offering of its common stock had not been completed within one year of the closing, Industrialex would, within six months of a request by any Broomfield stockholder, repurchase the special warrants held by the Broomfield stockholder at a price of $1.00 per special warrant.

         Each Broomfield stockholder agreed, in the event of an initial public offering of Industrialex common stock within one year of the closing, to enter into a lock-up agreement, pursuant to which each Broomfield stockholder agreed not to sell or transfer 70% of their Industrialex shares for a period of nine months following the closing.

         Founded in 1983, Broomfield has been in the business of providing industrial finishing, utilizing liquid paint of metal and plastic products for the high technology manufacturing, and medical and aerospace industries. Broomfield primarily utilized liquid paint and powder coating applications to service its customers. Broomfield has 19 employees and occupies 7,500 square feet of facility.

         As a result of this acquisition, Industrialex's service offering expanded into liquid painting of metal and plastic products.

ACQUISITION OF DECORATIVE & COATING SYSTEMS, INC.

         Under a stock purchase agreement dated May 1, 2000 between Decorative & Coating Systems, Inc., Joseph Triolo, Jr., Joseph Triolo, Sr., Gary Triolo and John Triolo and Industrialex, Industrialex purchased all the issued and outstanding shares of Decorative from the Decorative stockholders.

         The purchase price for the Decorative Shares was $1,200,000 paid as follows:

         (a) A closing payment of $300,000 delivered to the Decorative stockholders at closing;

         (b) a promissory note secured by a pledge of the Decorative shares in the principal amount of $700,000 bearing interest at a rate of 12% per annum and originally due on or before October 1, 2000, but extended to be due on December 31, 2000, delivered to the Decorative stockholders on closing; and

         (c) an aggregate of 200,000 special warrants, valued at $1.00 each, delivered to the Decorative stockholders at closing.

         The acquisition of the Decorative shares by Industrialex closed on May 1, 2000.

         Each special warrant is convertible, for no additional consideration, into one share of Industrialex common stock at the option of the holder with no expiration. Under the terms of the stock purchase agreement, Industrialex agreed that in the event a public offering of its common stock had not been completed within one year of the closing, Industrialex would, within six months of a request by any Decorative stockholder, repurchase the special warrants held by the Decorative stockholder at a price of $1.00 per special warrant.

         Each Decorative stockholder agreed, in the event of an initial public offering of Industrialex common stock within one year of the closing, to enter into a lock-up agreement pursuant to which each Decorative stockholder agreed not to sell or transfer 70% of their Industrialex shares for a period of nine months following the closing.

         Founded in 1976, Decorative was the first company to provide powder coating services in the State of Colorado for metal and plastics products for high technology manufacturing, transportation, defense and general manufactured goods industries. Decorative utilizes primarily powder coating applications to service its customers. Decorative has 31 employees and occupies 10,000 square feet of facility.

         As a result of this acquisition, Industrialex's service offering expanded to include powder coating applications for metal and plastic products.

ACQUISITION OF SCREEN TECH GRAPHICS, INC.

         Under a stock purchase agreement dated June 7, 2000 between Industrialex and Susan Elizabeth DiNapoli and Vincent DiNapoli, Industrialex purchased all of the issued and outstanding shares of Screen Tech from the Screen Tech stockholders.

         The purchase price for the Screen Tech shares was $1,000,000, comprised as follows:

         (a) a closing payment of $300,000 delivered to the Screen Tech stockholders at closing;

         (b) a promissory note in the principal amount of $610,000, bearing interest at 12% per annum and due on or before December 31, 2000, delivered to the Screen Tech stockholders at closing; and

         (c) an aggregate of 90,000 special warrants, valued at $1.00 each, delivered to the Screen Tech stockholders at closing.

         In addition to the Screen Tech Purchase Price, Industrialex will be obligated to issue and deliver to the Screen Tech stockholders an additional $300,000 worth of shares of common stock, if Screen Tech meets or exceeds the performance requirements that, for the 12 month period ended December 31, 2000, net sales revenue are equal to or greater than $1,750,000 and pre-tax profit exceeds 10% of net revenues.

         The acquisition of the Screen Tech shares by Industrialex closed on July 5, 2000.

         Each Screen Tech special warrant is convertible, for no additional consideration, into one share of Industrialex common stock at the option of the holder with no expiration. Under the terms of the stock purchase agreement, Industrialex agreed that in the event a public offering of its common stock had not been completed within one year of the closing, Industrialex would, within six months of a request by any Screen Tech stockholder, repurchase the special warrants held by the Screen Tech stockholder at a price of $1.00 per special warrant.

         Each Screen Tech stockholder agreed, in the event of an initial public offering of Industrialex common stock within one year of the closing, to enter into a lock-up agreement pursuant to which each Screen Tech stockholder agreed not to sell or transfer 90% of their Industrialex shares for a period of nine months following the closing.

         Founded in 1976, Screen Tech is the largest provider of powder coating, liquid painting and screen printing services in Colorado Springs, Colorado. Screen Tech utilizes both powder coating and liquid paint applications for metal and plastic products for high technology manufacturing, electronics, fabricated metal manufacturers and transportation industries. Screen Tech has 38 employees and occupies 16,000 square feet of facility.

         As a result of this acquisition, Industrialex's services expanded into the southern region of Colorado.

                     MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                  FINANCIAL CONDITION AND RESULTS OF OPERATIONS

         The following discussion should be read together with Industrialex's financial statements and accompanying notes included elsewhere in this prospectus.

         This information should be read in conjunction with the financial statements of Industrialex and related notes thereto included elsewhere in this prospectus. Financial information for each of the two years in the period ended December 31, 1999 has been derived from audited financial statements. Financial information for the year ended December 31, 1997 and the nine months ended September 30, 2000 and 1999 has been derived from unaudited financial statements.

                                              9 MONTHS ENDED SEPTEMBER 30              YEARS ENDED DECEMBER 31
                                                2000                1999               1999               1998
INCOME STATEMENT
  INFORMATION:
Revenues                                    $ 2,295,046         $   791,815        $ 1,113,685        $   810,821
Cost of sales                                 1,820,942             533,426            783,746            473,723
General and  administrative expenses            775,482             177,875            270,119            163,667
Net income (loss)                              (358,256)             80,533             59,088            173,336

BALANCE SHEET
  INFORMATION:
Total assets                                  4,436,521                 N/A            454,154            416,421
Total current liabilities                     2,307,282                 N/A             70,071             89,437
Working capital                              (1,319,871)                N/A            226,719            243,395
Equity                                        1,308,897                 N/A            343,380            326,984

RESULT OF OPERATIONS FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2000

Revenues

         Revenues increased from $792,000 in 1999 to $2,295,000 for the nine months ended September 30, 2000. This resulted in an increase of $1,503,000, or 190% over the same period in 1999. Industrialex acquired Broomfield, Decorative and Screen Tech in April, May and July of 2000, respectively. These acquisition represented an increase in revenues of $1,750,000 during the period ended September 30, 2000. This increase was offset by a decrease in revenues at Industrialex, due primarily to the transfer of powder coating customers from Industrialex to Broomfield and Decorative. Redundant facilities at Industrialex were eliminated, subsequent to the acquisitions noted above, primarily in favor of the facilities at Broomfield and Decorative.

Gross margins

         Gross margins for the nine months ended September 30, 2000 was $474,000, or 20.7% based on sales. This compares with a gross profit of 32.6%, based on sales, for the same period in 1999. The acquisitions of Broomfield, Decorative and Screen Tech noted above contributed gross margins of 27.0%, 19.0% and 22.3%, respectively, whereas Industrialex's gross margin decreased to 14.7%. The decline at Industrialex is related to costs associated with the operation of the powder coating facility to ensure customer satisfaction as customers were transferred to Broomfield and Decorative. During this period, labor costs were above the normal range, as a percentage of sales. Management anticipates that this decline in gross margins will be temporary. Additionally, management plans to add and/or expand 2nd shift operations which should result in higher gross margins as more revenue can be produced without a prorata increase in certain fixed expenses such as rent, insurance and utilities.

General and administrative ("G&A")

         G&A expenses increased $597,000, or 335%, from $178,000 for the nine months ended September 30, 1999 to $775,000 for the same period in 2000. The acquisition of Broomfield, Decorative and Screen Tech noted above increased G&A by approximately $250,000. The remaining increase is comprised primarily of: a) $70,000 in amortization of goodwill related to the acquisitions noted above; b) an increase in auditing and accounting fees of approximately $54,000 related to the preparation for and reviews and audits of Industrialex accounts for the years of 1997, 1998, 1999 and nine months ended September 30, 2000; c) an increase in salary expense of approximately $100,000 due to the addition of two executive officers during May of 2000 to lead the expansion of the company and;
d) an increase in salary expense of approximately $75,000 due to Industrialex LLC becoming a C corporation and member draws subsequently recorded as salary expense.

Net loss

         Net loss for the nine months ended September 30, 2000 was $358,000 compared to net income of $81,000 during the same period in 1999. This is attributed to a decline in gross margin as noted above and the addition of certain executive officers to the management team to lead the growth of the company through customer-base growth, the acquisition of additional companies and the consolidation and improvement of facilities to realize economies of scale.

RESULT OF OPERATIONS FOR YEAR ENDED DECEMBER 31, 1999

Revenues

         Revenues increased from $811,000 in 1998 to $1,114,000 for the fiscal year ended December 31, 1999. This resulted in an increase of $303,000 or 37% over fiscal 1998. This increase in sales is due to Industrialex expanding its original sales in the silicone applications in the conformal coating industry. Additionally, in 1999 Industrialex expanded into the powder coating segment of the industrial coating industry. Industrialex opened its Mead facility, which is solely dedicated to powder coating. With the addition of the Mead facility Industrialex was able to generate $108,000 in additional powder coating encapsulation sales. The silicone portion of the business grew by 24% or $195,000 over 1998 revenues.

Gross margins

         Industrialex's gross profit margin in 1999 was $330,000 or 30% based on sales. This compares with a margin of 42% in fiscal 1998. The margin reduction is attributed to Industrialex's decision to proceed with the acquisition of other powder coating entities and to end the lease of its Mead facility, resulting in a $25,000 impaired asset charge to gross margins. Without this impaired asset charge Industrialex would have reported a 32% gross profit margin for fiscal 1999. The margin decreased due to the expansion in 1999 into the powder coating business. The new business line resulted in lower margin due to the operational start-up of acquiring the knowledge of the powder coating process. Material costs increased from 15% to 22% of sales in 1999 with the addition of the powder coating product line.

General and administrative ("G&A")

         G&A expenses increased from $164,000 in 1998 to $270,000 in 1999, a 65% increase. The majority of the increase is attributed to the expansion of the business into the powder coating facility in Mead. Industrialex added additional administrative personnel to handle the administrative requirements of its expansion in the powder coating segment of the business and its increased sales. $4,000 of the increase is associated with asset impairment associated with the closing of the Mead facility in June 2000.

Net income

         Net Income decreased from $173,000 in 1998 to $59,000 in 1999 or from 21% to 5% of sales. This is attributed to Industrialex's expansion into the powder coating arena and the additional costs incurred in starting a new powder coating product line. Additionally, Industrialex will be terminating the lease of the Mead facility, set to expire in June of 2000. This resulted in the impairment of leasehold improvements and equipment installed in the facility, resulting in a $29,000 reduction of income from the facility being vacated. Without this charge Industrialex would have reported $88,000 in net income or 8% of sales. Any powder coating business from this facility will be transferred to the acquired production facilities during the year 2000. Management does not anticipate that there will be any material additional costs in 2000 relating to the closing of the Mead facility.

Income taxes

         As discussed in Note 2 to the accompanying financial statements, in 1999 Industrialex was treated as a limited liability corporation ("LLC"). As such the income taxes related to Industrialex's operations are the responsibility of the LLC members and no tax liabilities were recognized. On a pro forma basis, assuming we have had always been subject to taxes, the income tax provision would have been $22,000 for 1999 compared to $65,000 during 1998. This reduction in pro forma tax expense is due to the reduced income as discussed above.

EFFECT OF RECENT DEVELOPMENTS ON OPERATIONS

         In the course of implementing its business strategy Industrialex has acquired three conformal coating companies in the Denver Metro area. These acquisitions have increased revenues and gross profit of the combined entity. With this consolidation Industrialex has begun a process of reducing overall cost. The lease for the Mead facility expired in June of 2000. The Mead facility has been closed and production is being transferred to the Broomfield and Decorative facilities. Industrialex plans to utilize in the short term the synergies of Industrialex, Decorative and Broomfield to maximize the production capacity of these facilities to grow revenues. Additionally, Industrialex will begin a consolidation plan to lease a combined facility for the consolidation of the production of Decorative and Broomfield. The consolidation of these operations will assist Industrialex in leveraging the manufacturing reputation of these separate entities with a combined accounting, human resource, labour, and equipment automation program to improve profits over the long term. The consolidation plan is dependent upon Industrialex having access to sufficient working capital through either equity financing, bank debit and equipment leasing to execute the consolidation plan.

CAPITAL RESOURCES AND LIQUIDITY

Equity and debt financing

         In March 2000, Industrialex undertook a private placement of 2,357,000 special warrants at $0.50 per special warrant. The net proceeds from this private placement were $1,149,037. Each special warrant can be converted into one share of common stock for no additional consideration.

         Working capital at December 31, 1999 decreased to approximately $227,000 from $243,000 at December 31, 1998. The decrease in working capital is associated with Industrialex's utilization of internally generated funds to open the Mead powder coating facility. Working capital at March 31, 2000 increased to approximately $1,113,000 from $227,000 at December 31, 1999. The increase in working capital is associated with Industrialex's private placement fund raising activities to embark on the acquisition of other industrial painting companies in Colorado.

Cash flow

December 31, 1999

         During the year ended December 31, 1999, Industrialex generated cash from operations in the amount of $162,000 compared to $92,000 in the prior year. This is a result of the collection of accounts receivable.

         Cash used in investing activities totaled $62,000 during the year ended December 31, 1999 compared to $67,000 in the prior year.

         Cash used by financing activities was $61,000 for year ended December 31, 1999 compared to $24,000 in the previous year. Industrialex distributed $43,000 to shareholders and loaned shareholders $11,000. Industrialex also incurred debt to purchase equipment for the Mead facility.

         Industrialex generated a net increase of $40,000 in cash. Management believes the generation of cash flow will continue during 2000 due to Industrialex's focus on optimizing the expansion of its conformal coating business and through the acquisition of other entities in Colorado.

September 30, 2000

         During the nine months ended September 30, 2000, Industrialex generated cash from operations in the amount of $6,000 compared to $256,000 for the same period in 1999. This is a result primarily of a net loss of $358,000 during the nine months ended September 2000, compared to a net income of $81,000 during the same period in 1999, partially offset by a net increase of operating liabilities.

         Cash used in investing activities totaled $1,176,000 during the nine months ended September 30, 2000 compared to $59,000 for the same period in 1999, due primarily to the acquisitions of Broomfield, Decorative and Screen Tech.

         Cash generated by financing activities was $1,199,000 for the nine months ended September 30, 2000, compared to cash used in financing activities of $55,000 during the same period in 1999. Industrialex issued a total of $1,229,000 in common stock warrants and drew $376,000 on a line of credit to finance acquisitions and operations, paid $263,000 on a note payable and loaned $130,000 to an officer of Industrialex.

         Industrialex generated a net increase of $29,000 in cash for the nine months ended September 30, 2000. Management believes Industrialex will require additional funding during 2000 due to acquisitions and a need to repay acquisition debts.

Capital resources

         Industrialex's cash flow increased for the 12 months ended December 31, 1999, over the same period in 1998, due to improved management of the collection of accounts receivables and the decrease in expenditures for capital equipment. Accounts receivable decreased from $324,000 at the end of 1998 to $251,000 at the end of 1999 and capital expenditures decreased by $5,000.

         Industrialex's cash flow increased from December 31, 1999 to September 30, 2000. Cash and cash equivalents increased to $69,000 at September 30, 2000 from $40,000 at December 31, 1999, with the increase associated with the private placement that began in March 2000 to fund consolidation activities, offset by the acquisitions of Broomfield, Decorative and Screen Tech, costs related to preparation for this offering and costs associated with the strengthening of the management team to accomplish consolidation activities. Accounts receivable increased from $252,000 at December 31, 1999 to $764,000 at September 30, 2000. The acquisition of Broomfield, Decorative and Screen Tech resulted in an increase of approximately $645,000, offset by collections of $133,000. This compares with a decrease in accounts receivable from $324,000 at December 31, 1998 to $227,000 at September 30, 1999 contributing to cash provided by operating activities of $97,000.

         Industrialex will be required to raise additional funding capital through external equity financing activities to fund the Company's obligations to pay the Broomfield shareholders, the Decorative shareholders and the Screen Tech shareholders the remaining purchase price due post-closing. Management anticipates that Industrialex will continue to invest significant resources in completing the roll-up of other industrial coating companies in 2000 and 2001 and may require additional funds to support the expansion and consolidation of these entities.

         In the event that cash flow from operations, if any, together with the proceeds of any future financings, are insufficient to meet the expenditures for acquisition debt and facility expansion, Industrialex will be required to re-evaluate its planned expenditures and allocate its total resources in such manner as the board of directors and management deems to be in Industrialex's best interests.

         Industrialex, as part of this offering, intends to expend $800,000 on equipment and facility enhancements to consolidate Broomfield and Decorative facilities into a new 70,000 square foot leased facility equipped with automated manufacturing lines. These expenditures are contemplated as part of Industrialex's consolidation of the conformal coating companies in Colorado.

         Industrialex currently has 687,000 stock options outstanding which are exercisable at between $0.50 and $1.00 per share, and 760,000 share purchase options that are exercisable at prices between $0.25 and $1.00 per share. If all of the stock options and warrants are exercised, Industrialex would receive proceeds of $1,247,000. All of these funds would be available to Industrialex as working capital.

NEW ACCOUNTING PRONOUNCEMENTS

         In June 1998, the Financial Accounting Standards Board ("FASB") issued SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities" which requires companies to record derivatives on the balance sheet as assets or liabilities, measured at fair market value. Gains or losses resulting from changes in the value of those derivatives are accounted for depending on the use of the derivative and whether it qualifies for hedge accounting. The key criterion for hedge accounting is that the hedging relationship must be highly effective in achieving offsetting changes in fair value or cash flows. SFAS No. 133 as amended by SFAS No. 138, will be adopted by Industrialex on January 1, 2001. Management believes that the adoption of SFAS No. 133 will have no material effect on its financial statements.

         In March 2000, the FASB issued FIN 44, "Accounting for Certain Transactions Involving Stock Compensation, an interpretation of APB Opinion No. 25." FIN 44 clarifies the application of APB Opinion No. 25 to issuances of equity instruments to employees and non-employees and was effective July 1, 2000. Management believes that the adoption of FIN 44 will have no material effect on its financial statements.

         In December 1999, the Securities and Exchange Commission issued Staff Accounting Bulletin No. 101 "Revenue Recognition in Financial Statements" (SAB No. 101). SAB No. 101, which is effective in the fourth quarter of 2000, provides guidance on the recognition, presentation, and disclosure of revenue in financial statements of all public companies. Management believes that the adoption of SAB No. 101 will have no material effect on its financial statements.


                            DESCRIPTION OF SECURITIES

CAPITAL STOCK

         The authorized capital stock of Industrialex consists of 50,000,000 shares of common stock with a par value of $0.01 per share. There are five holders of Industrialex common stock and as of the date of this prospectus Industrialex has a total of 3,950,000 shares issued and outstanding plus an additional 3,107,000 shares issuable upon conversion of special warrants. All of the issued shares of Industrialex common stock are fully paid and not subject to any future call or assessment. Industrialex has filed an application to list its common stock on the facilities of the Canadian Venture Exchange, and before offers to sell any shares are made, such application will have been approved.

         Under Industrialex's articles of incorporation, all of the common shares rank equally as to voting rights, participation in a distribution of the assets of Industrialex on a liquidation, dissolution or winding-up of Industrialex and the entitlement to dividends. The holders of the common shares are entitled to receive notice of all meetings of shareholders and to attend and vote the shares at the meetings. Each share of common stock carries with it the right to one vote.

         In the event of the liquidation, dissolution or winding-up of Industrialex or other distribution of its assets, the holders of the shares of common stock will be entitled to receive, on a pro rata basis, all of the assets remaining after Industrialex has paid out its liabilities. Distribution in the form of dividends, if any, will be set by the board of directors.

         Provision as to the modification, amendment or variation of the rights attached to the capital of Industrialex are contained in Industrialex's articles of incorporation and the Colorado Business Corporation Act.

RESALE RESTRICTIONS ON COMMON STOCK

         Under lock-up agreements to be effective as of the date of the initial public offering, each of Ahmad Akrami, Mansour Akrami, Gary E. Landgren,
Afshin K. Sarvestani and Bolder Venture Partners LLC agree to the following resale restrictions:

                 (a) Such shareholder will not sell or transfer any shares for a period of 12 months following completion of the initial public offering.

                 (b) 50% of the aggregate 3,750,000 shares and 665,000 warrants held by the five signatories, on a pro-rata basis, will be free from any resale restriction on the date that is 12 months from the date of the initial public offering.

                 (c) The balance of the shares held by the five signatories will be free from any resale reduction on the date that is 15 months after the date of the initial public offering.

         The securities regulatory authorities in the Canadian provinces of British Columbia, Alberta and Ontario have advised us that the shares owned by Mr. Akrami will be subject to escrow requirements of those provinces. Specifically, all but 10% of the shares held by Mr. Akrami will be held in escrow, to be released in equal tranches at six month intervals.

                                                                TOTAL NUMBER OF
                                   TOTAL NUMBER OF             SHARES SUBJECT TO          RELEASED FROM ESCROW
           HOLDER                   SHARES OWNED                    ESCROW                   EVERY 6 MONTHS
           ------                  ---------------             -----------------          --------------------
        Ahmad Akrami                  3,500,000                    3,150,000                     525,000

         In addition, all previously issued shares of common stock are subject to the resale rules of the Securities Act of British Columbia which provide, among other things, that the shares cannot be traded in British Columbia until Industrialex has been a reporting issuer in British Columbia for at least 12 months before the trade.

OPTIONS TO PURCHASE SECURITIES

         Industrialex's stock option plan was approved by Industrialex's board of directors on June 15, 2000.

         The stock option plan reserves a maximum of 1,200,000 shares for issuance. Industrialex has granted stock options pursuant to which up to 687,000 shares may be issued in the future with exercise prices ranging from $.50 to $1.00. Options granted pursuant to the plan shall vest in accordance with the terms set forth in each particular grant, but no option shall vest 100% before the recipient has at least two years of continuous service to Industrialex. No option granted shall be for a term in excess of five years, and the exercise price per share shall not be less than the fair market value on the date of grant.

SPECIAL WARRANTS AND SHARE PURCHASE WARRANTS

         Industrialex has issued an aggregate 3,147,000 warrants described under Canadian law as "special warrants." 790,000 of the special warrants were issued to the former shareholders of Broomfield, Decorative and Screen Tech as partial consideration for each acquisition. Each special warrant becomes exerciseable on the earlier of seven business days after a receipt for a final prospectus is issued in the Provinces of Alberta and British Columbia with respect to the distribution of the shares underlying the special warrants or 12 months following the closing date of the applicable acquisition. Each special warrant is convertible, for no additional consideration, into one share of common stock. In addition, Industrialex will pay an additional $300,000 worth of common stock to the former Screen Tech shareholders if certain performance criteria are met. Those performance criteria are set forth in the stock purchase agreement pursuant to which we acquired Screen Tech.

         Of the 500,000 shares issuable upon conversion of the special warrants issued in the Broomfield acquisition, 349,500 of the shares may not be sold or disposed of until nine months after the completion of our initial public offering on the facilities of the Canadian Venture Exchange.

         All 200,000 shares issuable upon conversion of the special warrants issued in the Decorative acquisition may not be sold until nine months after the completion of our initial public offering on the Canadian Venture Exchange.

         All 90,000 shares issuable upon conversion of the special warrants issued in the Screen Tech acquisition may not be sold until nine months after the completion of our initial public offering on the Canadian Venture Exchange.

         Industrialex has also issued 2,357,000 special warrants at $.50 per warrant. These special warrants, like those issued in the acquisitions, are convertible, for no additional consideration, into one share of common stock.

WARRANTS ISSUED AS PART OF THE UNITS OFFERED IN THE INITIAL PUBLIC OFFERING

         Each unit offered in the initial public offering consists of one share of common stock and one common stock purchase warrant. Each warrant entitles the holder to purchase one share of common stock for a period of two years from the closing date of the initial public offering on the Canadian Venture Exchange at a price of $1.00 per share for the first year and $1.25 for the second year. These warrants will not be listed on the Canadian Venture Exchange or any other securities market.

         If during the term of the warrants, the closing price of Industrialex's common stock on the Canadian Venture Exchange, or any other exchange on which our common stock is traded, is not less than two times the exercise price of the warrant for 20 consecutive trading days, then we will send out a written notice of such fact to all holders of unexercised warrants. If the warrants are not exercised within 30 days after receipt of such notice, then the warrants remaining unexercised will expire on the 30th day after receipt of notice. The notice will be deemed to have been received on the eighth calendar day after we mail the notice by ordinary mail, postage prepaid, addressed to the holder.


                                 STOCK OWNERSHIP

         The following are the holdings of the directors, senior officers and promoters of Industrialex and of any other shareholder who, to the knowledge of Industrialex, beneficially owns, directly or indirectly, more than five percent of the issued common stock of Industrialex. Mr. Akrami and Bolder Venture Partners LLC are the only persons in the table who own common stock. Bolder Venture Partners is owned 60% by Daryl Yurek and 10% by each of Thomas Tennessen, Ahmad Akrami, Cliff Main and Kent Nuzum. The remaining individuals are deemed to be beneficial owners based on their holding options, warrants or special warrants that are convertible into shares of common stock. All of the shares beneficially owned by Payam Zamani, Mark Trawinski, Bolder Venture Partners L.L.C. and Daryl Yurek are issuable, for no additional consideration, upon exercise of common stock purchase warrants designated as special warrants under Canadian law. The special warrants are convertible, for no additional consideration, into one share of common stock. 665,000 of the shares beneficially owned by Bolder Venture Partners L.L.C. are issuable upon exercise of common stock purchase warrants at exercise prices ranging from $.25 to $1.00 per share. The details of each person's holding are described in the notes below the table.

                                                                                                                PERCENTAGE OF
                                                           NUMBER OF SHARES             PERCENTAGE OF     OUTSTANDING SHARES AFTER
             NAME AND MUNICIPALITY OF                       OF COMMON STOCK              OUTSTANDING       THE COMPLETION OF THIS
             RESIDENCE OF SHAREHOLDER                     BENEFICIALLY OWNED                SHARES                OFFERING
             ------------------------                     ------------------            -------------     ------------------------
Ahmad Akrami                                               3,626,000(1)                   50.62%                      36.43%
c/o Industrialex Manufacturing Corp.
63-A South Pratt Parkway
Longmont, Colorado  80501

Thomas Tennessen                                               106,500                     1.48%                       0.87%
c/o Industrialex Manufacturing Corp.
63-A South Pratt Parkway
Longmont, Colorado  80501

Thomas Plunkett                                                 50,000                     0.70%                        0.5%
9641 N. 63rd Street
Longmont, Colorado  80503

Scott Robidart                                                  87,500(2)                  1.22%                       0.88%
c/o Industrialex Manufacturing Corp.
63-A South Pratt Parkway
Longmont, Colorado  80501

[DIRECTORS AND OFFICERS]                                     3,870,500                    52.89%                      36.73%

Bolder Venture Partners L.L.C.                                 865,000                    11.85%                       8.20%
1327 Spruce Street, Suite 300
Boulder, Colorado   80302

                                                                                                                PERCENTAGE OF
                                                           NUMBER OF SHARES             PERCENTAGE OF     OUTSTANDING SHARES AFTER
             NAME AND MUNICIPALITY OF                       OF COMMON STOCK              OUTSTANDING       THE COMPLETION OF THIS
             RESIDENCE OF SHAREHOLDER                     BENEFICIALLY OWNED                SHARES                OFFERING
             ------------------------                     ------------------            -------------     ------------------------
Daryl Yurek                                                    719,000                     9.85%                       5.04%
1327 Spruce Street, Suite 300
Boulder, Colorado   80302

----------

(1) Includes 40,000 shares issuable, for no additional consideration, upon exercise of common stock purchase warrants designated as "special warrants" under Canadian law. Also includes 300,000 shares owned by Mr. Akrami that Scott Robidart has an option to purchase pursuant to a Stock Option Agreement dated May 8, 2000 between Mr. Akrami and Mr. Robidart.

(2) Mr. Robidart has an option to purchase these shares from Ahmad Akrami pursuant to a Stock Option Agreement dated May 8, 2000.


                              PLAN OF DISTRIBUTION

         Industrialex will offer to sell up to 2,666,667 units in this offering. Up to 2,000,000 of the units in the public offering will be sold to investors in Canada through a best efforts underwriting by Thomas Kernaghan & Co. Limited. Industrialex will sell up to 666,667 of the units in this public offering directly to investors in the United States.

Sales In The United States By Industrialex

         Officers and directors of Industrialex will sell the 666,667 units to be offered for sale in the United States. These individuals will be acting solely on behalf of Industrialex to sell the units, and neither the officers and directors nor Industrialex will charge any fee or receive any commissions for the sales. Based on these facts the officers and directors will not register as brokers or dealers.

                            SELLING STOCKHOLDERS

         The following table sets forth certain information with respect to the beneficial ownership of Industrialex's common stock as of September 30, 2000, and as adjusted to reflect the sale of shares being offered hereby, for each of the selling stockholders. Except as otherwise noted, the persons or entities in this table have sole voting and investing power with respect to all of the shares owned by them.

    SHARES ISSUED IN CONNECTION WITH A PRIVATE PLACEMENT COMMENCING MARCH, 2000 AND CLOSING MAY, 2000

         All of the shares beneficially owned pre-offering, except those beneficially owned by Bolder Venture Partners LLC, are issuable upon the exercise of share purchase warrants, some of which are designated under Canadian law as "special warrants." 665,000 of the shares beneficially owned by Bolder Venture Partners LLC are issuable upon exercise of common stock purchase warrants at exercise prices ranging from $.25 to $1.00 per share. Each special warrant is convertible, for no additional consideration, into one share of Industrialex common stock.

         In the following table, the shares beneficially owned by Ahmad Akrami, Cliff Mah, Kent Nuzum, Tom Tennessen and Daryl Yurek includes shares beneficially owned by each of them through their ownership of a percentage of Bolder Venture Partners L.L.C. Shares offered in the offering, however, does not include those shares. Bolder Venture Partners L.L.C. is owned 60% by Daryl Yurek and 10% by each of Cliff Mah, Ahmad Akrami, Kent Nuzum and Thomas Tennessen, is the only person in the table whose shares are issuable upon exercise of a share purchase warrant as opposed to a special warrant.

                                                      SHARES          SHARES
                                                   BENEFICIALLY      OFFERED IN                                   POST-
                                                    OWNED PRE-          THE       SHARES BENEFICIALLY           OFFERING %
              NAME AND ADDRESS                       OFFERING         OFFERING    OWNED POST-OFFERING           OWNERSHIP
              ----------------                     ------------      ----------   -------------------           ----------
Ahmad Akrami                                         3,626,500             -0-          3,626,500                36.43%
c/o Industrialex Manufacturing Corp.
63-A S. Pratt Parkway
Longmont, CO  80501
Chief executive officer and director of
Industrialex

Richard Anderson                                        20,000          20,000                -0-                  -0-
5820 Cantrell Rd.
Richmond, B.C.
V7C 3H1 Canada

Melanie Baranec                                         10,000          10,000                -0-                  -0-
856 Riverland Dr. S.E.
Calgary, A.B.
T2C 3N5 Canada

Craig Colin                                             10,000          10,000                -0-                  -0-
3920 - 23rd Ave. S.W.
Calgary, A.B.
T3E 0J8 Canada

                                                      SHARES          SHARES
                                                   BENEFICIALLY      OFFERED IN                               POST-
                                                    OWNED PRE-          THE       SHARES BENEFICIALLY       OFFERING %
              NAME AND ADDRESS                       OFFERING         OFFERING    OWNED POST-OFFERING       OWNERSHIP
              ----------------                     ------------      ----------   -------------------       ----------
Bolder Venture Partners L.L.C.                         865,000             -0-         865,000                  8.2%
1327 Spruce Street, Suite 300
Boulder, Colorado  80302

Claudia DiMaio                                          20,000          20,000             -0-                  -0-
2300 Oakmoor Dr. S.W.
Calgary, A.B.
T2V 4N7 Canada

Salvatore DiMaio                                        20,000          20,000             -0-                  -0-
51 Patterson Blvd. S.W.
Calgary, A.B.
T3H 2C9 Canada

Far Behrooz                                             60,000          60,000             -0-                  -0-
7521 La Quinta Cove
Lone Tree, CO  80124

Massimo M. Geremia                                     100,000         100,000             -0-                  -0-
3962 Edenstone Rd. N.W.
Calgary, A.B.
T3A 3Y9 Canada

Randall Harrison                                        20,000          20,000             -0-                  -0-
35 Edgerridge Court N.W.
Calgary, A.B.
T3A 4N Canada

Doug Hicks                                               9,000           9,000             -0-                  -0-
307 2250 W. 3rd Ave.
Vancouver, B.C.
V1K 1L4 Canada

Bill Hodal                                              20,000          20,000             -0-                  -0-
P.O. Box 10337
Pacific Centre 2200-609
Granville St.
Vancouver, B.C. V7Y 1H2

Laura Hubenig                                           20,000          20,000             -0-                  -0-
221 Sandpiper Circle N.W.
Calgary, A.B.
T3K 3T Canada

Geoffrey D. Hunter                                     100,000         100,000             -0-                  -0-
4704 Capel Road N.W.
Calgary, A.B.
T2L 1A6 Canada

Ivanhoe Holdings, Inc.                                  50,000          50,000             -0-                  -0-
P.O. Box 1561
Zephyr House
Mary St., Grand Cayman
British West Indies

                                                      SHARES          SHARES
                                                   BENEFICIALLY      OFFERED IN                               POST-
                                                    OWNED PRE-          THE       SHARES BENEFICIALLY       OFFERING %
              NAME AND ADDRESS                       OFFERING         OFFERING    OWNED POST-OFFERING       OWNERSHIP
              ----------------                     ------------      ----------   -------------------       ----------
George Jackson                                         100,000         100,000             -0-                  -0-
535 10th Ave. S.W.
Suite 107
Calgary, A.B.
T2R 0A8 Canada

Pamela Wendy Johnston                                   10,000          10,000             -0-                  -0-
248 Point McKay Terrace N.W.
Calgary, A.B.
T3B 4V6 Canada

Daniel LaPlante                                         70,000          70,000             -0-                  -0-
423 Brookpark Dr. S.W.
Calgary, A.B.
T2W 2W8 Canada

Barry Mackie                                            20,000          20,000             -0-                  -0-
16680 85A Ave.
Surrey, B.C.
V4N 5A7 Canada

Paul MacNeill                                          100,000         100,000             -0-                  -0-
2100-1111 West Georgia St.
Vancouver, B.C.
V7X 1K9 Canada

Cliff Mah                                              186,500         100,000          86,500                 0.87%
1450 Creekside Drive 800
Vancouver, B.C.
V6J 5B3 Canada

Dwayne Nuzum                                            10,000          10,000             -0-                  -0-
4330 Sage Court
Boulder, CO  80301

Kent Nuzum                                             126,500          40,000          86,500                 0.87%
1829 Mapleton
Boulder, CO  80304

Larry O'Brien                                           20,000          20,000             -0-                  -0-
1826 13th Ave. W.
Vancouver, B.C.
V6J 2H3 Canada

James Oleynick                                          31,000          31,000             -0-                  -0-
136 Glynde Ave.
Burnaby, B.C.
V5B 3J2 Canada

John Pietrovito                                         14,000          14,000             -0-                  -0-
7539 Huntervalley Rd. N.W.
Calgary, A.B.
T2K 4K Canada

                                                      SHARES          SHARES
                                                   BENEFICIALLY      OFFERED IN                               POST-
                                                    OWNED PRE-          THE       SHARES BENEFICIALLY       OFFERING %
              NAME AND ADDRESS                       OFFERING         OFFERING    OWNED POST-OFFERING       OWNERSHIP
              ----------------                     ------------      ----------   -------------------       ----------
Thomas Plunkett                                         50,000          50,000             -0-                  -0-
9641 N. 63rd St.
Longmont, CO  80503
Director of Industrialex

Precept Capital Corp                                    80,000          80,000             -0-                  -0-
205-700 West Pender St.
Vancouver, B.C.
V6C 1 Canada

James Prier                                             20,000          20,000             -0-                  -0-
3441 Dundas St.
Vancouver, B.C.
V5K 1R9 Canada

Rich Rice                                               40,000          40,000             -0-                  -0-
1750-701 W. Georgia
Vancouver, B.C.
V6C 3E8 Canada

John Rose                                              200,000         200,000             -0-                  -0-
13826 Vintage Centre Ave.
Houston, TX  77069

Glen Stevens                                            10,000          10,000             -0-                  -0-
38411 Boulder Canyon Dr.
Boulder, CO  80302

Bill Stankovic                                          68,000          68,000             -0-                  -0-
5790 Patina Drive S.W.
Unit #24
Calgary, A.B.
T3H 2Y5 Canada

Sutton Group Financial Services Ltd.                   200,000         200,000             -0-                  -0-
1628-555 West Hastings St.
Vancouver, B.C.
V6B HN6 Canada

Thomas Tennessen                                       106,500          20,000          86,500                  0.87%
c/o Industrialex Manufacturing Corp.
63-A S. Pratt Parkway
Longmont, CO  80501
Director of Industrialex

Greg Tyszko                                             20,000          20,000             -0-                  -0-
3815 Parkhill Pl. S.W.
Calgary, A.B.
T2S 2W6 Canada

Sylvia E. Williams                                      20,000          20,000             -0-                  -0-
5728-125 A Street
Surrey, B.C.
V3X 3G8 Canada

                                                      SHARES          SHARES
                                                   BENEFICIALLY      OFFERED IN                               POST-
                                                    OWNED PRE-          THE       SHARES BENEFICIALLY       OFFERING %
              NAME AND ADDRESS                       OFFERING         OFFERING    OWNED POST-OFFERING       OWNERSHIP
              ----------------                     ------------      ----------   -------------------       ----------
Lily Wong                                               10,000          10,000             -0-                  -0-
307 Edelweiss Pl. N.W.
Calgary, A.B.
T3A 3R2 Canada

Walter Wong                                             20,000          20,000             -0-                  -0-
2919 S. Lakeridge Trail
Boulder, CO  80302

Nancy Yee                                               15,000          15,000             -0-                  -0-
13293 Amble Greene Crt.
Surrey, B.C.
V4A 6H1 Canada

Daryl Yurek                                            719,000         200,000         519,000                 5.04%
1327 Spruce Street
Boulder, CO  80302

Jeff Yurek                                              20,000          20,000             -0-                  -0-
44 Rhonda Ct.
St. Thomas, Ontario
N5R 4X1 Canada

Mike Yurek                                              20,000          20,000             -0-                  -0-
RR #4
Iona Station, Ontario
N0I 1P0 Canada

Peter Yurek                                             20,000          20,000             -0-                  -0-
46 Pearl St.
St. Thomas, Ontario
N5P 2P4 Canada

Fred Sam Zaitsoff                                       10,000          10,000             -0-                  -0-
8080 197 St.
Langley, B.C.
V2Y 1Y4 Canada

Payam Zamani                                           300,000         300,000             -0-                  -0-
900 Pepper Tree Lane 1125
Santa Clara, CA 95051

TOTAL                                                7,762,000       2,317,000       5,270,000                  -0-

    SHARES ISSUED TO VARIOUS STOCKHOLDERS IN CONNECTION WITH THE ACQUISITION OF BROOMFIELD ON APRIL 4, 2000

         All of the shares beneficially owned pre-offering are issuable upon the exercise of share purchase warrants designated under Canadian law as "special warrants." Each special warrant is convertible, for no additional consideration, into one share of Industrialex common stock.

                                                      SHARES          SHARES
                                                   BENEFICIALLY      OFFERED IN                               POST-
                                                    OWNED PRE-          THE       SHARES BENEFICIALLY       OFFERING %
              NAME AND ADDRESS                       OFFERING         OFFERING    OWNED POST-OFFERING       OWNERSHIP
              ----------------                     ------------      ----------   -------------------       ----------
Dan Almadova                                             4,000           4,000             -0-                  -0-
15899 E. 13th Pl., #123
Aurora, CO

Cathy Brown                                              1,500           1,500             -0-                  -0-
10211 Ura Ln
Northglenn, CO  80221

Dennis Jamison                                           4,000           4,000             -0-                  -0-
4434 Zenobia St.
Denver, CO  80212

Angela Bennett Lauer                                    50,000          50,000             -0-                  -0-
3168 W. 100th Ave.
Westminster, CO  80031

Donald J. Lauer                                         50,000          50,000             -0-                  -0-
3168 W. 100th Ave.
Westminster, CO  80031

Greg Lauer                                              65,000          65,000             -0-                  -0-
8332 Yarrow Ct.
Arvada, CO  80005

Jeff Lauer                                              65,000          65,000             -0-                  -0-
5731 W. 92nd Ave., #129
Westminster, CO  80030

Jim Pasko                                                4,000           4,000             -0-                  -0-
7340 W. 23rd Ave.
Lakewood, CO  80215

Cheryl Riser                                             5,000           5,000             -0-                  -0-
11522 Garfield Way
Thornton, CO  80233

Janice Trawinski                                         5,000           5,000             -0-                  -0-
10944 Alcott Dr.
Westminster, CO  80234

Mark S. Trawinski                                      245,000         245,500             -0-                  -0-
10944 Alcott Dr.
Westminster, CO  80234

Marilyn K. Walker                                        1,500           1,500             -0-                  -0-
4440 Eliot St.
Denver, CO  80211

TOTAL                                                  500,000         500,000             -0-                  -0-

    SHARES ISSUED TO VARIOUS STOCKHOLDERS IN CONNECTION WITH THE ACQUISITION OF DECORATIVE ON MAY 1, 2000

         All of the shares beneficially owned pre-offering are issuable upon the exercise of share purchase warrants designated under Canadian law as "special warrants." Each special warrant is convertible, for no additional consideration, into one share of Industrialex common stock.

                                                      SHARES          SHARES
                                                   BENEFICIALLY      OFFERED IN                               POST-
                                                    OWNED PRE-          THE       SHARES BENEFICIALLY       OFFERING %
              NAME AND ADDRESS                       OFFERING         OFFERING    OWNED POST-OFFERING       OWNERSHIP
              ----------------                     ------------      ----------   -------------------       ----------
Gary M. Triolo                                          50,000          50,000             -0-                  -0-
8344 Allison Court
Arvada, CO  80005

John A. Triolo                                          50,000          50,000             -0-                  -0-
13665 W. 71st Place
Arvada, CO  80004

Joseph P. Triolo, Jr                                    50,000          50,000             -0-                  -0-
5721 Estes St.
Arvada, CO  80002

Joseph P. Triolo, Sr.                                   50,000          50,000             -0-                  -0-
1200 East 3rd Ave.
Broomfield, CO  80020

TOTAL                                                  200,000         200,000

     SHARES ISSUED TO VARIOUS STOCKHOLDERS IN CONNECTION WITH THE
     ACQUISITION OF SCREEN TECH ON JULY 5, 2000

         All of the shares beneficially owned pre-offering are issuable upon the exercise of share purchase warrants designated under Canadian law as "special warrants." Each special warrant is convertible, for no additional consideration, into one share of Industrialex common stock.

                                                      SHARES          SHARES
                                                   BENEFICIALLY      OFFERED IN                               POST-
                                                    OWNED PRE-          THE       SHARES BENEFICIALLY       OFFERING %
              NAME AND ADDRESS                       OFFERING         OFFERING    OWNED POST-OFFERING       OWNERSHIP
              ----------------                     ------------      ----------   -------------------       ----------
Susan Elizabeth DiNapoli                                45,000          45,000             -0-                  -0-
135 Pinewood Loop
Monument, CO  80132

Vincent DiNapoli                                        45,000          45,000             -0-                  -0-
135 Pinewood Loop
Monument, CO  80132

TOTAL                                                   90,000          90,000

----------

                              PLAN OF DISTRIBUTION

         The common stock offered hereby may be sold from time to time to purchasers directly by the selling stockholders. Alternatively, the selling stockholders may from time to time offer the shares through underwriters, dealers or agents, who may receive compensation in the form of underwriting discounts, concessions or commissions from the selling stockholders and/or the purchasers of the shares for whom they may act as agent, in which case a post effective amendment to the registration statement will be filed identifying any changes to the plan of distribution. The selling stockholders and any underwriters, dealers or agents that participate in the distribution of the shares may be deemed to be underwriters and any profit on the sale of the shares by them and any discounts, commissions or concessions received by any such underwriters, dealers or agents might be deemed to be underwriting discounts and commissions under the Securities Act. At the time a particular offer of shares is made, to the extent required, a prospectus supplement will be distributed that will set forth the specific shares to be sold and the terms of the offering, including the name or names of any underwriters or dealer agents, any discounts, commissions and other items constituting compensation from the selling stockholders and any discounts, commissions or concessions allowed or reallowed or paid to dealers.

         The shares may be sold from time to time in one or more transactions at varying prices determined at the time of sale or negotiated prices.

         Industrialex has paid substantially all of the expenses incident to the offering of the shares, other than commissions and discounts of underwriters, dealers or agents and the fees and expenses of counsel to the selling stockholders.

         Rule 102 of Regulation M under the Securities Exchange Act of 1934 prohibits certain activity by a distribution participant when a distribution of securities is being made. Specifically, it is unlawful for a distribution participant, or any person affiliated with a distribution participant, to bid for, purchase or attempt to induce any person to bid for or purchase a covered security during the applicable restricted period. A distribution means an offering of securities that is distinguished from ordinary trading transactions by the magnitude of the offering and the presence of special selling efforts and selling methods.

                    DIRECTORS, SENIOR OFFICERS AND MANAGEMENT

         The following is a list of our current directors and senior officers, and their municipalities of residence, current positions with Industrialex, and principal occupations during the past five years. The list also includes information on our management team.

NAME AND MUNICIPALITY OF RESIDENCE      PRINCIPAL OCCUPATION FOR PREVIOUS FIVE YEARS
----------------------------------      --------------------------------------------
Ahmad Akrami                            Mr. Akrami founded Industrialex
Superior, CO, USA                       Manufacturing Corp. in 1994 and has
Chief Executive Officer and Chairman    provided strategic direction and
and Director                            business guidance continuously in the
Age 41                                  capacity of founding member and chief
                                        executive officer. Industrialex has
                                        hired a professional management team to
                                        perform day-to-day operational
                                        activities on site, allowing Mr. Akrami
                                        to engage in other business activities.
                                        Other activities of Mr. Akrami have
                                        included acting as President & CEO of
                                        NexStar Automation, Inc. from December
                                        1992 through September 1996, Vice
                                        President of Zygo Corp. from September
                                        1996 through September 1999, interim-CEO
                                        of Panoramic Care Systems, Inc. from
                                        October 1999 through February 2000 and
                                        Partner at Bolder Venture Partners from
                                        September 1999 through the present.
                                        Currently Mr. Akrami is Chairman of the
                                        Board and Chief Executive Officer of
                                        Industrialex in addition to being a
                                        Partner at Bolder Venture Partners.

                                        From August 1987 through October 1992,
                                        Mr. Akrami was the Chairman, President
                                        and Chief Executive Officer of
                                        TechniStar Corporation of Longmont,
                                        Colorado.

                                        Mr. Akrami attended the University of
                                        California at Los Angeles from 1977 to
                                        1981 in the School of Engineering and
                                        Applied Science and obtained a Bachelors degree in Applied Science from Western
                                        Illinois University in December 1995.

                                        Mr. Akrami has entered into a
                                        non-competition and non-disclosure
                                        agreement with Industrialex.


Michael Scott Robidart                  President and Chief Operating Officer of
Boulder, CO, USA                        the Company since May 2000. Prior to
Chief Operating Officer and President   that he was Executive Director at
Age 45                                  Seagate Technology, a data storage
                                        products manufacturer located in Scotts
                                        Valley, California, from March 1997 to
                                        May 2000. Prior to that he was a Vice
                                        President of Maxtor Corporation, a data
                                        storage products manufacturer, located
                                        in Longmont, California, from February
                                        1996 to August 1996.

                                        From June 1990 to January 1996 Mr.
                                        Robidart was Vice President of Syquest
                                        Technology, a hard disc drive
                                        manufacturing company, where he was
                                        responsible for new product development.

                                        Mr. Robidart obtained a Bachelor of
                                        Science Mechanical Engineering degree
                                        from California Polytechnical
                                        University, San Luis Obispo, California
                                        in December 1977.

                                        Mr. Robidart has entered into a
                                        contractual arrangement with
                                        Industrialex that includes employment
                                        terms and non-competition and
                                        non-disclosure provisions.

Stephen J. King                         Chief Financial Officer of the Company
Superior, CO, USA                       since May 2000. Prior to that he was a
Chief Financial Officer                 self-employed business consultant from
Age 49                                  March 1999 to May 2000. Mr. King was
                                        Chief Financial Officer of Back Yard
                                        Burgers, Inc. an operator and franchisor
                                        of restaurants located in Memphis,
                                        Tennessee, from June 1993 to March 1999.

                                        Mr. King obtained a Masters of Business
                                        Administration degree from the
                                        University of Memphis, Memphis,
                                        Tennessee in May 1982, a Masters of
                                        Education degree from the University of
                                        Memphis, Memphis, Tennessee in May 1974
                                        and a Bachelor of Science Education
                                        degree from the University of Arkansas,
                                        Fayetteville, Arkansas in May 1973.

                                        Mr. King has entered into a letter
                                        agreement with Industrialex setting out
                                        the terms of his employment and has
                                        entered into a non-competition and
                                        non-disclosure agreement with
                                        Industrialex.

Thomas Stephen Plunkett                 Director of the Company since May 2000;
Longmont, CO, USA                       Chief Financial Officer and Chief
Director                                Operating Officer of RT One Inc., a
Age 45                                  communications company in Boulder,
                                        Colorado, since August 1999; prior to
                                        that he was Chief Financial Officer of
                                        Webb Interactive, an internet
                                        communications company in Denver,
                                        Colorado, from October 1996 to April
                                        1999; prior to that he was Vice
                                        President of Business Planning of Maxtor
                                        Corp., a data storage products
                                        manufacturer located in Longmont,
                                        Colorado, from December 1995 to
                                        September 1996.

Francis Lundy                           Director of the Company since June 2000;
Mill Valley, CA, USA                    Chairman of TISF, a precision optical
Director                                and metrology company located in San
Age 63                                  Francisco, California, since 1996. Prior
                                        to that he was a Vice President of Zygo
                                        Corporation, a precision optics and

                                        metrology equipment company located in
                                        Middlefield, Connecticut, from August
                                        1996 to December 1999.

Thomas Tennessen, Director              Director of the Company since June 2000;
c/o Industrialex Manufacturing Corp.    partner at Bolder Venture Partners LLC,
63-A S. Pratt Parkway                   a venture capital company based in
Longmont, CO  80501                     Boulder, Colorado, since August 1999.
Age 41                                  Prior to that Mr. Tennessen was Chief
                                        Financial Officer of eSoft, Inc., an
                                        internet appliance company located in
                                        Broomfield, Colorado, from February 1998
                                        to March 1999. From March 1997 to
                                        January 1998 he was self-employed as a
                                        financial consultant. From September
                                        1994 to March 1997 he was Principal
                                        Accounting Officer and controller of
                                        Topro, Inc. a NASDAQ Small Cap Market
                                        listed, system integration company based
                                        in Denver, Colorado.

Mark S. Trawinski, General Manager,     Mr. Trawinski, is the General Manager
Broomfield                              of Broomfield, located in Westminster,
Age 41                                  Colorado and is employed on a full-time
                                        basis. Mr. Trawinski has served in this
                                        capacity since the acquisition of
                                        Broomfield by Industrialex in April
                                        2000. Prior to joining Industrialex, Mr.
                                        Trawinski was a co-founder of Broomfield
                                        and served as its President since
                                        inception.

                                        Mr. Trawinski has entered into a
                                        contractual arrangement with
                                        Industrialex that includes employment
                                        terms and non-competition and
                                        non-disclosure terms.

Joseph P. Triolo, Jr., General          Mr. Triolo, is the General Manager
Manager, Decorative                     of Decorative, located in Denver,
Age 40                                  Colorado and is employed on a full-time
                                        basis. Mr. Triolo has served in this
                                        capacity since the

                                        acquisition of Decorative by
                                        Industrialex in May 2000. Prior to
                                        joining Industrialex, Mr. Triolo was a
                                        co-founder of Decorative and served as
                                        its President since its inception.

                                        Mr. Triolo has entered into a
                                        contractual arrangement with
                                        Industrialex that includes employment
                                        terms and non-competition and
                                        non-disclosure terms.

Vincent DiNapoli, General Manager,      Mr. DiNapoli, is the General
Screen Tech                             Manager of Screen Tech, located in
Age 58                                  Colorado Springs, Colorado and is
                                        employed on a full-time basis. Mr.
                                        DiNapoli was the founder of Screen Tech
                                        and has served as its President since
                                        inception.

                                        Mr. DiNapoli has entered into a
                                        contractual arrangement with
                                        Industrialex that includes employment
                                        terms and non- competition and
                                        non-disclosure terms.

         Other than receiving stock options from time to time, the directors of Industrialex are not compensated for serving as directors.

OTHER ASSOCIATIONS

         During the past five years, the principals of Industrialex have served as principals of the following reporting issuers during the periods and in the capacities noted below:


PRINCIPAL                     REPORTING ISSUER                 CAPACITY                              PERIOD
---------                     ----------------                 --------                              ------
Ahmad Akrami                  Panoramic Care Systems Inc.      Chief Executive Officer (Interim)     10/99 - 05/00
                                                               Director                              10/99 - 05/00

                              Zygo Corporation                 Vice President                        09/96 - 09/99

                              NexStar Automation Inc.          President                             12/92 - 09/96
                                                               Chief Executive Officer               12/92 - 09/96
                                                               Director                              12/92 - 09/96

Michael Robidart              Maxtor Corporation               Vice President                        02/96 - 08/96
                              Syquest Technology               Vice President                        06/90 - 01/96

Stephen King                  Back Yard Burgers Inc.           Chief Financial Officer               06/93 - 03/99
                                                               Director                              05/95 - 09/00

Francis Lundy                 Dresdner RCM                     Director                              06/96 - 05/00
                              Zygo Corporation                 Vice President                        08/96 - 12/99

Thomas Stephen Plunkett       Webb Interactive                 Chief Financial Officer               10/96 - 04/99

Thomas Tennessen              eSoft Inc.                       Chief Financial Officer               02/98 - 03/99
                              Topro, Inc.                      Principal Accounting Officer          09/94 - 03/97

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         Michael Scott Robidart, President and Chief Operating Officer of Industrialex, is indebted to Industrialex in the principal amount of $130,000, secured by a promissory note made May 8, 2000. The promissory note is due April 30, 2003, or immediately if Mr. Robidart ceases to be employed by Industrialex, and bears interest at the rate of 7% per annum until paid. On April 30, 2003, provided Mr. Robidart is still employed by Industrialex, the amount due under the promissory note will be paid to Mr. Robidart as a bonus.

         Ahmad Akrami, Chief Executive Officer and a director of Industrialex, was indebted to Industrialex in the principal amount of $11,149, secured by a loan agreement made January 12, 1999. The debt, which was paid in full by Mr. Akrami in June 2000, bore interest, at the rate of 8% per annum.

         On July 5, 2000, Mr. Akrami loaned Industrialex $83,100 to be used in connection with the acquisition of Screen Tech. The debt, which was repaid in full by Industrialex on July 13, 2000, bore interest at the rate of 10.5%.

         On July 13, 2000, Mr. Akrami guaranteed a line of credit issued to Industrialex by FirstBank of Longmont. The line of credit was in the amount of $400,000 and has a maturity date of January 19, 2001.

         Any future loan transactions or advances to officers, directors or 5% shareholders will be for a bona fide business purpose, approved by a majority of the disinterested directors and will be on terms no less favorable to Industrialex than could be obtained from third parties.

Bolder Venture Partners L.L.C.

         Industrialex is party to a consulting agreement with Bolder Venture Partners L.L.C. dated January, 2000 (as amended June 28, 2000). Bolder Venture Partners is a limited liability company incorporated under the laws of the State of Colorado and is owned 60% by Daryl Yurek, and 10% by each of Cliff Mah, Ahmad Akrami (the Chief Executive Officer and a director of Industrialex), Kent Nuzum and Tom Tennessen (a director of Industrialex).

         Under the terms of the consulting agreement, Bolder agrees to provide consulting services to the officers of Industrialex relating to matters of corporate development, strategic planning, raising of capital and other financial matters, and to assist with certain private placements and public offerings of Industrialex's securities, including this offering.

         In consideration of these services, Industrialex agreed to pay Bolder Venture Partners a monthly fee of $4,500, $50,000 upon closing of the private placement of special warrants, and granted warrants to acquire up to 960,000 shares of Industrialex for a period of five years from January, 2000. On January 26, 2001, Bolder Venture Partners agreed to a reduction in the number of warrants granted pursuant to the consulting agreement from 960,000 to 865,000. The warrants become exercisable as follows:

         o 375,000 at $0.25 per share as of January, 2000 of which 200,000 were exercised in September 2000;

         o        315,000 at $1.00 per share as of May, 2000; and

         o        175,000 at $1.00 per share upon completion of this offering.

         The term of the consulting agreement ended on November 30, 2000. Mr. Akrami did not receive any compensation for services rendered to Industrialex through our consulting agreement with Bolder Venture Partners L.L.C.

                             EXECUTIVE COMPENSATION

         The following table is a summary of the compensation paid to the most highly paid executive officer of Industrialex during the most recently completed financial year for services rendered to Industrialex:

                                                                                         LONG TERM COMPENSATION
                                                                                       ---------------------------
                                                     ANNUAL COMPENSATION                  AWARDS           PAYOUTS
                                            --------------------------------------     ------------        -------
       NAME AND                                                       OTHER ANNUAL     OPTIONS/SARS          LTIP       ALL OTHER
  PRINCIPLE POSITION         PERIOD         SALARY      BONUS         COMPENSATION     GRANTED (#)         PAYOUTS    COMPENSATION
  ------------------         ------         ------      -----         ------------     ------------        -------    ------------
Ahmad Akrami,            Year ended       $94,364.97     N/a             $12,000           N/a                N/a         N/a
President and CEO        Dec. 31, 2000

         Directors of Industrialex are not paid for their service on the board of directors other than receiving an option grant for their service. Each Director was granted 25,000 options, which vest in 24 equal, monthly installments. Prior to January 2000 Industrialex was organized as an LLC and no salary was drawn by Ahmad Akrami. The other annual compensation referred to above in the table represents distributions from member's equity paid by Industrialex to Ahmad Akrami in lieu of salary. Ahmad Akrami drew no salary for his services as President and CEO through December 31, 2000.

                         CAUTIONARY STATEMENT CONCERNING
                           FORWARD-LOOKING STATEMENTS

         We have made certain forward-looking statements in this document and in the documents referred to in this document which are subject to risks and uncertainties. These statements are based on the beliefs and assumptions of the management of the companies and on the information currently available to such management. Forward-looking statements include information concerning possible or assumed future results of Industrialex. These statements may be preceded by, followed by, or otherwise include the words "believes," "expects," "anticipates," "intends," "plans," "estimates" or similar expressions.

         Forward-looking statements are not guarantees of performance. They involve risks, uncertainties and assumptions. The future results and stockholder values of Industrialex may differ materially from those expressed in these forward-looking statements. Many of the factors that will determine these results and values are beyond our ability to control or predict. Investors are cautioned not to put undue reliance on any forward-looking statements. Except for their ongoing obligations to disclose material information as required by the federal securities law, we do not have any intention or obligation to update forward-looking statements after this prospectus is delivered, even if new information, future events or other circumstances have made them incorrect or misleading.

         You should understand that various factors, in addition to those discussed elsewhere in this document and in the documents referred to in this document, could affect the future results of the combined company following the merger and could cause results to differ materially from those expressed in such forward-looking statements.


                           DIVIDEND RECORD AND POLICY

         Other than distributions to members made by Industrialex Manufacturing LLC, Industrialex has not paid any dividends since incorporation and it has no plans to pay dividends in the immediate future. Industrialex expects to retain its earnings to finance further growth and, when appropriate, retire debt. The directors of Industrialex will determine if and when dividends should be declared and paid in the future based on Industrialex's financial position at the relevant time. All of the shares of Industrialex are entitled to an equal share in any dividends declared and paid.


                                     EXPERTS

         The financial statements of Industrialex Manufacturing Corp. and Decorative & Coating Systems, Inc. as of and for the years ended December 31, 1999 and 1998, included in this prospectus have been audited by Deloitte & Touche LLP, independent auditors, as stated in their reports appearing herein, and are included in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

         The financial statements of Broomfield as of June 30, 1999 and 1998 and for the years ended June 30, 1999 and 1998 and the financial statements of Screen Tech as of December 31, 1999 and 1998, and for the years ended December 31, 1999 and 1998 included in this prospectus have been audited by

Hein & Associates LLP, independent auditors, as stated in their reports appearing herein, and are included in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.


                                  LEGAL MATTERS

         The Company knows of no material pending legal proceedings to which the Company is or is likely to be a party or to which any of its properties are or are likely to be the subject.

         Campney & Murphy, Barristers and Solicitors, 2100-1111 West Georgia Street, Vancouver, British Columbia, Canada, V7X 1K9 has served as legal counsel of Industrialex in connection with the offering of the securities in Canada on the Canadian Venture Exchange.

         The validity of the securities offered will be passed upon for Industrialex by Davis, Graham & Stubbs LLP, Denver, Colorado. Lester Woodward, a partner of Davis, Graham & Stubbs LLP, has indicated his intention to acquire units in the initial public offering.

                       WHERE YOU CAN FIND MORE INFORMATION

         You may read and copy any reports, statements or other information that we file with the Securities and Exchange Commission at the SEC's public reference rooms in Washington, D.C.; New York, New York; and Chicago, Illinois. Please call the Securities and Exchange Commission at 1 (800) SEC-0330 for further information on the public reference rooms. Our SEC filings are also available to the public from commercial document retrieval services and at the web site maintained by the Securities and Exchange Commission at "http://www.sec.gov."

                         INDEX TO FINANCIAL STATEMENTS

                                                                                                             PAGE
                                                                                                             ----
Pro Forma Combined Financial Statements
    Basis of presentation................................................................................... F-2
    Unaudited Pro Forma Combined Statement of Operations - Nine Months Ended September 30, 2000............. F-3
    Unaudited Pro Forma Combined Statement of Operations - Year Ended December 31, 1999..................... F-4
    Notes to Unaudited Pro Forma Combined Financial Statements.............................................. F-5

Industrialex Manufacturing Corp.
    Report of Deloitte & Touche LLP, Independent Auditors................................................... F-8
    Balance Sheets - December 31, 1998, December 31, 1999 and September 30, 2000............................ F-9
    Statement of Operations - Nine Months Ended September 30, 2000 and September 30, 1999 for Years Ended
        December 31, 1999 and December 31, 1998............................................................. F-10
    Statements of Equity - September 30, 2000, December 31, 1999, December 31, 1998 and January 1, 1998..... F-11
    Statements of Cash Flows - Nine Months Ended September 30, 2000 and March 31, 1999 and Years Ended
        December 31, 1999 and December 31, 1998............................................................. F-12
    Notes to Financial Statements........................................................................... F-13

Decorative & Coating Systems, Inc.
    Report of Deloitte & Touche LLP, Independent Auditors................................................... F-20
    Balance Sheets - December 31, 1998, December 31, 1999 and March 31, 2000................................ F-21
    Statement of Operations - Three Months Ended March 31, 2000 and March 31, 1999 for Years Ended
        December 31, 1999 and December 31, 1998............................................................. F-22
    Statements of Shareholders' Equity - December 31, 1999 and January 1, 1998.............................. F-23
    Statements of Cash Flows - Three Months Ended March 31, 2000 and March 31, 1999 and Years Ended
        December 31, 1999 and December 31, 1998............................................................. F-24
    Notes to Financial Statements........................................................................... F-25

Broomfield Industrial Painting, Inc.
    Independent Auditor's Report............................................................................ F-29
    Accountant's Review Report.............................................................................. F-30
    Balance Sheets - March 31, 2000 (Unaudited) and For the Years Ended June 30, 1999, 1998,
        and 1997 (Unaudited)................................................................................ F-31
    Statements of Operations and Retained Earnings - For the Nine Months Ended March 31, 2000 and
        1999 (Unaudited) and For The Years Ended June 30, 1999, 1998, and 1997 (Unaudited).................. F-32
    Statements of Cash Flows - For the Nine Months Ended March 31, 2000 and 1999 (Unaudited) and
        For the Years Ended June 30, 1999, 1998, and 1997 (Unaudited)....................................... F-33
    Notes to Financial Statements........................................................................... F-34

Screen Tech Graphics, Inc.
    Independent Auditor's Report............................................................................ F-38
    Accountant's Review Report.............................................................................. F-39
    Accountant's Review Report.............................................................................. F-40
    Balance Sheet - June 30, 2000 and 1999 (Unaudited) and December 31, 1999, 1998, and
        1997 (Unaudited).................................................................................... F-41
    Statements of Operations and Retained Earnings - For the Six Months Ended June 30, 2000 and
        1999 (Unaudited) and the Three Years Ended December 31, 1999, 1998 and 1997 (Unaudited)............. F-42
    Statements of Cash Flows - For the Six Months Ended June 30, 2000 and 1999 (Unaudited) and the
        Three Years Ended December 31, 1999, 1998, and 1997 (Unaudited)..................................... F-43
    Notes to Financial Statements........................................................................... F-44

                        INDUSTRIALEX MANUFACTURING CORP.

              UNAUDITED PRO FORMA COMBINED STATEMENTS OF OPERATIONS

                              BASIS OF PRESENTATION

The following unaudited pro forma combined statements of operations give effect to the acquisitions by Industrialex Manufacturing Corp. ("IMC") (the "Combination"), of the outstanding capital stock of Broomfield Industrial Painting Inc. ("BIP"), Decorative & Coating Systems, Inc. ("DACS"), and Screen Tech. Graphics Inc. ("STG") (collectively the "Acquired Companies"). IMC acquired BIP on April 4, 2000, DACS on May 1, 2000 and STG on July 17, 2000. The Combination will be accounted for using the purchase method of accounting.

The unaudited pro forma combined statements of operation for the nine-months ended September 30, 2000 give effect to these transactions as if they had occurred on January 1, 2000. The unaudited pro forma combined statements of operations for the twelve months ended December 31, 1999 give effect to these transactions as if they had occurred on January 1, 1999.

The excess costs of acquisition of BIP, DACS and STG over the sum of fair values of tangible and identifiable intangible assets less liabilities assumed (goodwill) resulted in a total of $2,733,390 of goodwill being recorded.

The pro forma adjustments are based on preliminary estimates, available information and certain assumptions that IMC management deems appropriate and may be revised as additional information becomes available. The pro forma financial data do not purport to represent what IMC's combined results of operations would actually have been if such transactions in fact had occurred on those dates and are not necessarily representative of IMC's combined results of operations for any future period. The unaudited pro forma combined statements of operations should be read in conjunction with the historical financial statements and notes thereto included elsewhere in this Prospectus.

INDUSTRIALEX MANUFACTURING CORP.

UNAUDITED PRO FORMA CONSOLIDATED COMBINED STATEMENTS OF OPERATIONS
NINE MONTHS ENDED SEPTEMBER 30, 2000
--------------------------------------------------------------------------------

                                          CONSOLIDATED IMC            BIP               DACS             DACS            STG
                                             NINE MONTHS          THREE MONTHS      THREE MONTHS      ONE MONTH        SIX MONTHS
                                                ENDED                ENDED             ENDED            ENDED            ENDED
                                         SEPTEMBER 30, 2000      MARCH 31, 2000    MARCH 31, 2000   APRIL 30, 2000   JUNE 30, 2000
                                         ------------------      --------------    --------------   --------------   -------------
SALES                                       $ 2,295,046            $ 242,019         $380,944         $ 127,648       $ 1,083,619

COST OF SALES                                 1,820,942              143,390          217,712            58,607           639,863
                                            -----------            ---------         --------         ---------       -----------
           Gross profit                         474,104               98,629          163,232            69,041           443,756

OPERATING EXPENSES
   Selling, general and administrative          705,102               79,900          119,377            48,135           320,356
   Goodwill amortization                         70,380                   --               --                --                --
                                            -----------            ---------         --------         ---------       -----------
    Total Operating expenses                    775,482               79,900          119,377            48,135           320,356
                                            -----------            ---------         --------         ---------       -----------

INCOME (LOSS) FROM OPERATIONS                  (301,378)              18,729           43,855            20,906           123,400

OTHER EXPENSE                                   (56,878)              (2,265)             212              (294)          (11,294)
                                            -----------            ---------         --------         ---------       -----------

NET INCOME (LOSS)                           $  (358,256)           $  16,464         $ 44,067         $  20,612       $   112,106
                                            ===========            =========         ========         =========       ===========

BASIC AND DILUTED LOSS PER SHARE

SHARES USED IN COMPUTING PRO
  FORMA LOSS PER SHARE


                                                         PRO FORMA
                                                        ADJUSTMENTS     PRO FORMA
                                           COMBINED      (NOTE 3)       COMBINED
                                          -----------  ------------   ------------
SALES                                     $ 4,129,276    $      --    $ 4,129,276

COST OF SALES                               2,880,514           --      2,880,514
                                          -----------    ---------    -----------
           Gross profit                     1,248,762           --      1,248,762

OPERATING EXPENSES
   Selling, general and administrative      1,272,870           --      1,272,870
   Goodwill amortization                       70,380       66,290        136,670
                                          -----------    ---------    -----------
    Total Operating expenses                1,343,250       66,290      1,409,540
                                          -----------    ---------    -----------

INCOME (LOSS) FROM OPERATIONS                 (94,488)     (66,290)      (160,778)

OTHER EXPENSE                                 (70,519)     (64,600)      (135,119)
                                          -----------    ---------    -----------

NET INCOME (LOSS)                         $  (165,007)   $(130,890)   $  (295,897)
                                          ===========    =========    ===========

BASIC AND DILUTED LOSS PER SHARE                                      $     (0.04)
                                                                      ===========
SHARES USED IN COMPUTING PRO
  FORMA LOSS PER SHARE                                                  7,597,000
                                                                      ===========

See notes to unaudited pro forma combined financial statements.

INDUSTRIALEX MANUFACTURING CORP.

UNAUDITED PRO FORMA COMBINED STATEMENTS OF OPERATIONS
YEAR ENDED DECEMBER 31, 1999
--------------------------------------------------------------------------------

                                                                                                                PRO FORMA
                                                                                                               ADJUSTMENTS
                                            IMC           BIP          DACS            STG         COMBINED      (NOTE 4)
                                        -----------    ---------   ------------    -----------    ----------   ------------
SALES                                   $ 1,113,685    $ 974,153    $ 1,353,373    $ 1,898,720    $ 5,339,931    $      --

COST OF SALES                               783,746      687,223        831,166      1,186,562      3,488,697           --
                                        -----------    ---------    -----------    -----------    -----------    ---------

           Gross profit                     329,939      286,930        522,207        712,158      1,851,234           --

OPERATING EXPENSES:
  Selling, general and administrative       270,119      334,341        468,149        580,907      1,653,516           --
  Goodwill amortization                          --           --             --             --             --      182,226
                                        -----------    ---------    -----------    -----------    -----------    ---------

  Total operating expenses                  270,119      334,341        468,149        580,907      1,653,516      182,226
                                        -----------    ---------    -----------    -----------    -----------    ---------

INCOME (LOSS) FROM OPERATIONS                59,820      (47,411)        54,058        131,251        197,718     (182,226)

OTHER INCOME (EXPENSE)                         (732)         868         (1,077)       (19,314)       (20,255)    (157,200)
                                        -----------    ---------    -----------    -----------    -----------    ---------

NET INCOME (LOSS)                       $    59,088    $ (46,543)   $    52,981    $   111,937    $   177,463    $(339,426)
                                        ===========    =========    ===========    ===========    ===========    =========

BASIC AND DILUTED LOSS PER SHARE


SHARES USED IN COMPUTING PRO
  FORMA LOSS PER SHARE



                                        PRO FORMA
                                         COMBINED
                                        -----------
SALES                                   $ 5,339,931

COST OF SALES                             3,488,697
                                        -----------

           Gross profit                   1,851,234

OPERATING EXPENSES:
  Selling, general and administrative     1,653,516
  Goodwill amortization                     182,226
                                        -----------

  Total operating expenses                1,835,742
                                        -----------

INCOME (LOSS) FROM OPERATIONS                15,492

OTHER INCOME (EXPENSE)                     (177,455)
                                        -----------

NET INCOME (LOSS)                       $  (161,963)
                                        ===========

BASIC AND DILUTED LOSS PER SHARE        $     (0.03)
                                        ===========

SHARES USED IN COMPUTING PRO
  FORMA LOSS PER SHARE                    5,040,000
                                        ===========

INDUSTRIALEX MANUFACTURING CORP.

NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

1.    GENERAL

      The historical financial statements reflect the results of operations of IMC and the Acquired Companies and were derived from IMC's and the respective Acquired Companies' financial statements. The consolidated statement of operations includes the actual results of operations for of IMC and its three wholly owned subsidiaries (BIP acquired on April 4, 2000, DACS acquired on May 1, 2000, and STG acquired on July 17, 2000). The historical financial statements for BIP, DACS and STG to give effect to these transaction as if they had occurred on January 1, 2000. The periods included in the historical financial statements for IMC and the individual Acquired Companies are for the year ended December 31, 1999.

2.    ACQUISITIONS

      IMC has acquired all of the outstanding common stock of the Acquired Companies. The Combination will be accounted for using the purchase method of accounting.

      The following table sets forth the consideration paid or to be paid in (a) cash, (b) notes and (c) in special warrants to the common shareholders of each of the acquired Companies. Each special warrant can be converted into one share of IMC common stock at no cost. For purposes of computing the estimated purchase price for accounting purposes, the value of the special warrants was determined using an estimated fair value of $1 per warrant.

                                                      SPECIAL
                               CASH         NOTES     WARRANTS     TOTAL
                            ----------   ----------   --------   ----------
BIP                         $  425,000   $       --   $500,000   $  925,000
DACS                           300,000      700,000    200,000    1,200,000
STG                            300,000      610,000     90,000    1,000,000
                            ----------   ----------   --------   ----------

Total                       $1,025,000   $1,310,000   $790,000   $3,125,000
                            ==========   ==========   ========   ==========

      Additional consideration of 300,000 shares of common stock will be issued to the shareholders of STG if certain earn-out provisions are attained.

3. UNAUDITED PRO FORMA CONSOLIDATED COMBINED STATEMENTS OF OPERATIONS ADJUSTMENTS FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2000

      (A) Records amortization of goodwill for Acquired Companies as a result of the Combination over an estimated life of 15 years, less amount of amortization already included in the consolidated results of operations for the nine-months ended September 30, 2000.

      (B) Records interest expense incurred on notes payable issued in relation to acquisitions of the Acquired Companies, less amount of interest expense already included in the consolidated results of operations for the nine months ended September 30, 2000.

      The following table summarizes unaudited pro forma consolidated combined statement of operations adjustments at September 30, 2000:

                                            PRO FORMA ADJUSTMENTS       TOTAL
                                          ------------------------    PRO FORMA
                                            (A)             (B)      ADJUSTMENTS
                                          --------        --------   -----------
OPERATING EXPENSES:
  Goodwill amortization                   $ 66,290        $     --    $  66,290
                                          --------        --------    ---------

Income (loss) from operations              (66,290)             --      (66,290)

Other expense                                   --         (64,600)     (64,600)
                                          --------        --------    ---------

Net income                                $(66,290)       $(64,600)   $(130,890)
                                          ========        ========    =========

4. UNAUDITED PRO FORMA COMBINED STATEMENTS OF OPERATIONS ADJUSTMENTS FOR THE TWELVE MONTHS ENDED DECEMBER 31, 1999

      (A) Records amortization of goodwill for acquired companies as a result of the Combination over an estimated life of 15 years.

      (B) Records interest expense incurred on notes payable issued in relation to acquisitions of the Acquired Companies.

      The following tables summarize unaudited pro forma combined statements of operations adjustments at December 31, 1999:

                                          PRO FORMA ADJUSTMENTS        TOTAL
                                          ----------------------     PRO FORMA
                                            (A)           (B)       ADJUSTMENTS
                                          --------     ---------    -----------
OPERATING EXPENSES:
  Goodwill amortization                   $ 182,226    $      --    $ 182,226
                                          ---------    ---------    ---------

Income (loss) from operations              (182,226)          --     (182,226)
                                          ---------    ---------    ---------

Other income (expense)                           --     (157,200)    (157,200)
                                          ---------    ---------    ---------

Net income                                $(182,226)   $(157,200)   $(339,426)
                                          =========    =========    =========

5.    EARNINGS PER SHARE

      The pro forma share outstanding were computed as follows:

                                                     NINE MONTHS
                                                       ENDED          YEAR ENDED
                                                    SEPTEMBER 30,    DECEMBER 31,
                                                        2000             1999
Shares issued upon merger of LLC and the Company        4,250,000        4,250,000
Special warrants issued in the private placement        2,357,000               --
Special warrants exercised by BVP                         200,000               --
Special warrants to be issued in acquisitions             790,000          790,000
                                                   --------------   --------------

                                                        7,597,000        5,040,000
                                                   ==============   ==============

         The computation above excludes 665,000 warrants issued or to be issued to BVP as well as options to purchase 687,000 shares of common stock the Company will grant to employees and directors of the Company immediately following the offering.

INDEPENDENT AUDITORS' REPORT


To the Board of Directors and Shareholders of Industrialex Manufacturing Corp.
Longmont, Colorado

We have audited the accompanying consolidated balance sheets of Industrialex Manufacturing Corp. (the Company) as of December 31, 1998 and 1999, and the related consolidated statements of operations, shareholders' equity, and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, such financial statements present fairly, in all material respects, the financial position of Industrialex Manufacturing Corp. as of December 31, 1998 and 1999, and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.



DELOITTE & TOUCHE LLP
Denver, Colorado

April 7, 2000
(January 31, 2001 as to Notes 3 and 10)

INDUSTRIALEX MANUFACTURING CORP.

CONSOLIDATED BALANCE SHEETS
--------------------------------------------------------------------------------

                                                                                   DECEMBER 31,
                                                                           ---------------------------   SEPTEMBER 30,
ASSETS                                                                         1998           1999           2000
                                                                           ------------   ------------   -------------
                                                                                                          (UNAUDITED)
CURRENT ASSETS:
  Cash and cash equivalents                                                $        849   $     39,930   $      69,219
  Accounts receivable:
    Trade, net of allowance for doubtful accounts of $0 in 1999 and 1998        323,701        250,532         764,440
    Other                                                                         1,150          1,300              --
  Inventories                                                                        --             --         151,078
  Other current assets                                                            7,132          5,028           2,674
                                                                           ------------   ------------   -------------
           Total current assets                                                 332,832        296,790         987,411

PROPERTY, PLANT AND EQUIPMENT, net                                               78,884        137,685         408,378

OTHER ASSETS:
  Note receivable from related parties                                               --         11,449         111,910
  Deferred initial public offering expense                                           --             --         256,038
  Deferred acquisition expenses                                                      --          1,098              --
  Security deposits                                                               4,705          7,132           9,760
  Goodwill                                                                           --             --       2,663,024
                                                                           ------------   ------------   -------------
           Other assets                                                           4,705         19,679       3,040,732
                                                                           ------------   ------------   -------------

TOTAL                                                                      $    416,421   $    454,154   $   4,436,521
                                                                           ============   ============   =============

LIABILITIES AND EQUITY

CURRENT LIABILITIES:
  Bank overdrafts                                                          $     40,717   $         --   $          --
  Bank line of credit                                                                --             --         376,398
  Notes payable                                                                      --             --       1,310,000
  Accounts payable                                                               19,823         34,706         478,412
  Accrued liabilities:
    Payroll                                                                      17,329         20,204          61,790
    Other                                                                        11,568          6,398          46,935
  Deferred income taxes                                                              --             --          23,000
  Current portion of capital lease obligations                                       --          8,763          10,747
                                                                           ------------   ------------   -------------
           Total current liabilities                                             89,437         70,071       2,307,282

CAPITAL LEASE OBLIGATIONS, less current maturities                                   --         40,703          30,342

COMMITMENT AND CONTINGENCIES (Note 6)

COMMON STOCK WARRANTS                                                                --             --         790,000

EQUITY:
  Common stock, $.01 par value - 50,000,000 authorized, 4,250,000 issued
    and outstanding                                                                  --             --          44,500
  Additional paid-in capital                                                         --             --       1,667,373
  Accumulated deficit                                                                --             --        (358,256)
  Deferred compensation                                                              --             --         (44,720)
  Member's equity                                                               326,984        343,380              --
                                                                           ------------   ------------   -------------
      Total equity                                                              326,984        343,380       1,308,897
                                                                           ------------   ------------   -------------

TOTAL LIABILITIES AND EQUITY                                               $    416,421   $    454,154   $   4,436,521
                                                                           ============   ============   =============



See notes to financial statements.

INDUSTRIALEX MANUFACTURING CORP.

CONSOLIDATED STATEMENTS OF OPERATIONS
--------------------------------------------------------------------------------

                                                   YEARS ENDED                  NINE MONTHS ENDED
                                                   DECEMBER 31,                   SEPTEMBER 30,
                                           ----------------------------    ---------------------------
                                               1998            1999            1999           2000
                                           ------------    ------------    ------------   ------------
                                                                                   (UNAUDITED)
SALES                                      $    810,821    $  1,113,685    $    791,815   $  2,295,046

COST OF SALES:
  Cost of sales                                 473,723         758,787         533,426      1,820,942
  Asset impairment                                   --          24,959              --             --
                                           ------------    ------------    ------------   ------------
         Total cost of sales                    473,723         783,746         533,426      1,820,942
                                           ------------    ------------    ------------   ------------

         Gross profit                           337,098         329,939         258,389        474,104

GENERAL AND ADMINISTRATIVE
  EXPENSES:
  General and administrative                    163,667         265,686         177,875        775,482
  Asset impairment                                   --           4,433              --             --
                                           ------------    ------------    ------------   ------------
        Total general and administrative
          expenses                              163,667         270,119         177,875        775,482
                                           ------------    ------------    ------------   ------------

INCOME (LOSS) FROM OPERATIONS                   173,431          59,820          80,514       (301,378)

OTHER INCOME (EXPENSE), net                         (95)           (732)             19        (56,878)
                                           ------------    ------------    ------------   ------------

NET INCOME (LOSS)                               173,336          59,088          80,533       (358,256)

PRO FORMA INCOME TAX EXPENSE                     64,654          22,040          30,038             --
                                           ------------    ------------    ------------   ------------

PRO FORMA NET INCOME (LOSS)                $    108,682    $     37,048    $     50,495   $   (358,256)
                                           ============    ============    ============   ============

EARNINGS (LOSS) PER SHARE -
  BASIC AND DILUTED                        $       0.03    $       0.01    $       0.01   $      (0.05)
                                           ============    ============    ============   ============

WEIGHTED AVERAGE NUMBER
  OF COMMON SHARES
  OUTSTANDING - BASIC AND
  DILUTED                                     4,250,000       4,250,000       4,250,000      6,568,777
                                           ============    ============    ============   ============


See notes to financial statements.

INDUSTRIALEX MANUFACTURING CORP.

CONSOLIDATED STATEMENTS OF EQUITY
--------------------------------------------------------------------------------


                                      COMMON STOCK        ADDITIONAL
                                 ----------------------    PAID-IN       MEMBER'S     ACCUMULATED      DEFERRED
                                   SHARES      AMOUNT      CAPITAL        EQUITY         DEFICIT     COMPENSATION      TOTAL
BALANCE,
  JANUARY 1, 1998                        --  $       --  $         --  $    177,869   $         --   $         --   $    177,869

  Distributions                          --          --            --       (24,221)            --             --        (24,221)

  Net income                             --          --            --       173,336             --             --        173,336
                                 ----------  ----------  ------------  ------------   ------------   ------------   ------------

BALANCE,
  DECEMBER 31, 1998                      --          --            --       326,984             --             --        326,984

  Distributions                          --          --            --       (42,692)            --             --        (42,692)

  Net income                             --          --            --        59,088             --             --         59,088
                                 ----------  ----------  ------------  ------------   ------------   ------------   ------------

BALANCE,
  DECEMBER 31, 1999                      --          --            --       343,380             --             --        343,380

  Distributions (unaudited)              --          --            --       (16,034)            --             --        (16,034)

  Merger with Industrialex
    Manufacturing Corp.
     (unaudited)                  4,250,000      42,500       284,846      (327,346)            --             --             --

  Exercise of common stock
    warrants (unaudited)            200,000       2,000        48,000            --             --             --         50,000

  Issuance of common stock
    warrants (unaudited)                 --          --     1,284,527            --             --             --      1,284,527

  Deferred employee stock
    compensation (unaudited)             --          --        50,000            --             --        (50,000)            --

  Amortization of deferred
    employee stock compensation
    (unaudited)                          --          --            --            --             --          5,280          5,280

  Net loss (unaudited)                   --          --            --            --       (358,256)            --       (358,256)
                                 ----------  ----------  ------------  ------------   ------------   ------------   ------------

BALANCE,
  SEPTEMBER 30, 2000
  (unaudited)                     4,450,000  $   44,500  $  1,667,373  $         --   $   (358,256)  $    (44,720)  $  1,308,897
                                 ==========  ==========  ============  ============   ============   ============   ============



See notes to the financial statements.

INDUSTRIALEX MANUFACTURING CORP.

CONSOLIDATED STATEMENTS OF CASH FLOWS
--------------------------------------------------------------------------------

                                                                         YEARS ENDED                   NINE MONTHS ENDED
                                                                         DECEMBER 31,                    SEPTEMBER 30,
                                                                 ----------------------------    ----------------------------
                                                                     1998            1999            1999            2000
                                                                 ------------    ------------    ------------    ------------
                                                                                                         (UNAUDITED)
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income (loss)                                              $    173,336    $     59,088    $     80,533    $   (358,256)
  Adjustments to reconcile net income (loss) to net
    cash provided by (used in) operations:
    Depreciation                                                       10,668          29,856          21,594         113,527
    Asset impairment                                                       --          29,392              --              --
    Non-cash stock and deferred compensation                               --              --              --          23,370
    Changes in operating assets and liabilities, excluding
      effects of acquisitions:
      Accounts receivable                                            (129,091)         73,019          96,887          46,441
      Inventory                                                            --              --              --          (6,286)
      Other currents assets                                            (4,735)          2,104          (7,136)          7,604
      Other assets                                                     (1,783)         (3,525)             --        (218,940)
      Bank overdrafts                                                  21,001         (40,717)        (40,717)             --
      Accounts payable                                                 11,568          14,883          66,332         331,198
      Accrued liabilities                                              11,376          (2,295)         38,707          67,700
                                                                 ------------    ------------    ------------    ------------

           Net cash provided by (used in) operating activities         92,340         161,805         256,200           6,358
                                                                 ------------    ------------    ------------    ------------

CASH FLOWS USED IN INVESTING ACTIVITIES -
  Payments for acquisitions, net of cash acquired                          --              --              --      (1,113,036)
  Capital expenditures                                                (67,270)        (62,099)        (59,498)        (63,118)
                                                                 ------------    ------------    ------------    ------------

           Net cash used in investing activities                      (67,270)        (62,099)        (59,498)     (1,176,154)
                                                                 ------------    ------------    ------------    ------------

CASH FLOWS FROM FINANCING ACTIVITIES:
  Issuance of common stock and common stock
    warrants                                                               --              --              --       1,228,500
  Amounts collected from related parties                                   --              --              --          11,449
  Amounts loaned to member under note receivable                           --         (11,449)        (26,997)       (130,000)
  Borrowings under bank line of credit                                     --              --              --         376,398
  Payments on notes payable                                                --              --              --        (262,851)
  Distribution to member                                              (24,221)        (42,692)        (28,451)        (16,034)
  Payments on capital lease obligations                                    --          (6,484)             --          (8,377)
                                                                 ------------    ------------    ------------    ------------

           Net cash provided by (used in) financing activities        (24,221)        (60,625)        (55,448)      1,199,085
                                                                 ------------    ------------    ------------    ------------

NET INCREASE IN CASH AND CASH
  EQUIVALENTS                                                             849          39,081         141,254          29,289

CASH AND CASH EQUIVALENTS,
  BEGINNING OF YEAR                                                        --             849             849          39,930
                                                                 ------------    ------------    ------------    ------------

CASH AND CASH EQUIVALENTS,
  END OF YEAR                                                    $        849    $     39,930    $    142,103    $     69,219
                                                                 ============    ============    ============    ============

SUPPLEMENTAL DISCLOSURE OF CASH FLOW
  INFORMATION - Cash paid for interest                           $         98    $      3,554    $         --    $     66,240
                                                                 ============    ============    ============    ============

SUPPLEMENTAL DISCLOSURE OF NONCASH
  INVESTING AND FINANCING TRANSACTIONS -
  Assets acquired under capitalized leases                       $         --    $     55,950    $         --    $         --
                                                                 ============    ============    ============    ============



See notes to financial statements.

INDUSTRIALEX MANUFACTURING CORP.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
YEARS ENDED DECEMBER 31, 1999 AND 1998
--------------------------------------------------------------------------------


1.    ORGANIZATION

      The accompanying financial statements present the financial position and results of operations of Industrialex Manufacturing LLC ("LLC"), a limited liability company organized under the laws of the state of Colorado in 1994. Ahmad Akrami and The Rudder Group, LLC were the original members of the Company. On May 10, 1997, The Rudder Group, LLC sold its 50% interest to Ahmad Akrami. As discussed in Note 10, in January 2000 LLC merged with Industrialex Manufacturing Corp. (the "Company") and the Company became the surviving entity. Because the Company and LLC are entities under common control, the financial statements of LLC represent the historical financial statements of the Company.

      The Company operates in one segment and provides specialized protective coating services to the high technology manufacturing industry located along the front range of Colorado.

      As further discussed in Notes 3 and 10, the Company has completed the acquisition of certain businesses during the period subsequent to December 31, 1999. All references to the Company in these financial statements include all acquired subsidiaries.

2.    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

      INTERIM FINANCIAL INFORMATION - The interim financial statements as of September 30, 2000 and for the nine months ended September 30, 2000 and 1999 are unaudited, and certain information and footnote disclosures normally included in annual financial statements prepared in accordance with accounting principles generally accepted in the United States of America have been omitted. In the opinion of management, all adjustments, consisting only of normal recurring items, necessary to fairly present the financial position, results of operations and cash flows with respect to the interim financial statements have been included. The results of operations for the interim period are not necessarily indicative of the results for an entire fiscal year.

      CASH AND CASH EQUIVALENTS - The Company considers all highly liquid debt instruments with original maturities of three months or less to be cash equivalents.

      PROPERTY, PLANT AND EQUIPMENT - The Company records property, plant and equipment at cost. Depreciation is computed using the straight-line method over the estimated useful lives as follows:

Machinery and equipment                                       7 years
Furniture and fixtures                                        3 years

      Improvements on leased property are amortized on the straight-line method over the life of the lease. Expenditures for repairs and maintenance are charged to operations as incurred.

      Upon retirement or disposition of property, plant or equipment, the related cost and accumulated depreciation are removed from the accounts and any resulting gain or loss is recognized in income or loss for the period.

      IMPAIRMENTS OF ASSETS - Long-lived assets are reviewed for impairment if events or circumstances indicate the carrying amount of these assets may not be recoverable. If this review indicates that these assets will not be recoverable, based on the forecasted undiscounted future operating cash flows expected to result from the use of these assets and their eventual disposition, the Company's carrying value of these assets is reduced to fair value. The Company has recorded impairment losses in the accompanying statements of operations of $29,392 during 1999.

      REVENUE RECOGNITION - The Company recognizes revenue upon completion of conformal coating and shipment of product to customer.

      ESTIMATES - The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses. Actual results could differ materially from those estimates.

      INCOME TAXES - Through December 1999, the Company elected to be treated as a limited liability corporation (LLC) as provided by the Internal Revenue Code; accordingly, income taxes related to the Company's operations were the responsibility of the LLC member.

      The Company has elected to be treated as a "C" corporation as provided for by the Internal Revenue Code, and accordingly, income taxes related to the Company's operations will become the responsibility of the Company. As of January 1, 2000, the Company will account for income taxes in accordance with Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes" (SFAS No. 109). SFAS No. 109 requires the recognition of deferred tax liabilities and assets for the expected future tax consequences of temporary differences between the financial reporting basis and income tax basis of assets and liabilities, based on enacted tax rates.

      Pro forma income tax expense is computed in accordance with the Securities and Exchange Commission Staff Accounting Bulletin No. 55, "Pro Forma Financial Statements and Earnings per Share" (SAB 55). In accordance with SAB 55, pro forma financial information and earnings per share is required when the historical financial statements are not indicative of the on-going entity. As a result of the Company's change to a "C" corporation during 2000, the historical statements of operations have been adjusted to reflect a pro forma tax provision as if the Company had always been a taxable entity. Also, in accordance with SAB 55, historical earnings
      (loss) per share has not been reflected because it is not relevant and pro forma earnings (loss) per share have been presented (see Note 8).

      COMPREHENSIVE INCOME - In 1998, the Company adopted Statement of Financial Accounting Standard No. 130, "Reporting Comprehensive Income" (SFAS No.
      130). SFAS No. 130 established standards for reporting and display of comprehensive income and its components (revenues, expenses, gains, and losses) in a full set of general-purpose financial statements. The Company had no items of other comprehensive income in 1998 or 1999.

      NEW ACCOUNTING PRONOUNCEMENTS - In June 1998, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 133 "Accounting for Derivative Instruments and Hedging Activities" (SFAS No.
      133). The standard, which is effective for fiscal years beginning after June 15, 2000, sets forth guidelines and requirements for measuring derivative instruments at fair value as assets and liabilities to be reported in the financial statements and that the changes in the fair value of the instruments shall be recognized in the results of operations. The Company has not completed the process of evaluating the impact that will result from adopting this pronouncement.

3.    ACQUISITIONS SUBSEQUENT TO DECEMBER 31, 1999 (UNAUDITED)

      On April 4, 2000, the Company acquired all of the outstanding stock of Broomfield Industrial Painting, Inc. (BIP). The purchase price, net of cash acquired, amounted to approximately $965,000 and consisted of the following:

Cash                                                                          $430,000
500,000 special warrants to BIP shareholders                                   500,000
Warrants to third party for acquisition services                                35,000
                                                                              --------

Total                                                                         $965,000
                                                                              ========

      The fair value of the assets acquired, excluding cash acquired, amounted to $220,000 and liabilities assumed were $36,000. The cost in excess of net assets acquired amounted to $781,000 and has been recorded as goodwill in the accompanying consolidated balance sheet as of September 30, 2000.

      On May 1, 2000, the Company acquired all of the outstanding stock of Decorative & Coating Systems, Inc. (DACS). The purchase price, net of cash acquired, amounted to approximately $1,233,000 and consisted of the following:

Cash                                                                          $  298,000
Note payable to DACS                                                             700,000
200,000 special warrants to DACS shareholders                                    200,000
Warrants to third party for acquisition services                                  35,000
                                                                              ----------

Total                                                                         $1,233,000
                                                                              ==========

      The fair value of the assets acquired, excluding cash acquired, amounted to $229,000 and liabilities assumed were $57,000. The cost in excess of net assets acquired amounted to $1,061,000 and has been recorded as goodwill in the accompanying consolidated balance sheet as of September 30, 2000.

      On July 17, 2000, the Company acquired all of the outstanding stock of Screen Tech Graphics, Inc. (STG). The purchase price, net of cash acquired, amounted to approximately $1,011,000 and consisted of the following:

Cash                                                                          $  275,000
Notes payable to former STG shareholders                                         610,000
90,000 special warrants to former STG shareholders                                90,000
Warrants to third party for acquisition services                                  36,000
                                                                              ----------

Total                                                                         $1,011,000
                                                                              ==========


      Subject to earn-out provisions, additional consideration of 300,000 shares of common stock will be paid to the former STG shareholders.

      The fair value of the assets acquired, excluding cash, amounted to $527,000 and liabilities assumed were $320,000. The cost in excess of net assets acquired amounted to $804,000 and has been recorded as goodwill in the accompanying consolidated balance sheet as of September 30, 2000.

      Each special warrant issued to the former BIP, DACS and STG shareholders can be converted into one share of Company common stock at no additional cost at the option of the holder, with no expiration.

      The BIP, DACS and STG purchase agreements also include provisions whereby the former shareholders of BIP, DACS and STG can require the Company to buy the special warrants back at $1 per special warrant if a public offering of the Company's common stock has not been effected within one year of each respective closing date. As a result, these warrants are excluded from equity in the accompanying consolidated balance sheet.

      The acquisitions were accounted for by the purchase method of accounting for business combinations. Accordingly, the accompanying consolidated statements of income do not include any revenue or expenses related to these acquisitions prior to their respective closing dates.

      The following unaudited pro forma consolidated statement of operations data for the nine months ended September 30, 2000 and the year ended December 31, 1999 give effect to the acquisitions of BIP, DACS and STG as if each of these acquisitions had occurred on January 1, 1999. All of the following unaudited pro forma consolidated results give effect to purchase accounting adjustments. These pro forma results have been prepared for comparative purposes only and do not purport to be indicative of what operating results would have been had the acquisitions actually taken place on January 1, 1999 and may not be indicative of future operating results.

                                 NINE MONTHS
                                     ENDED          YEAR ENDED
                                 SEPTEMBER 30,     DECEMBER 31,
                                     2000              1999
                                --------------    --------------
Pro forma: Sales                $    4,129,276    $    5,339,931
                                ==============    ==============
           Net loss             $     (295,897)   $     (161,963)
                                ==============    ==============
           Basic and diluted
           Net loss per share   $        (0.04)   $        (0.03)
                                ==============    ==============

4.    NOTE RECEIVABLE FROM RELATED PARTY

      In 1999, the Company entered into an agreement and signed a note with its majority shareholder that allows the shareholder to borrow amounts up to $33,000. The note accrues interest at 8%. Principal and accrued interest are due on the maturity date of December 30, 2002. The balance outstanding on the note at December 31, 1999 was $11,449.

5.    PROPERTY, PLANT AND EQUIPMENT

      Property, plant and equipment consist of the following as of December 31:

                                   1998          1999
Machinery and equipment         $   99,232    $  170,829
Furniture and fixtures              11,652        24,709
Leasehold improvements               2,747         2,747
                                ----------    ----------
                                   113,631       198,285
Less accumulated depreciation      (34,747)      (60,600)
                                ----------    ----------

Total                           $   78,884    $  137,685
                                ==========    ==========

6.    LINE OF CREDIT

      The Company had a line of credit with FirstBank of Longmont (the Bank) which expired on July 25, 1999. The line of credit had a limit of $20,000 and was secured by the Company's cash accounts at the Bank. Interest accrued at the Bank's commercial base rate plus 1%. There were no amounts outstanding on the line of credit at December 31, 1998.

7.    COMMITMENTS

      The Company has various noncancelable capital and operating leases for office and operating space and equipment which expire at various times from the year 2002 to 2004. Aggregate minimum annual rentals under such leases are as follows:

                                                  CAPITAL       OPERATING
YEAR ENDING DECEMBER 31:                           LEASES        LEASES

2000                                             $   13,384    $   58,376
2001                                                 13,384        23,426
2002                                                 13,384         9,274
2003                                                 13,384            --
2004                                                  8,644            --
                                                 ----------    ----------

Total minimum lease payments                         62,180    $   91,076
                                                 ----------    ==========

Less amount representing interest                   (12,714)
                                                 ----------

Present value of minimum lease payments              49,466
Less current portion                                 (8,763)
                                                 ----------

Long-term portion of capital lease obligations   $   40,703
                                                 ==========

      The obligations under capital leases are collateralized by equipment with a cost of $55,950 and associated accumulated amortization of $8,393.

      During 1998 and 1999, rental expense under operating leases amounted to $43,393 and $59,867, respectively.

      In January 2000, the Company entered into an agreement with Bolder Venture Partners ("BVP"). BVP has agreed to provide the Company with certain corporate development and financial advisor services through November 2000. In consideration of these advisory services, the Company will pay BVP a monthly fee of $4,500 through November 2000.

8.    CONCENTRATIONS OF CREDIT AND OTHER RISKS

      CONCENTRATION OF CREDIT RISK - The Company's financial instruments that potentially subject the Company to significant concentration of credit risk consist of accounts receivable. The Company manages credit risk with respect to accounts receivable through a credit evaluation process. Historically, the Company has not incurred any significant credit related losses.

      SIGNIFICANT CUSTOMERS - The Company had one customer which represented 83% and 82% of total 1998 and 1999 revenues, respectively, and 89% and 67% of total accounts receivable in 1998 and 1999, respectively.

9.    EARNINGS PER SHARE

      The weighted average shares outstanding for the years ended December 31, 1999 and 1998 and for the nine months ended September 30, 1999 was 4,250,000, which represents the shares issued upon the merger of LLC and the Company. There were no potentially dilutive securities outstanding during any of these periods. The weighted average shares outstanding for the nine months ended September 30, 2000 is calculated as follows:

Shares issued upon merger of LLC and the Company                              4,250,000
Shares issued upon exercise of BVP warrants                                      11,111
Special warrants issued in private placement                                  1,833,222
Special warrants issued in acquisitions                                         474,444
                                                                              ---------

                                                                              6,568,777
                                                                              =========


      In January 2000, the Company issued 400,000 warrants to acquire shares of common stock with an exercise price of $0.25 per share (see Note 11). 200,000 of these warrants were converted into common stock in September 2000 and are included in the computation above. The remaining 200,000 warrants were excluded from the computation of diluted earnings per share as their effect would have been anti-dilutive. Had the effect of these warrants been dilutive, the Company would have included an additional 355,555 shares in diluted earnings per share.

10.   SUBSEQUENT EVENTS

      In January 2000, the Company entered into an agreement with Bolder Venture Partners (BVP) to assist in making acquisitions and raising capital. One of the minority shareholders of BVP is the Company's majority shareholder. The Company granted BVP 400,000 warrants to acquire Company common stock at $.25 per share upon execution of the agreement in consideration for assistance in acquisitions. The Company will issue to BVP an additional 560,000 warrants upon completion of the Company's initial public offering. The exercise price of these warrants will be equal to the price in the public offering. The issuance of these warrants with be accounted for in accordance with SFAS No. 123. Any value assigned to the warrants will be allocated to the purchase price of the businesses acquired or as a cost of the offerings. In January 2001, Bolder Venture Partners agreed to a reduction in the number of warrants granted pursuant to its consulting agreement from 960,000 to 865,000. As part of this agreement Bolder Venture Partners agreed to a twelve month lockup of all shares owned by Bolder Venture Partners. The warrant becomes exercisable as follows:
      375,000 at $.25 per share as of January, 2000 of which 200,000 shares were exercised in September 2000, 315,000 at $1.00 per share as of May, 2000 and 175,000 at $1.00 upon the completion of the IPO.

      In February 2000, LLC was merged into the Company, with the Company becoming the surviving entity. Ahmad Akrami is a 89.9% shareholder in the Company. In January 2001, Ahmad Akrami agreed to cancel 500,000 shares of Common Stock from his total ownership of 4,000,000 shares of common stock.

      In March 2000, the Company raised $1,018,500 in a private placement of 2,037,000 special warrants to the Company officers and other individuals. Each special warrant can be converted into one share of the Company common stock at no additional cost.

      In May 2000, the Company entered into an agreement and signed a note with an officer in the amount of $130,000. The note is due April 30, 2003, or immediately if the officer ceases to be employed by Industrialex, and bears interest at a rate of 7% per annum until paid. On April 30, 2003, provided the officer is stilled employed by Industrialex, the amount due under the promissory note will be paid to the officer as a bonus.

      In June 2000, the Company's board of directors approved a stock option (the Plan). The Plan provides that a maximum number of common shares issued or covered by outstanding stock options granted under the Plan shall not, in the aggregate, exceed 1,200,000, that the exercise price of each stock option granted shall not be less than the fair market value as defined in the Plan, and that the term of a stock option shall not exceed five years. Through November 14, 2000, 687,000 shares have been granted at strike prices ranging from $0.50 to $1.00. Because the public offering price of the Company's common stock is expected to be $1.00 per share, all options issued with a strike price less than $1.00 have been deemed to be compensatory and, accordingly, compensation expense has been recorded.

      In July 2000, the Company entered into a line of credit agreement with FirstBank of Longmont. The line of credit has a maximum limit of $400,000 and is secured by substantially all assets of the Company. As of November 14, 2000, the line of credit had an outstanding balance of $381,000. Interest accrues at Prime plus 1% and is payable monthly. All outstanding principal and accrued interest is due on the maturity date of January 19, 2001.

                                    * * * * *

INDEPENDENT AUDITORS' REPORT


To the Board of Directors and Shareholders of Decorative & Coating Systems, Inc.
Denver, Colorado

We have audited the accompanying balance sheets of Decorative & Coating Systems, Inc. (the Company) as of December 31, 1998 and 1999, and the related statements of operations, shareholders' equity, and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, such financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 1998 and 1999, and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.



DELOITTE & TOUCHE LLP

Denver, Colorado

April 7, 2000
(August 10, 2000 as to Note 8)

DECORATIVE & COATING SYSTEMS, INC.

BALANCE SHEETS
--------------------------------------------------------------------------------

                                                               DECEMBER 31,            MARCH 31,
ASSETS                                                     1998           1999           2000
                                                       ------------   ------------   ------------
                                                                                      (UNAUDITED)
CURRENT ASSETS:
  Cash and cash equivalents                            $     39,353   $     34,194   $     91,039
  Trade accounts receivable, net of allowance for
    doubtful accounts of $0 in 1999 and 1998                112,081        139,075        159,593
  Notes receivable from related parties (Note 7)                 --          3,729          4,668
  Inventories                                                30,496         36,468         34,782
  Prepaid expenses                                            4,829          3,103          3,132
                                                       ------------   ------------   ------------
           Total current assets                             186,759        216,569        293,214

PROPERTY, PLANT AND EQUIPMENT, net                           10,281         30,215         29,625
                                                       ------------   ------------   ------------

TOTAL ASSETS                                           $    197,040   $    246,784   $    322,839
                                                       ============   ============   ============

LIABILITIES AND SHAREHOLDERS' EQUITY

CURRENT LIABILITIES:
  Accounts payable                                     $     27,542   $     43,933   $     85,922
  Accrued liabilities:
    Payroll                                                  18,769         12,144             --
    Other                                                     2,321          3,156          6,225
  Current maturities of long-term debt                        2,081          3,798          3,867
                                                       ------------   ------------   ------------
           Total current liabilities                         50,713         63,031         96,014
                                                       ------------   ------------   ------------

LONG-TERM DEBT, less current maturities                          --         14,445         13,450

COMMITMENTS AND CONTINGENCIES
  (Note 5)

SHAREHOLDERS' EQUITY:
  Common stock, $1 par value, 200,000 shares
    authorized, 50,930 shares issued and outstanding         50,930         50,930         50,930
  Additional paid-in capital                                  7,769          7,769          7,769
  Retained earnings                                          87,628        110,609        154,676
                                                       ------------   ------------   ------------
           Total shareholders' equity                       146,327        169,308        213,375
                                                       ------------   ------------   ------------

TOTAL LIABILITIES AND SHAREHOLDERS'
  EQUITY                                               $    197,040   $    246,784   $    322,839
                                                       ============   ============   ============


See notes to the financial statements.

DECORATIVE & COATING SYSTEMS, INC.

STATEMENTS OF OPERATIONS
--------------------------------------------------------------------------------

                                     YEARS ENDED                THREE MONTHS ENDED
                                     DECEMBER 31,                    MARCH 31,
                            ----------------------------    ---------------------------
                                1998            1999            1999           2000
                            ------------    ------------    ------------   ------------
                                                                    (UNAUDITED)
NET SALES                   $  1,220,667    $  1,353,373    $    301,564   $    380,944

COST OF SALES                    789,124         831,166         174,071        217,712
                            ------------    ------------    ------------   ------------

GROSS PROFIT                     431,543         522,207         127,493        163,232

SELLING, GENERAL AND
  ADMINISTRATIVE EXPENSES        440,623         468,149         112,341        119,377
                            ------------    ------------    ------------   ------------

INCOME (LOSS) FROM
  OPERATIONS                      (9,080)         54,058          15,152         43,855

OTHER INCOME (EXPENSE)              (773)         (1,077)            248            212
                            ------------    ------------    ------------   ------------

NET INCOME (LOSS)           $     (9,853)   $     52,981    $     15,400   $     44,067
                            ============    ============    ============   ============


See notes to the financial statements.

DECORATIVE & COATING SYSTEMS, INC.

STATEMENTS OF SHAREHOLDERS' EQUITY
--------------------------------------------------------------------------------

                                      COMMON STOCK            ADDITIONAL
                               ---------------------------     PAID-IN        RETAINED
                                  SHARES         AMOUNT        CAPITAL        EARNINGS         TOTAL
                               ------------   ------------   ------------   ------------    ------------
BALANCE, JANUARY 1, 1998             50,930   $     50,930   $      7,769   $    124,358    $    183,057

  Distributions                          --             --             --        (26,877)        (26,877)

  Net loss                               --             --             --         (9,853)         (9,853)
                               ------------   ------------   ------------   ------------    ------------

BALANCE,
  JANUARY 1, 1998                    50,930         50,930          7,769         87,628         146,327

  Distributions                          --             --             --        (30,000)        (30,000)

  Net income                             --             --             --         52,981          52,981
                               ------------   ------------   ------------   ------------    ------------

BALANCE,
  DECEMBER 31, 1999                  50,930         50,930          7,769        110,609         169,038

  Distributions (unaudited)              --             --             --             --              --

  Net income (unaudited)                 --             --             --         44,067          44,067
                               ------------   ------------   ------------   ------------    ------------

BALANCE,
  MARCH 31, 2000 (unaudited)         50,930   $     50,930   $      7,769   $    154,676    $    213,375
                               ============   ============   ============   ============    ============


See notes to the financial statements.

DECORATIVE & COATING SYSTEMS, INC.

STATEMENTS OF CASH FLOWS
--------------------------------------------------------------------------------

                                                             YEARS ENDED              THREE MONTHS ENDED
                                                             DECEMBER 31,                  MARCH 31,
                                                       ------------------------    ------------------------
                                                          1998          1999          1999          2000
                                                       ----------    ----------    ----------    ----------
                                                                                          (UNAUDITED)
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income (loss)                                    $   (9,853)   $   52,981    $   15,400    $   44,067
  Adjustments to reconcile net income (loss) to net
    cash provided by operating activities:
    Depreciation                                            4,752         8,883         1,035         2,688
    Changes in operating assets and liabilities:
      Accounts receivable                                  24,712       (26,994)       (8,151)      (21,457)
      Inventories                                           1,834        (5,972)       (1,681)        1,686
      Prepaid expenses                                       (806)        1,726         4,769           (29)
      Accounts payable and accrued liabilities             (5,550)       10,601        25,726        32,914
                                                       ----------    ----------    ----------    ----------

           Net cash provided by operating activities       15,089        41,225        37,098        59,869
                                                       ----------    ----------    ----------    ----------

CASH FLOWS USED IN INVESTING
  ACTIVITIES - Purchases of fixed assets                   (3,754)      (28,817)       (7,897)       (2,098)
                                                       ----------    ----------    ----------    ----------

CASH FLOWS USED IN FINANCING ACTIVITIES:
  Amounts loaned to related party under note
    receivable                                                 --        (3,729)           --            --
  Proceeds from long-term debt                                 --        20,915            --            --
  Repayment of long-term debt                              (9,616)       (4,753)       (2,081)         (926)
  Distributions to shareholders                           (26,877)      (30,000)           --            --
                                                       ----------    ----------    ----------    ----------

           Net cash used in financing activities          (36,493)      (17,567)       (2,081)         (926)
                                                       ----------    ----------    ----------    ----------

NET INCREASE (DECREASE) IN CASH AND
   CASH EQUIVALENTS                                       (25,158)       (5,159)       27,120        56,845

CASH AND CASH EQUIVALENTS,
  BEGINNING OF YEAR                                        64,511        39,353        39,353        34,194
                                                       ----------    ----------    ----------    ----------

CASH AND CASH EQUIVALENTS,
  END OF YEAR                                          $   39,353    $   34,194    $   66,473    $   91,039
                                                       ==========    ==========    ==========    ==========

SUPPLEMENTAL CASH FLOW INFORMATION -
  Cash paid for interest                               $      773    $    1,077    $      324    $      773
                                                       ==========    ==========    ==========    ==========


See notes to the financial statements.

DECORATIVE & COATING SYSTEMS, INC.

NOTES TO FINANCIAL STATEMENTS
YEARS ENDED DECEMBER 31, 1998 AND 1999
--------------------------------------------------------------------------------

1.    ORGANIZATION

      Decorative & Coating Systems, Inc. (the Company), was incorporated on June 8, 1976 in the State of Colorado. The Company commenced operations with its liquid coating lines in 1976, expanding into Powder Coating in 1986.

      The Company operates in a single business segment, powder coating of metal products. The Company's operations are concentrated in Denver, Colorado.

2.    SIGNIFICANT ACCOUNTING POLICIES

      INTERIM FINANCIAL INFORMATION - The interim financial statements as of March 31, 2000 and for the three months ended March 31, 2000 and 1999 are unaudited, and certain information and footnote disclosures normally included in annual financial statements prepared in accordance with accounting principles generally accepted in the United States of America have been omitted. In the opinion of management, all adjustments, consisting only of normal recurring items, necessary to fairly present the financial position, results of operations and cash flows with respect to the interim financial statements have been included. The results of operations for the interim period are not necessarily indicative of the results for an entire fiscal year.

      CASH AND CASH EQUIVALENTS - The Company considers all highly liquid debt instruments with original maturities of three months or less to be cash equivalents.

      INVENTORIES - Inventories are valued at the lower of average cost or market value.

      PROPERTY, PLANT AND EQUIPMENT - The Company records property, plant and equipment at cost. Depreciation is being computed using accelerated methods over the estimated useful lives as follows:

Machinery, furniture and equipment                    3-5 years
Vehicles                                                3 years

      Improvements on leased property are amortized on the straight line method over the life of the lease. Expenditures for repairs and maintenance are charged to operations as incurred.

      Upon retirement or disposition of property, plant or equipment, the related cost and accumulated depreciation are removed from the accounts and any resulting gain or loss is recognized in income or loss for the period.

      IMPAIRMENT OF ASSETS - Long-lived assets are reviewed for impairment if events or circumstances indicate the carrying amount of these assets may not be recoverable. If this review indicates that these assets will not be recoverable, based on the estimated undiscounted future operating cash flows expected to result from the use of these assets and their eventual disposition, the Company's carrying value of these assets is reduced to fair value. As of December 31, 1998 and 1999, management determined that there was no impairment of the Company's long-lived assets.

      COMMON STOCK - The Company has reacquired shares of its common stock which have been presented as constructively retired to reflect present Colorado Revised Statutes which provide that all shares of a company which have been reacquired are considered authorized but unissued shares.

      REVENUE RECOGNITION - The Company recognizes revenue upon completion of its powder/liquid coating process and shipment of the product to the customer.

      INCOME TAXES - The Company has elected a Subchapter S Corporation status, as defined by the Internal Revenue Code, which provides that shareholders are taxed on their proportionate share of a company's taxable income. Therefore, no provision for federal or state income taxes has been presented in the accompanying financial statements.

      ESTIMATES - The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses. Actual results could differ materially from those estimates.

      COMPREHENSIVE INCOME - In 1998, the Company adopted Statement of Financial Accounting Standard No. 130, "Reporting Comprehensive Income" (SFAS No.
      130). SFAS No. 130 established standards for reporting and display of comprehensive income and its components (revenues, expenses, gains, and losses) in a full set of general-purpose financial statements. The Company had no items of other comprehensive income in 1998 or 1999.

      NEW ACCOUNTING PRONOUNCEMENTS - In June 1998, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 133 "Accounting for Derivative Instruments and Hedging Activities" (SFAS No.
      133). The standard, which is effective for fiscal years beginning after June 15, 2000, sets forth guidelines and requirements for measuring derivative instruments at fair value as assets and liabilities to be reported in the financial statements and that the changes in the fair value of the instruments shall be recognized in the results of operations. The Company has not completed the process of evaluating the impact that will result from adopting this pronouncement.

3.    PROPERTY, PLANT AND EQUIPMENT

      Property, plant and equipment consist of the following as of December 31:

                                         1998          1999
Machinery, furniture and equipment    $  122,528    $  130,431
Vehicles                                  51,191        72,105
Leasehold improvements                    48,224        48,224
                                      ----------    ----------
                                         221,943       250,760
Less:  Accumulated depreciation         (211,662)     (220,545)
                                      ----------    ----------

Total property, plant and equipment   $   10,281    $   30,215
                                      ==========    ==========

4.    LONG-TERM DEBT

      Long-term debt consists of the following at December 31:

                                                                                 1998       1999
Note payable; payments of $417 including principal and interest at 7.25% per
  annum due monthly through March 22, 2004; secured by Company automobile      $     --   $ 18,243
Note payable                                                                      2,081         --
                                                                               --------   --------
                                                                                  2,081     18,243
Less current portion                                                              2,081      3,798
                                                                               --------   --------

Long-term debt                                                                 $     --   $ 14,445
                                                                               ========   ========

      Future maturities of long-term debt as of December 31, 1999 are as follows:

 2000                                   $  3,798
 2001                                      4,086
 2002                                      4,392
 2003                                      4,722
 2004                                      1,245
                                        --------

Total                                   $ 18,243

5.    COMMITMENTS AND CONTINGENCIES

      The Company leases its office and production facility under an operating lease which expires in January 2002. Aggregate minimum annual rentals under this operating lease are as follows:

YEAR ENDING DECEMBER 31:
 2000                              $ 53,256
 2001                                53,256
 2002                                 4,438
                                   --------

Total                              $110,950

      Rent expense under this lease was $66,312 and $64,788 for 1999 and 1998, respectively.

6.    CONCENTRATION OF CREDIT AND OTHER RISKS

      CONCENTRATION OF CREDIT RISK - The Company's financial instruments that potentially subject the Company to significant concentration of credit risk consist of accounts receivable. The Company manages credit risk with respect to accounts receivable through maintaining long-term relationships with its customers. Historically, the Company has not incurred any significant credit related losses.

      SIGNIFICANT CUSTOMERS - The Company had two customers which represented 20% and 14% of total 1998 and 1999 revenues, individually in each year.

7.    RELATED PARTY TRANSACTIONS

      During 1999 the Company entered into a lending agreement and accepted a note receivable from an entity controlled by the directors of the Company. The note is interest free, and payable on demand. The balance outstanding on the note at December 31, 1999 was $3,729.

8.    SUBSEQUENT EVENT

      In March 2000, the Company signed a letter of intent with Industrialex Manufacturing, Inc. (IMC) whereby IMC would acquire all of the outstanding stock of the Company for $1,200,000. The consideration for the acquisition will be paid in cash, a note payable to the Company and special warrants. The purchase closed in May 2000.

                                     * * * *

                          INDEPENDENT AUDITOR'S REPORT



March 28, 2000

Board of Directors
Broomfield Industrial Painting, Inc.
Westminster, Colorado

We have audited the accompanying balance sheets of Broomfield Industrial Painting, Inc. as of June 30, 1999 and 1998, and the related statements of operations and retained earnings, and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Broomfield Industrial Painting, Inc. as of June 30, 1999 and 1998, and the results of its operations and its cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America.



/s/ HEIN & ASSOCIATES LLP
HEIN & ASSOCIATES LLP

Denver, Colorado

Certified Public Accountants

                           ACCOUNTANT'S REVIEW REPORT



March 28, 2000

Board of Directors
Broomfield Industrial Painting, Inc.
Westminster, Colorado

We have reviewed the accompanying balance sheet of Broomfield Industrial Painting, Inc. as of June 30, 1997, and the related statements of operations and retained earnings, and cash flows for the year then ended, respectively, in accordance with standards established by the American Institute of Certified Public Accountants. All information included in these financial statements is the representation of the management of Broomfield Industrial Painting, Inc.

A review consists principally of inquiries of company personnel and analytical procedures applied to financial data. It is substantially less in scope than an audit in accordance with generally accepted auditing standards, the objective of which is the expression of an opinion regarding the financial statements taken as a whole. Accordingly, we do not express such an opinion.

Based on our review, we are not aware of any material modifications that should be made to the accompanying financial statements in order for them to be in conformity with accounting principles generally accepted in the United States of America.



/s/ HEIN & ASSOCIATES LLP
HEIN & ASSOCIATES LLP

Denver, Colorado

Certified Public Accountants

                      BROOMFIELD INDUSTRIAL PAINTING, INC.

                                 BALANCE SHEETS

                                                          March 31,                     JUNE 30,
                                                        ------------   ------------------------------------------
                                                            2000           1999           1998           1997
                                                        ------------   ------------   ------------   ------------
                                                         (Unaudited)                                  (Unaudited)
                                                      ASSETS
CURRENT ASSETS:
    Cash and cash equivalents                           $     35,353   $     72,648   $     33,249   $     25,455
    Accounts receivable                                       90,814         91,120        105,250         88,161
    Prepaid taxes                                              1,800             --          3,257             --
    Other prepaids                                             3,450          3,188          3,188          2,708
    Inventory, less allowance of $3,800 in 1999,
    1998, and 1997 (Note 1)                                   48,402         49,816         49,843         49,886
                                                        ------------   ------------   ------------   ------------
         Total current assets                                179,819        216,772        194,787        166,210

PROPERTY AND EQUIPMENT, at cost, less accumulated             59,252         65,045         63,568         62,658
    depreciation of $205,913, $198,037, $168,971, and
    $143,481, respectively (Note 3)

OTHER ASSETS:
    Deposits                                                   2,629          2,629          2,629          2,629
                                                        ------------   ------------   ------------   ------------

TOTAL ASSETS                                            $    241,700   $    284,446   $    260,984   $    231,497
                                                        ============   ============   ============   ============

                                       LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:
    Accounts payable and accrued expenses               $     13,179   $     24,692   $      8,975   $      5,787
    Income taxes payable                                          --          1,798             --          2,406
    Deferred tax liability (Note 6)                           23,000         23,000         29,000         26,000
    Line-of-credit (Note 5)                                       --         35,772         20,000          9,500
                                                        ------------   ------------   ------------   ------------
         Total current liabilities                            36,179         85,262         57,975         43,693

COMMITMENTS (Note 4)

STOCKHOLDERS' EQUITY:
    Common stock, voting $.0001 par value;
         100,000 shares authorized and issued                     10             10             10             10
    Additional paid-in capital                                 2,399          2,399          2,399          2,399
    Retained earnings                                        203,112        196,775        200,600        185,395
                                                        ------------   ------------   ------------   ------------
         Total stockholders' equity                          205,521        199,184        203,009        187,804
                                                        ------------   ------------   ------------   ------------

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY              $    241,700   $    284,446   $    260,984   $    231,497
                                                        ============   ============   ============   ============



            SEE ACCOMPANYING NOTES TO THESE FINANCIAL STATEMENTS AND
                          ACCOUNTANT'S REVIEW REPORT.

                      BROOMFIELD INDUSTRIAL PAINTING, INC.

                 STATEMENTS OF OPERATIONS AND RETAINED EARNINGS


                                                         FOR THE NINE
                                                         MONTHS ENDED                        FOR THE YEARS ENDED
                                                           MARCH 31,                              JUNE 30,
                                                 ----------------------------    --------------------------------------------
                                                     2000            1999            1999            1998            1997
                                                 ------------    ------------    ------------    ------------    ------------
                                                  (Unaudited)                                                     (Unaudited)
NET REVENUES:
    Sales                                        $    701,091    $    742,481    $  1,000,547    $  1,032,388    $    964,730
    Less: sales discounts, credits and refunds         (4,526)         (5,014)         (7,521)         (2,786)             --
                                                 ------------    ------------    ------------    ------------    ------------
         Net revenues                                 696,565         737,467         993,026       1,029,602         964,730

OPERATING EXPENSES:
    General and administrative                        226,862         225,613         308,425         306,068         289,970
    Cost of goods sold                                453,594         461,602         658,996         680,013         656,105
    Depreciation and amortization                       7,875          13,524          29,066          25,490          10,081
                                                 ------------    ------------    ------------    ------------    ------------
         Total expenses                               688,331         700,739         996,487       1,011,571         956,156
                                                 ------------    ------------    ------------    ------------    ------------

OPERATING INCOME (LOSS)                                 8,234          36,728          (3,461)         18,031           8,574

OTHER INCOME (EXPENSE):
    Interest income                                       501              --             695           1,299             776
    Interest expense                                   (2,527)         (1,471)         (2,031)           (332)         (2,182)
    Loss on sale of assets                                 --              --              --              --            (171)
    Other                                               1,629              27              27             350            (500)
                                                 ------------    ------------    ------------    ------------    ------------
         Total other income (expense)                    (397)         (1,444)         (1,309)          1,317          (2,077)

INCOME (LOSS) BEFORE INCOME TAXES                       7,837          35,284          (4,770)         19,348           6,497

INCOME TAX (EXPENSE) BENEFIT (Note 6)                  (1,500)         (7,100)            945          (4,143)         (1,787)
                                                 ------------    ------------    ------------    ------------    ------------

NET INCOME (LOSS)                                       6,337          28,184          (3,825)         15,205           4,710

RETAINED EARNINGS, beginning of period                196,775         200,600         200,600         185,395         180,685
                                                 ------------    ------------    ------------    ------------    ------------

RETAINED EARNINGS, end of period                 $    203,112    $    228,784    $    196,775    $    200,600    $    185,395
                                                 ============    ============    ============    ============    ============



          1. SEE ACCOMPANYING NOTES TO THESE FINANCIAL STATEMENTS AND
                           ACCOUNTANT'S REVIEW REPORT

                      BROOMFIELD INDUSTRIAL PAINTING, INC.

                            STATEMENTS OF CASH FLOWS

                                                               FOR THE NINE
                                                               MONTHS ENDED                       FOR THE YEARS ENDED
                                                                 MARCH 31,                             JUNE 30,
                                                        ---------------------------   ------------------------------------------
                                                            2000           1999           1999           1998           1997
                                                        ------------   ------------   ------------   ------------   ------------
                                                                (Unaudited)                                          (Unaudited)
CASH FLOWS FROM OPERATING ACTIVITIES:
    Net income (loss)                                   $      6,337   $     28,184   $     (3,825)  $     15,205   $      4,710
    Adjustments to reconcile net income (loss) to
         net cash provided by operating activities:
             Loss on sale of fixed assets                         --             --             --             --            171
             Depreciation and amortization                     7,875         13,524         29,066         25,490         10,081
             Changes in operating assets and
             liabilities:
                 Accounts receivable                             306        (32,366)        14,130        (17,089)        21,423
                 Prepaid income taxes                         (1,800)         3,257          3,257         (3,257)         3,381
                 Other prepaids                                 (262)            --             --           (480)           968
                 Inventory                                     1,414         (1,225)            27             43             27
                 Accounts payable and accrued expenses       (11,513)        19,214         15,717          3,188        (10,827)
                 Income taxes payable                         (1,798)         3,843          1,798         (2,406)         1,593
                 Deferred taxes                                   --             --         (6,000)         3,000         (4,000)
                                                        ------------   ------------   ------------   ------------   ------------
         Net cash provided by operating activities               559         34,431         54,170         23,694         27,527

CASH FLOWS FROM INVESTING ACTIVITIES:
    Proceeds from sale of property and equipment                  --             --             --             --            300
    Purchase of property and equipment                        (2,082)       (18,704)       (30,543)       (26,400)        (2,148)
                                                        ------------   ------------   ------------   ------------   ------------
         Net cash used in investing activities                (2,082)       (18,704)       (30,543)       (26,400)        (1,848)

CASH FLOWS FROM FINANCING ACTIVITIES:
    Proceeds from line-of-credit                                  --          7,349         20,505         20,000             --
    Payments on line-of-credit                               (35,772)            --         (4,733)        (9,500)       (21,590)
                                                        ------------   ------------   ------------   ------------   ------------
         Net cash provided by (used in) financing            (35,772)         7,349         15,772         10,500        (21,590)
         activities

INCREASE IN CASH                                             (37,295)        23,076         39,399          7,794          4,089

CASH, at beginning of period                                  72,648         33,249         33,249         25,455         21,366
                                                        ------------   ------------   ------------   ------------   ------------

CASH, at end of period                                  $     35,353   $     56,325   $     72,648   $     33,249   $     25,455
                                                        ============   ============   ============   ============   ============

SUPPLEMENTAL CASH FLOW INFORMATION:
    Cash payments for:
         Interest                                       $      2,527   $      1,471   $      2,031   $        332   $      2,182
                                                        ============   ============   ============   ============   ============
         Income taxes                                   $      5,098   $         --   $         --   $      6,806   $        813
                                                        ============   ============   ============   ============   ============


          1.1 SEE ACCOMPANYING NOTES TO THESE FINANCIAL STATEMENTS AND
                           ACCOUNTANT'S REVIEW REPORT

1.       ORGANIZATION AND SIGNIFICANT ACCOUNTING POLICIES:

         Organization - Broomfield Industrial Painting, Inc. (the "Company") was incorporated in Colorado in 1990 to perform industrial painting services. The Company provides most of these services to companies in the Denver metropolitan area.

         Cash and Cash Equivalents - The Company considers all highly liquid debt instruments purchased with an original maturity of three months or less to be cash equivalents.

         Income Taxes - The Company accounts for income taxes under the liability method, which requires recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the financial statements or tax returns. Under this method, deferred tax assets and liabilities are determined based on the difference between the financial statements and tax bases of assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to reverse.

         Revenue Recognition - Revenue is recognized upon completion of the services and shipment of the product to the customer.

         Property and Equipment - Property and equipment are stated at cost. Depreciation of property and equipment is calculated using the straight-line method over the estimated useful lives (ranging from 3 to 15 years) of the respective assets. Leasehold improvements are amortized over the lesser of the estimated useful life or the remaining lease term. The cost of normal maintenance and repairs is charged to operating expenses as incurred. Material expenditures which increase the life of an asset are capitalized and depreciated over the estimated remaining useful life of the asset. The cost of properties sold, or otherwise disposed of, and the related accumulated depreciation or amortization are removed from the accounts, and any gains or losses are reflected in current operations.

         Unaudited Information - The balance sheets as of March 31, 2000 and June 30, 1997 and the statements of operations for the 9-month periods ended March 31, 2000 and 1999 and the 12-month period ended June 30, 1997 were taken from the Company's books and records without audit. The balance sheet as of June 30, 1997 and the statement of operations for the year ended June 30, 1997 were reviewed. However, in the opinion of management, such information includes all adjustments (consisting only of normal recurring accruals) which are necessary to properly reflect the financial position of the Company as of March 31, 2000 and June 30, 1997 and the results of operations for the 9-month periods ended March 31, 2000 and 1999, and the 12-month period ended June 30, 1997. The results of operations for the interim periods are not necessarily indicative of those to be expected for the year.

         Use of Estimates - The preparation of the financial statements in conformity with generally accepted accounting principles requires the Company's management to make estimates and assumptions that affect the amounts reported in these financial statements and accompanying notes. Actual results could differ from those estimates.

         Inventories - Inventories are stated at the lower of cost or market, determined by the first-in, first-out method and consist primarily of the following:

                                                                     June 30,
                                                    ------------------------------------------
                                                        1999           1998           1997
                                                    ------------   ------------   ------------
                                                                                   (Unaudited)
             Inventory                              $     53,616   $     53,643   $     53,686
             Less allowance for obsolete inventory        (3,800)        (3,800)        (3,800)
                                                    ------------   ------------   ------------

                   Total                            $     49,816   $     49,843   $     49,886
                                                    ============   ============   ============

1.       SIMPLE IRA:

         The Company has a simple IRA plan (the Plan) which was adopted in July 1998. Eligible employees may make voluntary contributions to the Plan, which are matched by the Company up to 3% of the employee's compensation. The amount of employee contributions is limited as specified in the Plan. The Company may, at its discretion, make additional contributions to the Plan. The Company made contributions of $12,439, $-0-, and $-0- at June 30, 1999, 1998, and 1997, respectively.

2.       PROPERTY AND EQUIPMENT:

         Property and equipment consist of the following:

                                                           June 30,
                                          ------------------------------------------
                                              1999           1998           1997
                                          ------------   ------------   ------------
                                                                         (Unaudited)
           Furniture and fixtures         $     17,460   $      7,120   $      7,120
           Machinery and equipment             183,036        162,833        136,433
           Vehicles                             31,787         31,787         31,787
           Leasehold improvements               30,799         30,799         30,799
                                          ------------   ------------   ------------
                                               263,082        232,539        206,139
           Less accumulated depreciation      (198,037)      (168,971)      (143,481)
                                          ------------   ------------   ------------

                                          $     65,045   $     63,568   $     62,658
                                          ============   ============   ============


         Related depreciation expense for the years ended June 1999, 1998, and 1997 was $29,066, $25,490, and $10,081, respectively.

1.       COMMITMENTS:

         The Company rents office space and equipment under various lease agreements. The future minimum rental commitments of the Company for office space and equipment as of June 30, 1999, are as follows:

Years Ending
   June 30                                 Amount
------------                            ------------
2000                                    $     41,473
2001                                          40,517
2002                                              --
2003                                              --
2004                                              --
                                        ------------

                                        $     81,990
                                        ============

         Rent expense for office space and equipment was $38,250, $33,790, and $31,289 for the years ended June 30, 1999, 1998, and 1997, respectively.

1.       LINE-OF-CREDIT:

         The Company has a $50,000 line-of-credit pursuant to a loan agreement. Borrowing under this line-of-credit bears interest at the prime rate (totalling 8.0% as of June 30, 1999), payable monthly with outstanding principal due March 15, 2001. The amounts available to be borrowed under the agreement are based on a borrowing base as defined in the agreement relating to allowable inventory and accounts receivable. The note is collateralized by substantially all of the Company's assets. The principal balance was $35,772, $20,000, and $9,500 at June 30, 1999, 1998, and 1997, respectively. This line-of-credit was cancelled by the Company in May 2000.

2.       INCOME TAXES:

         The components of the provision for income taxes for the years ended June 30, 1999, 1998, and 1997 are as follows:

                                                                                June 30,
                                                               ------------------------------------------
                                                                   1999           1998           1997
                                                               ------------   ------------   ------------
                                                                                              (Unaudited)
             Current:
                   Federal                                     $      4,350   $      1,143   $      4,329
                   State                                                705             --          1,458
                                                               ------------   ------------   ------------
                                                                      5,055          1,143          5,787
             Deferred:
                   Federal                                           (4,440)         2,220         (2,960)
                   State                                             (1,560)           780         (1,040)
                                                               ------------   ------------   ------------
                                                                     (6,000)         3,000         (4,000)
                                                               ------------   ------------   ------------

                   Total tax expense (benefit)                 $       (945)  $      4,143   $      1,787
                                                               ============   ============   ============


        The Company prepares its income taxes on a cash basis. Differences between the carrying value of accounts receivable, inventory, and accounts payable under GAAP and the carrying value for income tax purposes created the cumulative temporary differences that give rise to a significant portion of the deferred tax liability at June 30, 1999, 1998, and 1997.

1.       SUBSEQUENT EVENTS:

         In April 2000, the Company's stock was acquired by Industrialex Manufacturing, Inc. (Industrialex) for approximately $925,000, of which $425,000 was paid in cash and the remainder in 500,000 special warrants convertible, for no additional consideration, into one share each of Industrialex common stock.

                          INDEPENDENT AUDITOR'S REPORT



April 28, 2000

Board of Directors
Screen Tech Graphics, Inc.
Colorado Springs, Colorado

We have audited the accompanying balance sheets of Screen Tech Graphics, Inc. as of December 31, 1999 and 1998, and the related statements of operations and retained earnings, and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Screen Tech Graphics, Inc. as of December 31, 1999 and 1998, and the results of its operations and its cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America.




/s/ HEIN & ASSOCIATES LLP
HEIN & ASSOCIATES LLP

Denver, Colorado

Certified Public Accountants

                           ACCOUNTANT'S REVIEW REPORT



April 28, 2000

Board of Directors
Screen Tech Graphics, Inc.
Colorado Springs, Colorado

We have reviewed the accompanying balance sheet of Screen Tech Graphics, Inc. as of December 31, 1997, and the related statements of operations and retained earnings, and cash flows for the year then ended, in accordance with standards established by the American Institute of Certified Public Accountants. All information included in these financial statements is the representation of the management of Screen Tech Graphics, Inc.

A review consists principally of inquiries of company personnel and analytical procedures applied to financial data. It is substantially less in scope than an audit in accordance with generally accepted auditing standards, the objective of which is the expression of an opinion regarding the financial statements taken as a whole. Accordingly, we do not express such an opinion.

Based on our review, we are not aware of any material modifications that should be made to the accompanying financial statements in order for them to be in conformity with accounting principles generally accepted in the United States of America.




/s/ HEIN & ASSOCIATES LLP
HEIN & ASSOCIATES LLP

Denver, Colorado

Certified Public Accountants

September 12, 2000



Board of Directors
ScreenTech Graphics, Inc.
Colorado Springs, Colorado


We have reviewed the accompanying balance sheet of ScreenTech Graphics, Inc. as of June 30, 2000, and the related statements of operations and retained earnings, and cash flows for the six months ended June 30, 2000 and 1999, in accordance with Statements on Standards for Accounting and Review Services by the American Institute of Certified Public Accountants. All information included in these financial statements is the representation of the management of ScreenTech Graphics, Inc.

A review consists principally of inquiries of company personnel and analytical procedures applied to financial data. It is substantially less in scope than an audit in accordance with generally accepted auditing standards, the objective of which is the expression of an opinion regarding the financial statements taken as a whole. Accordingly, we do not express such an opinion.

Based upon our reviews, we are not aware of any material modifications that should be made to the accompanying financial statements in order for them to be in conformity with generally accepted accounting principles.




/s/ HEIN & ASSOCIATES LLP
HEIN & ASSOCIATES LLP

Denver, Colorado

Certified Public Accountants

                           SCREEN TECH GRAPHICS, INC.

                                  BALANCE SHEET

                                                                                          DECEMBER 31,
                                                              JUNE 30,     ------------------------------------------
                                                                2000           1999           1998           1997
                                                            ------------   ------------   ------------   ------------
                                                            (Unaudited)                                   (Unaudited)
                                                         ASSETS
CURRENT ASSETS:
    Cash and cash equivalents                               $     29,892   $     64,166   $     44,136   $     38,351
    Accounts receivable, with no allowance for                   283,471        251,313        121,547        180,015
         doubtful accounts deemed necessary
    Inventory                                                     60,668         60,668         63,328         61,009
                                                            ------------   ------------   ------------   ------------
         Total current assets                                    374,031        376,147        229,011        279,375

PROPERTY AND EQUIPMENT, at cost                                  183,017        206,523        259,534        315,235
                                                            ------------   ------------   ------------   ------------

TOTAL ASSETS                                                $    557,048   $    582,670   $    488,545   $    594,610
                                                            ============   ============   ============   ============


                                          LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:
    Accounts payable                                        $     53,338   $     63,826   $     67,616   $    216,496
    Line-of-credit                                                    --         63,509         29,065         62,000
    Current portion of long-term debt                             22,354         46,707         62,446         60,233
    Other accrued expenses                                         3,919          8,802          5,179          4,176
                                                            ------------   ------------   ------------   ------------
         Total current liabilities                                79,611        182,844        164,306        342,905

LONG-TERM DEBT                                                   240,434        178,407        187,060         57,978

COMMITMENTS (Notes 2 and 4)

STOCKHOLDERS' EQUITY:
    Common stock, no par value; 50,000 shares authorized;          5,000          5,000          5,000          5,000
         1,000 shares issued and outstanding
    Retained earnings                                            232,003        216,419        132,182        188,727
                                                            ------------   ------------   ------------   ------------
         Total stockholders' equity                              237,003        221,419        137,182        193,727
                                                            ------------   ------------   ------------   ------------

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                  $    557,048   $    582,670   $    488,548   $    594,610
                                                            ============   ============   ============   ============



            SEE ACCOMPANYING NOTES TO THESE FINANCIAL STATEMENTS AND
                          ACCOUNTANT'S REVIEW REPORT.

                           SCREEN TECH GRAPHICS, INC.

                 STATEMENTS OF OPERATIONS AND RETAINED EARNINGS


                                                 FOR THE SIX
                                                 MONTHS ENDED                       FOR THE YEARS ENDED
                                                   JUNE 30,                              DECEMBER 31,
                                         ----------------------------    --------------------------------------------
                                             2000            1999            1999            1998            1997
                                         ------------    ------------    ------------    ------------    ------------
                                          (Unaudited)                                                     (Unaudited)
NET REVENUES:                            $  1,083,619    $    885,567    $  1,898,720    $  1,645,900    $  1,430,570

    Cost of goods sold                        639,863         622,860       1,186,562       1,017,764         831,485
                                         ------------    ------------    ------------    ------------    ------------

GROSS MARGIN                                  443,756         262,707         712,158         628,136         599,085

OPERATING EXPENSES:
    General and administrative                286,382         155,212         488,321         534,219         420,769
    Depreciation                               33,974          38,947          92,586          95,259          67,323
                                         ------------    ------------    ------------    ------------    ------------
         Total expenses                       320,356         194,159         580,907         629,478         488,092
                                         ------------    ------------    ------------    ------------    ------------

OPERATING INCOME (LOSS)                       123,400          68,548         131,251          (1,342)        110,993

OTHER INCOME (EXPENSE):
    Interest income                                                               701             587             683
    Interest expense                          (12,061)        (12,130)        (21,902)        (25,334)         (6,876)
    Gain (loss) on sale of assets                  --              --            (796)            950             950
    Other income                                  767             578           2,683           2,734           3,022
                                         ------------    ------------    ------------    ------------    ------------
         Total other income (expense)         (11,294)        (11,552)        (19,314)        (21,063)         (2,221)

NET INCOME (LOSS)                             112,106          56,996         111,937         (22,405)        108,772

DISTRIBUTIONS                                 (96,522)         (5,880)        (27,700)        (34,140)       (357,290)

RETAINED EARNINGS, beginning of period        216,419         132,182         132,182         188,727         437,245
                                         ------------    ------------    ------------    ------------    ------------

RETAINED EARNINGS, end of period         $    232,003    $    183,298    $    216,419    $    132,182    $    188,727
                                         ============    ============    ============    ============    ============



            SEE ACCOMPANYING NOTES TO THESE FINANCIAL STATEMENTS AND
                          ACCOUNTANT'S REVIEW REPORT.

                           SCREEN TECH GRAPHICS, INC.

                            STATEMENTS OF CASH FLOWS


                                                               FOR THE SIX
                                                               MONTHS ENDED                     FOR THE YEARS ENDED
                                                                  JUNE 30,                           DECEMBER 31
                                                        ---------------------------   ------------------------------------------
                                                            2000           1999           1999           1998           1997
                                                        ------------   ------------   ------------   ------------   ------------
                                                         (Unaudited)                                                 (Unaudited)
CASH FLOWS FROM OPERATING ACTIVITIES:
    Net income (loss)                                   $    112,106   $     56,996   $    111,937   $    (22,405)  $    108,772
    Adjustments to reconcile net income (loss) to net
         cash provided by (used in) operating
         activities:
             Depreciation and amortization                    33,974         38,947         92,586         95,259         67,323
             Changes in operating assets and
                liabilities:
                 Accounts receivable                         (32,158)       (95,079)      (129,766)        58,468          8,253
                 Inventory                                        --             --          2,660         (2,319)       (61,009)
                 Accounts payable and accrued expenses       (15,373)        27,241            373       (143,752)       171,798
                                                        ------------   ------------   ------------   ------------   ------------
         Net cash provided by (used in) operating
             activities                                       98,549         28,105         77,790        (14,749)       295,137

CASH FLOWS FROM INVESTING ACTIVITY:
    (Purchase) proceeds of property and equipment            (10,468)         3,184        (39,551)       (43,093)      (308,002)
                                                        ------------   ------------   ------------   ------------   ------------

CASH FLOWS FROM FINANCING ACTIVITIES:
    Distributions                                            (96,522)        (5,880)       (27,700)       (34,140)      (357,290)
    Proceeds from debt                                            --         25,000        100,999        220,000        164,572
    Payments on debt                                         (25,833)       (21,684)       (91,508)      (122,233)       (49,398)
                                                        ------------   ------------   ------------   ------------   ------------
         Net cash provided by (used in) financing
             activities                                     (122,355)        (2,564)       (18,209)        63,627       (242,116)

INCREASE (DECREASE) IN CASH AND CASH
   EQUIVALENTS                                               (34,274)        28,725         20,030          5,785       (254,981)

CASH AND CASH EQUIVALENTS, at beginning of period             64,166         44,136         44,136         38,351        293,332
                                                        ------------   ------------   ------------   ------------   ------------

CASH AND CASH EQUIVALENTS, at end of period             $     29,892   $     72,861   $     64,166   $     44,136   $     38,351
                                                        ============   ============   ============   ============   ============

SUPPLEMENTAL CASH FLOW INFORMATION:
    Cash payments for interest                          $     12,061   $     12,130   $     21,902   $     25,334   $      6,876
                                                        ============   ============   ============   ============   ============



            SEE ACCOMPANYING NOTES TO THESE FINANCIAL STATEMENTS AND
                          ACCOUNTANT'S REVIEW REPORT.

                           SCREEN TECH GRAPHICS, INC.

                          NOTES TO FINANCIAL STATEMENTS


1.       ORGANIZATION AND SIGNIFICANT ACCOUNTING POLICIES:

         Organization - Screen Tech Graphics, Inc. (the "Company") was incorporated in Colorado in 1980 to perform industrial painting services. The Company provides most of these services to companies in the Colorado Springs metropolitan area.

         Cash and Cash Equivalents - The Company considers all highly liquid debt instruments purchased with an original maturity of three months or less to be cash equivalents.

         Income Taxes - No provision has been made for income taxes since the Company has elected to be taxed as an "S Corporation" as defined by the Internal Revenue Code. The Company's sole stockholder will report the Company's taxable income or loss on his individual income tax return.

         Revenue Recognition - Revenue is recognized upon completion of the services and shipment of the product to the customer.

         Property and Equipment - Property and equipment are stated at cost. Depreciation of property and equipment is calculated using the straight-line method over the estimated useful lives (ranging from 5 to 15 years) of the respective assets. Leasehold improvements are amortized over the lesser of the estimated useful life or the remaining lease term. The cost of normal maintenance and repairs is charged to operating expenses as incurred. Material expenditures which increase the life of an asset are capitalized and depreciated over the estimated remaining useful life of the asset. The cost of properties sold, or otherwise disposed of, and the related accumulated depreciation or amortization are removed from the accounts, and any gains or losses are reflected in current operations.

         Unaudited Information - The balance sheet as of June 30, 2000 and December 31, 1997 and the statements of operations for the six months ended June 30, 2000 and 1999, and the year ended December 31, 1997 were taken from the Company's books and records without audit. The balance sheet as of December 31, 1997 and the statement of operations for the year ended December 31, 1997 were reviewed. However, in the opinion of management, such information includes all adjustments (consisting only of normal recurring accruals) which are necessary to properly reflect the financial position of the Company as of June 30, 2000 and December 31, 1997 and the results of operations for the Six months ended June 30, 2000 and 1999, and the year ended December 31, 1997. The results of operations for the interim periods presented are not necessarily indicative of those to be expected for the year.

         Use of Estimates - The preparation of the financial statements in conformity with generally accepted accounting principles requires the Company's management to make estimates and assumptions that affect the amounts reported in these financial statements and accompanying notes. Actual results could differ from those estimates.

                           SCREEN TECH GRAPHICS, INC.

                          NOTES TO FINANCIAL STATEMENTS


         Inventories - Inventories are stated at the lower of cost or market, determined by the first-in, first-out method and consist primarily of the following:

                                                   December 31,
                                     ----------------------------------------
                                         1999          1998          1997
                                     ------------  ------------  ------------
                                                                  (Unaudited)
             Inventory - paint       $     38,808  $     38,204  $     35,886
             Inventory - magnisight        21,860        25,124        25,123
                                     ------------  ------------  ------------

                   Total             $     60,668  $     63,328  $     61,009
                                     ============  ============  ============

2.       401(K) SAVINGS:

         The Company has a 401(k) profit sharing plan (the Plan). Eligible employees may make voluntary contributions to the Plan, which are matched by the Company up to 3% of the employee's compensation. The amount of employee contributions is limited as specified in the Plan. The Company may, at its discretion, make additional contributions to the Plan. The Company made contributions of $14,814, $11,837, and $11,923, at December 31, 1999, 1998, and 1997, respectively.


3.       PROPERTY AND EQUIPMENT:

         Property and equipment consist of the following:

                                                         December 31,
                                          ------------------------------------------
                                              1999           1998          19997
                                          ------------   ------------   ------------
                                                                         (Unaudited)
           Machinery and equipment        $    581,905   $    576,416   $    543,013
           Vehicles                             86,252         60,858         60,858
           Leasehold improvements                   --          6,000             --
                                          ------------   ------------   ------------
                                               668,157        643,274        603,871

           Less accumulated depreciation      (461,634)      (383,740)      (288,636)
                                          ------------   ------------   ------------

                                          $    206,523   $    259,534   $    315,235
                                          ============   ============   ============


         Related depreciation expense for the years ended December 31, 1999, 1998, and 1997 was $92,586, $95,259, and $67,323, respectively.

                           SCREEN TECH GRAPHICS, INC.

                          NOTES TO FINANCIAL STATEMENTS


4.       COMMITMENTS:

         The Company rents office space from the owner under a lease agreement. The future minimum rental commitments of the Company for office space as of December 31, 1999, are as follows:

Years Ending
December 31,                                         Amount
------------                                      ------------
    2000                                          $     46,398
 Thereafter                                                 --
                                                  ------------

                                                  $     46,398
                                                  ============

         Rent expense for office space and equipment was $85,900, $82,500, and $79,100 for the years ended December 31, 1999, 1998, and 1997, respectively.


5.       LINE-OF-CREDIT:

         The Company has a line-of-credit pursuant to a loan agreement. Borrowing under this line-of-credit bears interest at the prime rate (totaling 8.0% as of December 31, 1999), payable in full on August 1, 2000. The note is collateralized by substantially all of the Company's assets. The principal balance was $63,509, $29,065, and $62,000 (unaudited) at December 31, 1999, 1998, and 1997, respectively.

6.       LONG-TERM DEBT:

         The Company has a revolving loan personally guaranteed by the owners and collateralized by the Company's assets. Payments of principal and interest totaling $4,352 are due each month with the outstanding balance due November 20, 2004.

         The Company also had an outstanding loan on a vehicle which is collateralized by the vehicle. Principal and interest payments are due monthly in the amount of $477 and all outstanding balances are due December 2003.

                           SCREEN TECH GRAPHICS, INC.

                          NOTES TO FINANCIAL STATEMENTS


         The future minimum loan principal payments are as follows:

                   Years Ending
                   December 31,                                                           Amount
                   ------------                                                         ---------
                       2000                                                             $  46,707
                       2001                                                                46,707
                       2002                                                                46,707
                       2003                                                                46,707
                    Thereafter                                                             38,286
                                                                                        ---------
                                                                                          225,114
               Short-term portion                                                         (46,707)
                                                                                        ---------
               Total long-term debt                                                     $ 178,407
                                                                                        =========


7.       SUBSEQUENT EVENT (UNAUDITED):

         On July 17, 2000, the Company was acquired by Industrialex Manufacturing Corp. (IMC) for cash of $300,000, notes of $610,000, and 90,000 special warrants. Each special warrant can be converted into one share of IMC common stock for no additional cost.

                               OUTSIDE BACK COVER

         Until ___________ __, 2001, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealer's obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.